Exhibit 10.2

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Assignment Agreement”) is made as of the          day of March, 2005, by and between ARE-108 ALEXANDER ROAD, LLC (formerly known as ARE-104 ALEXANDER ROAD, LLC), a Delaware limited liability company (“Landlord”), ICORIA, INC. (formerly known as Paradigm Genetics, Inc.), a Delaware corporation (“Tenant”), and MONSANTO COMPANY, a Delaware corporation (“New Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement [Phase 1B: Greenhouse], dated April 3, 2000 (the “Lease”), a true, accurate and complete copy of which is attached hereto as Exhibit A and incorporated herein by reference, for a greenhouse located at 104T Alexander Avenue in the County of Durham, State of North Carolina (the “Premises,” as defined in the Lease); and

WHEREAS, New Tenant has agreed to assume, effective as of the Assignment Date (as hereinafter defined), the obligations of Tenant thereafter accruing under the Lease subject to the assignment by Tenant of all of its right, title and interest in and under the Lease to New Tenant, upon the execution by Landlord and New Tenant of the First Amendment to Lease attached hereto as Exhibit B and incorporated herein by reference (the “First Amendment”) and subject to the other terms and conditions set forth herein; and

WHEREAS, Landlord has agreed to consent to said assignment and to enter into the First Amendment, subject to the terms and conditions set forth herein; and

WHEREAS, Tenant also leases an office and lab facility (the “Office/Lab”) within the Project pursuant to the Amended and Restated Lease Agreement [Phase 1A: Office/Laboratory], dated on or about the date of the Lease (the “Office/Lab Lease”), which Tenant is not assigning to New Tenant; and

WHEREAS, words and phrases having defined meanings in the Lease shall have the same respective meanings when used herein, unless otherwise expressly defined herein;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Assignment and Delivery of Premises. Tenant hereby assigns, transfers and conveys unto New Tenant, effective as of May 9, 2005 (the “Assignment Date”), all right, title and interest of Tenant in and to the Lease. Tenant shall deliver exclusive possession of the Premises to New Tenant on the Assignment Date. New Tenant will accept possession of the Premises on the Assignment Date in its “AS-IS” physical condition, subject to the representations and warranties of Tenant set forth in Section 8 below and the agreements set forth herein, as well any other written representations, warranties and agreements between Tenant and New Tenant made as part of its contemplated business transaction.

2. Assumption. New Tenant hereby assumes and agrees to perform when due each and every obligation of the “Tenant” under the Lease, as amended by the First Amendment, accruing from and after the Assignment Date.

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3. Assignment Indemnification.

(a) Tenant agrees to defend promptly, indemnify and hold New Tenant harmless with respect to any claims, demands, obligations, damages, costs, payments and expenses (including reasonable attorneys’ fees and costs), arising or resulting from any breach, violation or failure to perform any obligations of tenant under the Lease which arise and relate to the period before the Assignment Date and/or arising or resulting from any breach by Tenant of its obligations under Section 6 hereof or from any work or activities of Tenant thereunder (collectively, “Tenant Liabilities”), any such defense to be with counsel reasonably satisfactory to New Tenant. The indemnification obligations set forth herein shall survive any termination of the Lease.

(b) New Tenant agrees to defend promptly, indemnify and hold Tenant harmless with respect to any claims, demands, obligations, damages, costs, payments and expenses (including reasonable attorneys’ fees and costs), arising or resulting from any breach, violation or failure to perform any obligations of tenant under the Lease, as amended by the First Amendment, which arise and relate to the period on and after the Assignment Date (“New Tenant Liabilities”), any such defense to be with counsel reasonably satisfactory to New Tenant. The indemnification obligations set forth herein shall survive any termination of the Lease.

4. Landlord’s Consent to Assignment and Release.

(a) Landlord hereby consents to the foregoing assignment and assumption of the Lease and agrees that the same is an “Approved Transfer” for all purposes under the Lease. Landlord hereby agrees to recognize the right of New Tenant to exercise all rights and to enjoy all interests and privileges of the “Tenant” under the Lease from and after the Assignment Date. Notwithstanding anything to the contrary in the Lease, in the event of any default by Tenant of its obligations under the Lease occurring prior to the Assignment Date (including, without limitation, in the event that any insolvency event described in Section 20(f) of the Lease occurs), Landlord agrees that Landlord shall not have the right to terminate the Lease, take possession of the Premises or otherwise pursue any remedy for the default of Tenant that would impair or otherwise adversely affect New Tenant’s use and enjoyment of the Premises and its rights and privileges under the Lease. In addition, in the event Tenant rejects the Lease in bankruptcy proceedings prior to the Assignment Date, Landlord and New Tenant agree that such rejection shall not affect the enforceability of this Assignment Agreement as between Landlord and New Tenant, and this Assignment Agreement, together with the Lease, as amended by the First Amendment, shall continue in full force and effect as between Landlord and New Tenant (in which event, after the date hereof, the Assignment Date shall be accelerated and shall coincide with the date of said rejection).

(b) Notwithstanding the provisions of Section 22 of the Lease, Landlord hereby releases Tenant from the performance of any and all obligations arising or accruing under the Lease on or after the Assignment Date, other than any and all obligations of Tenant under Section 30 (Environmental Requirements) of the Lease. Tenant shall remain responsible for the performance of Section 30, in its current form as of the date hereof, for the remainder of the Term of the Lease and such responsibilities and obligations thereunder shall be included as “Tenant Liabilities” for all purposes hereunder. Notwithstanding anything to the contrary in the Lease, Landlord further agrees that New Tenant shall have no liability to Landlord with respect to any Tenant Liabilities.

(c) Within ten (10) days following the date hereof, Landlord agrees to request from the landlord under the Ground Lease the recognition of the assignment to New Tenant of the Lease, as amended by the First Amendment, in accordance with Section 12(d) of the Ground Lease and to cooperate, as reasonably necessary, with New Tenant’s efforts to have the parties execute mutually

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satisfactory documentation confirming any recognition agreement upon the part of the landlord under the Ground Lease, as contemplated by said Section 12(d).

(d) Landlord, Tenant and New Tenant shall provide one another with copies of all correspondence, reports, notices, tests and other written documents received from or sent to any Governmental Authority or the Ground Lessor relating to the handling, storage, disposal or omissions of Hazardous Materials at, on, under or about the Premises and/or the Project, promptly following said receipt of submission of the same. Each party is not required, however, to provide the others with any portion(s) of the same containing information of a proprietary nature that, in and of themselves, do not contain material information with regard to any Hazardous Materials or hazardous activities, it being understood and agreed that it is not the intent of this Section to provide the other parties with information that could be detrimental to such party’s business should such information become possessed by such party’s competitors or other third parties. Accordingly, each party, except as may be provided otherwise herein or required by law, shall (i) keep confidential the information contained in the same, and (ii) disclose such information only to such party’s officers, directors, employees, or consultants with a need to know in connection with such party’s management of, or operations at, the Project or, with regard to Landlord, in connection with Landlord’s ordinary course of ownership of the Project or in connection with Landlord’s sale or financing of the Project, provided that such party shall inform all non-affiliated recipients of such information of the confidentiality requirement and (to the extent within such party’s control) cause such confidence to be maintained; provided, however, that disclosure of such information by such party shall not be prohibited if that disclosure is of information that is a matter of public record or public knowledge or was obtained by such party from sources other than the disclosing party. This provision shall the expiration or earlier termination of the Lease and the Office/Lab Lease.

5. Deposits and Adjustments.

(a) Landlord agrees to release the Security Deposit and the Demolition Deposit to Tenant within fifteen (15) business days following the Assignment Date, and to refund any sums, and release any letters of credit, to Tenant to the extent held by Landlord in connection therewith.

(b) In addition, Tenant and New Tenant agree, as between themselves, to the following provisions concerning adjustments of amounts due under the Lease and other matters related to the assignment contemplated herein:

(i) Tenant acknowledges its obligation under the Lease to pay all Rent (including, without limitation, Base Rent, Tenant’s Share of Operating Expenses, Improvement Rent, Taxes, Utilities, insurance premiums and all other charges and amounts that Tenant is obligated to pay under the Lease) accruing or otherwise attributable to periods prior to the Assignment Date, and Tenant agrees and covenants to timely honor said obligation. The parties agree that installments of Rent shall be pro-rated on a per diem basis, as between Tenant and New Tenant, such that promptly upon detailed written demand therefor made on or after the Assignment Date, New Tenant shall reimburse Tenant for any amounts of Rent theretofore paid by Tenant which are for periods of time occurring on or after the Assignment Date; provided, however, Tenant and New Tenant agree to prorate and each pay to Landlord on May 1, 2005, their respective shares of the monthly installments for May of Base Rent, Improvement Rent and Tenant’s Share of estimated Operating Expenses. If any Rent or related charges covering the period up to the Assignment Date are not known or cannot be ascertained by the Assignment Date, then as soon as such costs and charges are known or ascertainable, they shall be prorated as of the Assignment Date and paid by Tenant or New Tenant, as the case may be, according to the number of days in the period covered by the charge through the day immediately preceding the Assignment Date (payable by Tenant) and on or after the Assignment Date (payable by New Tenant). There shall be a

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readjustment based on the final charges when available, and Tenant or New Tenant, as appropriate, shall pay to the other party on demand the difference between the original adjustment and the readjustment.

(ii) If New Tenant receives a refund with respect to Tenant’s Share of the Operating Expenses for the calendar year of 2004 under Section 5 of the Lease, then New Tenant agrees to promptly pay Tenant said refund. If New Tenant receives a refund with respect to Tenant’s Share of the Operating Expenses for the calendar year of 2005 under Section 5 of the Lease, then New Tenant agrees to promptly pay Tenant its prorata share of said refund, allocable to the period from January 1, 2005 through the day immediately preceding the Assignment Date. Alternatively, if the Annual Statement for the calendar year of 2004 or any prior year shows an amount owing to Landlord, then Tenant shall pay to New Tenant, promptly on demand, said amount, or, if the Annual Statement for the calendar year of 2005 shows an amount owing to Landlord, then Tenant shall pay to New Tenant, promptly on demand, Tenant’s prorata share of said amount, allocable to the period from January 1, 2005 through the day immediately preceding the Assignment Date.

(iii) On or before the Assignment Date, Tenant shall transfer to New Tenant all unexpired warranties, if any, covering the Premises (including, without limitation, its facilities and operating systems) or any part thereof. On or before the date hereof, Tenant shall turn over to New Tenant true, accurate and complete copies of such warranties, the final Greenhouse Design Development Plans and any as-built plans or surveys and the like of the Premises or any part thereof, together with all operating manuals, instructions, diagrams, and parts lists with regard to the Premises (including, without limitation, its facilities and operating systems) or any part thereof, if and to the extent in Tenant’s possession or control.

6. Separation of the Premises and the Office/Lab.

(a) Tenant and New Tenant agree, as between themselves, to the following provisions concerning the separation of the Premises and the Office/Lab:

(i) Prior to the Assignment Date, Tenant at its expense shall install and calibrate utility revenue grade metering or sub-metering so that the utilities servicing the Premises are separately metered from the utility meters otherwise measuring utility consumption at the Project (including, without limitation, at the Office/Lab). The work and specifications for, as well as the location within the Premises of, such meters/sub-meters shall be acceptable to New Tenant, on a commercially reasonable basis (provided, however, such reasonableness standard shall include an equitable balancing of the relative costs and benefits of any condition or change that New Tenant may raise in connection with is review and it shall not be reasonable for New Tenant to insist upon changes which impose additional expense upon Tenant and which are purely a result of New Tenant’s corporate policies or matters of taste or aesthetics). No new chillers will be installed at the Premises; rather, New Tenant will have the right to services from the existing chillers per the terms and provisions of a separate agreement between Tenant and New Tenant to be entered into prior to the Assignment Date. In the event such metering cannot be accomplished prior to the Assignment Date or thereafter for reasons beyond the control of Tenant, Tenant and New Tenant shall work together in good faith to agree upon the allocation of such costs as between Tenant and the Premises, on the one hand, and New Tenant and the Office/Lab, on the other hand; provided, however, in the event Tenant and New Tenant are unable to agree, they shall hire a consultant, who is reasonably acceptable to Tenant and New Tenant, to analyze and better apportion such expenses. Tenant and New Tenant shall accept the consultant’s method for apportioning such costs, absent manifest error. Tenant and New Tenant shall each pay half of the fees of such consultant.

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(ii) Following the date hereof, with all due diligence, Tenant shall demise and separate any connected portions of the Premises and the Office/Lab by closing common hallways and access with fireproof partitions and finishes comparable to adjacent areas. All such work shall be carried out by Tenant in accordance with the terms and conditions of Section 12 of the Lease hereof and the plans and specifications for which shall be subject to the prior review and approval of New Tenant, which approval New Tenant shall not withhold, condition or delay other than on a commercially reasonable basis (provided, however, such reasonableness standard shall include an equitable balancing of the relative costs and benefits of any condition or change that New Tenant may raise in connection with is review and it shall not be reasonable for New Tenant to insist upon changes which impose additional expense upon Tenant and which are purely a result of New Tenant’s corporate policies or matters of taste or aesthetics). In addition, all such demising and separation work shall be performed by Tenant on a lien-free basis, in a good and workmanlike manner, in accordance with all applicable Legal Requirements and, if and to the extent such work is not completed prior to the Assignment Date, without any unreasonable interference with New Tenant’s business operations and its use and enjoyment of the Premises. In addition, on or prior to the Assignment Date, Tenant shall cause an occupancy permit or its equivalent to be issued in favor of New Tenant permitting its occupancy of the Premises if and to the extent required under applicable Legal Requirements.

(iii) Tenant and New Tenant acknowledge and agree that New Tenant will have some access rights to the Office/Lab after the Assignment Date pursuant to the terms of a separate agreement to be entered into between Tenant and New Tenant prior to the Assignment Date, and in connection with that separate agreement that New Tenant shall not be deemed to have accepted any responsibilities or liabilities under the Office/Lab Lease by virtue of such access. New Tenant shall repair and restore promptly, at its own expense, any damage to the Premises or the Office/Lab caused by New Tenant during such access (which damage New Tenant shall use reasonable efforts to avoid causing) and that the conduct of New Tenant during such access shall be in accordance with all applicable Legal Requirements.

(b) Landlord agrees that to the extent its approval is required for the plans and specifications of the alterations contemplated in the foregoing subsection (a), under Section 12 of the Lease or under the Office/Lab Lease, Landlord shall not unreasonably withhold, condition or delay such approval. Tenant and New Tenant acknowledge and agree that Landlord has no obligation to make or perform any such alterations in furtherance of the separation of the Office/Lab and Premises, the agreements in the foregoing subsection (a) being agreements between Tenant and New Tenant.

7. Lease Amendment. Landlord and New Tenant agree that on or before the Assignment Date, Landlord and New Tenant shall execute and enter into the First Amendment, effective as of the Assignment Date. Prior to the Assignment Date, (a) New Tenant shall prepare and provide Attachment C to the First Amendment, (b) Landlord shall provide New Tenant with copies of all environmental test, reports, inspections, surveys, samples, studies and other analyses of the Project, the Additional Site, any adjacent property and/or any part thereof, which are not included as part of the Environmental Information listed in Exhibit L to the Lease, to the extent the same are in Landlord’s reasonable possession or control and such materials will be listed on Attachment B to the First Amendment, and (c) New Tenant shall have a Phase I environmental site assessment prepared by ARCADIS G&M, INC., at New Tenant’s expenses, a copy of which New Tenant shall provide to Landlord prior to the Assignment Date and which shall be listed in said Attachment B.

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8. Tenant’s Estoppel. Tenant hereby certifies, represents and warrants to New Tenant and Landlord that:

(a) Tenant is the tenant under the Lease, which Lease is in full force and effect and has not been amended or modified prior to the Effective Date, and the copy of the Lease attached hereto as Exhibit A is a true, correct and complete copy of the Lease. There are no agreements, other than the Lease, between Landlord and Tenant with respect to the Lease, the Premises, the Project or the real estate of which the same forms a part.

(b) Prior to the date hereof, Tenant has delivered to New Tenant true, accurate and complete copies of any and all subordination, non-disturbance and attornment agreements with regard to the Premises. The consent of the holder(s) of any mortgages and the like referenced therein to this Assignment Agreement and/or the First Amendment is not required expressly therein, nor will the absence of any such consent result in any rights or privileges of Tenant from failing to transfer fully to the New Tenant as contemplated herein, including, without limitation, any right to enforce non-disturbance and attornment agreements running in favor of Tenant thereunder with regard to the Lease, as amended by the First Amendment.

(c) For all purposes related to the Lease, the “Commencement Date” under the Lease is November 1, 2000 and the initial “Term” shall expire on October 31, 2010.

(d) For all purposes related to the Lease, the aggregate “Construction Costs” shall be $5,748,614.29, the aggregate “Disbursed Construction Allowance” shall be $3,000,000, the aggregate “Excess Disbursed Construction Allowance” shall be $1,000,000, and the initial equal monthly installments of “Improvement Rent” shall be $14,347.09. As of April 1, 2005, the principal of the Excess Disbursed Construction Allowance remaining unpaid is $698,109.13. Attached hereto as Exhibit C and incorporated herein by reference is an amortization schedule of all remaining installments of Improvement Rent due and payable under the Lease after the date hereof.

(e) The Base Rent was last paid for the month during which the date hereof occurred. The rate of Base Rent currently in effect is $30,708.79 per month. No payment of the Base Rent is currently past due and owing under the Lease.

(f) Tenant’s Share is 36.85%. Tenant’s Share of Operating Expenses for the calendar year 2005 is $74,564.64, and one-twelfth of said sum, which is $6,213.72, was last paid for the month during which the date hereof occurred. The rate of the Improvement Rent currently in effect is $15,669.07 per month. The Improvement Rent was last paid for the month during which the date hereof occurred. The Rent Commencement Date under the Development Rights Agreement is November 1, 2000 and the current rate of the annual Development Rights Rent thereunder, a portion of which is passed through to Tenant under Section 38 of the Lease, is $23,487.60 per annum and Tenant’s Share thereof is $8,655.18. Tenant is not responsible to pay any of the annual rent provided for in the Ground Lease, per Section 38(b) of the Lease. No payment of any Additional Rent is currently past due and owing under the Lease.

(g) Prior to the date hereof, Tenant has delivered to New Tenant true, accurate and complete copies of all environmental test, reports, inspections, surveys, samples, studies and other analyses of the Project and/or the Additional Site and/or any part thereof that are in Tenant’s possession or control.

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(h) Any improvements, alterations, installations and the like required by the terms of the Lease to be made by Tenant or Landlord have been completed in compliance with the terms thereof. Any Construction Defects have been remedied fully prior to the date hereof.

(i) There are no events or conditions existing, which, with notice or the lapse of time or both, could constitute a monetary or other default of the “Tenant” or, to the knowledge of Tenant, the “Landlord” under the Lease.

(j) Neither the Project nor the Premises is subject to any lease, tenancy, easement, covenant, restriction, mortgage, lien or other encumbrances to which Tenant is a party or which results from Tenant’s activities at the Project (e.g., a mechanics’ lien) or, to Tenant’s knowledge, to which Tenant is not a party, that would materially interfere with New Tenant’s use and enjoyment of the Premises for purposes of a plant analysis and growth room facility, commercial greenhouse and headhouse. In addition, use of the Premises a plant analysis and growth room facility, commercial greenhouse and headhouse is permissible under all applicable Legal Requirements with regard to zoning and related matters.

(k) Tenant has not received any notice of, and has no knowledge of, any violation of any Legal Requirements relating to the use or condition of the Premises (including, without limitation, the buildings, structures, improvements, fixtures and facilities located therein or thereon), the Project, the Additional Site or the real estate of which the Premises forms a part.

(l) Tenant has no knowledge of any Hazardous Materials that are presently upon or beneath the Project, except as may be disclosed in the documents delivered by Tenant under Section 8(h) hereof and by Landlord under Section 9(d) hereof. In addition, Tenant has no knowledge of the existence of any Previously Unknown Contamination.

(m) Permanent certificates of occupancy or their equivalent required from all governmental authorities have been issued and are in effect for the Premises (including, without limitation, for the operation of the Premises as a plant analysis and growth room facility, commercial greenhouse and headhouse) and have been paid for in full and are fully transferable (without penalty, cost, premium or the consent of any third parties) to New Tenant. Tenant has received no written notice and, to Tenant’s knowledge, is not otherwise aware that it has failed to obtain or renew any licenses, permits, authorizations and approvals required from any governmental agencies for its current business operation at the Premises.

(n) To Tenant’s knowledge, the Premises are served by all utilities necessary for electricity, natural gas, water, telephone, sanitary sewers and storm sewers, and all other utility service necessary or required for the present use and operation of the Premises and for use of the Premises as a plant analysis and growth room facility, commercial greenhouse and headhouse, through adjacent public roads and dedicated private and permanent public easements and rights of way and any and all “tap fees” or other connection fees for the use of such utilities have been paid for.

(o) There is no claim, suit, litigation, proceeding or action pending or, to Tenant’s knowledge, threatened against Tenant that relates to the Project, the Lease and/or the use or ownership thereof, and Tenant has no knowledge of any basis for any such claim, suit, litigation, proceeding or action.

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9. Landlord’s Estoppel. Landlord hereby certifies, represents and warrants to New Tenant that:

(a) Landlord is the landlord under the Lease, which Lease is in full force and effect and has not been amended or modified prior to the Assignment Date, and the copy of the Lease attached hereto as Exhibit A is a true, correct and complete copy of the Lease. There are no agreements, other than the Lease, between Landlord and Tenant with respect to the Lease, the Premises, the Project or the real estate of which the same forms a part, that would be binding on New Tenant or New Tenant’s rights and privileges under the Lease after the Assignment Date.

(b) Prior to the date hereof, Landlord has delivered to New Tenant true, accurate and complete copies of the Ground Lease and the Development Rights Agreement which are in full force and effect and have not been amended or modified prior to the Assignment Date. As of the date hereof, Landlord has not been able to locate a copy of the Cost Sharing Agreement, but will provide a copy to Tenant if and when it is able to locate the same.

(c) Landlord is the ground lessee of the Project under the Ground Lease and its leasehold interest is not currently subject to any mortgages or similar security instruments. To Landlord’s knowledge it has satisfied its construction obligations under Section 5 (Construction of the Initial Improvements) under the Ground Lease and no Event of Default (as defined under the Ground Lease) by Landlord exists as of the date hereof or will exist as of the Assignment Date.

(d) There are no events or conditions existing, which, with notice or the lapse of time or both, could constitute a monetary or other material default of the “Landlord” or, to the knowledge of Landlord, the “Tenant” under the Lease.

(e) There is no claim, suit, litigation, proceeding or action filed against Landlord or, to Landlord’s knowledge, threatened in a writing received by Landlord that relates to the Project, the Lease and/or the use or ownership thereof.

(f) To Landlord’s knowledge, the representations of Tenant in Section 8(c), (d), (e) or (f) above are true, complete or not misleading in any way.

10. Brokers. Landlord, Tenant and New Tenant each represents and warrants that neither it nor any of its representatives, employees or agents has dealt or consulted with any real estate broker or agent in connection with the transaction contemplated by this Assignment Agreement or the First Amendment, except for Tenant’s broker, The Staubach Company, for whose commissions Tenant is solely responsible. Each party (the “Indemnitor”) hereby agrees to indemnify, defend (by counsel reasonably acceptable to the indemnified party) and hold the other parties harmless against any claim or demand made by any real estate broker or agent claiming to be the procuring cause of this transaction by reason of words or actions of the Indemnitor or Indemnitor’s representative, employee or agent.

11. Notices. All notices, demands, requests, consents or approvals which may or are required to be given by either party to the other shall be in writing and shall be deemed given as of the date of personal delivery (including, without limitation, via Federal Express or another reputable overnight delivery service) or as of three (3) days following deposit in the United States Certified or Registered Mail, postage prepaid, to Landlord and Tenant at their respective addresses set forth in the Basic Lease Provisions of the Lease and to New Tenant at the address set forth in paragraph 10 of the First Amendment, or to such other address as either party may designate in writing from time to time.

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12. Miscellaneous. The recitals to this Assignment Agreement are incorporated herein by reference. This Assignment Agreement shall be binding on and shall inure to the benefit of the parties named herein and to their respective successors and assigns. Section 6 hereof shall also be binding upon any tenant and its assignees and subtenants under the Office/Lab Lease, and Tenant shall be responsible for insuring that the appropriate agreements are put in place to insure such binding effect. This Assignment Agreement embodies the entire agreement between the parties with respect to the subject of this Assignment Agreement and it supersedes any prior agreements, whether written or oral, with respect to the same. No amendment or modification of this Assignment Agreement shall be binding or effective unless in writing and signed by the parties hereto. The failure of any party to insist upon prompt and strict performance of any of the terms, conditions or undertakings of this Assignment Agreement, or to exercise any right herein conferred, in any one or more instances, shall not be construed as a waiver of the same or any other term, condition, undertaking or right. This Assignment Agreement shall be construed and interpreted according to the laws of the State of North Carolina. The parties each warrant and represent that said party is duly authorized to execute, deliver and perform this Assignment Agreement and all documents and instruments and transactions contemplated hereby and incidental hereto. This Assignment Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all such counterparts, taken together, shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment Agreement as of the date first above written.

TENANT:

ICORIA, INC.

By:	/s/ HEINRICH GUGGER
Name:	Heinrich Gugger
Title:	President & CEO

NEW TENANT:

MONSANTO COMPANY

By:	/s/ RICHARD B. CLARK
Name:	Richard B. Clark
Title:	Vice President & Controller

LANDLORD:

ARE-108 ALEXANDER ROAD, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

By:	ARE-QRS CORP., a Maryland corporation, general partner

	By:	/s/ JENNIFER PAPPAS
	Name:	Jennifer Pappas
	Title:	V.P. & ASSISTANT SECRETARY

SCHEDULE OF EXHIBITS

EXHIBIT A	—	THE LEASE [Attach the Lease]
EXHIBIT B	—	FIRST AMENDMENT TO LEASE [Attach the Form of First Amendment]
EXHIBIT C	—	AMORTIZATION SCHEDULE OF IMPROVEMENT RENT [Attach Spreadsheet of Amortization Schedule for Improvement Rent listing the date on which each monthly installment is due beginning with March 1, 2005 through the term of the Lease, the amount of each installment and the respective amounts of principal and interest payments comprising each installment]

EXHIBIT A

THE LEASE

[Attach the Lease]

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LEASE AGREEMENT

[Phase 1B: Greenhouse]

This LEASE AGREEMENT (this “Lease”), dated April 3, 2000 (the “Effective Date”), is made between ARE-104 ALEXANDER ROAD, LLC, a Delaware limited liability company (“Landlord”), and PARADIGM GENETICS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord has entered into a Ground Lease Agreement dated as of July 27, 1999 (the “Original Ground Lease”), with Triangle Service Center, Inc., a North Carolina corporation (“Ground Lessor”), pursuant to which Landlord has ground leased approximately 6.084 acres of land within the Triangle Park Research Center (which is located within Research Triangle Park (“RTP”), Durham County, North Carolina), as more fully described in Exhibit A-1 (the “Site”). The Original Ground Lease is evidenced of record by a certain Memorandum of Ground Lease dated as of July 27, 1999, and recorded July 27, 1999, in Book 2684, Page 795 of the Official Records of Durham County, North Carolina (the “Official Records”). In addition, Ground Lessor and Landlord have entered into or, concurrently with the execution of this Lease, are entering into, (i) a certain Agreement Regarding Allocation of Development Rights (the “Development Rights Agreement”) (which will be evidenced of record by a certain Memorandum of Agreement Regarding Allocation of Development Rights to be recorded in the Official Records), and (ii) a certain First Amendment to Ground Lease Agreement (the “Ground Lease Amendment”). The Original Ground Lease, the Ground Lease Amendment, and any other subsequent amendments or modifications thereto shall be referred to collectively as the “Ground Lease”.

B. Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord, certain improvements that Landlord is hereby agreeing to cause to be constructed, or to permit to be constructed, on the Site, including, but not limited to, a plant analysis and growth room facility, a commercial greenhouse, and a headhouse (collectively, the “Greenhouse”).

C. Landlord and Tenant have entered into a separate Amended and Restated Lease Agreement (the “Office / Lab Lease”) for the lease of certain other improvements that Landlord is agreeing to cause to be constructed, or to permit to be constructed, on other parts of the Site, including, but not limited to, a first-class scientific research and development building (the “Office / Lab”).

BASIC LEASE PROVISIONS

Address:	Fronting on T.W. Alexander Avenue, RTP, North Carolina (numbered address to be obtained later).

Premises:	The Greenhouse, containing approximately 31,776 rentable square feet, as more fully described in Exhibit B.

Net Greenhouse Lease	T.W. Alexander Ave., RTP/Paradigm Genetics, Inc. – Page 2

Base Rent:	Annual base rent equal to $315,000.00, payable in equal monthly installments equal to $26,250.00.

Improvement Rent:	Equal monthly installments of improvement rent equal to the monthly payment necessary to amortize fully the “Excess Disbursed Construction Allowance” (as defined below) over a period of 120 months at an annual interest rate of 12.00%.

Rent Adjustment Percentage:	Base Rent: 4.00%; Improvement Rent: 2.228%.

Tenant’s Share:	36.85%.

Rentable Area of Premises:	Greenhouse: approximately 31,776 sq. ft.

Rentable Area of Project:	Greenhouse: approximately 31,776 sq. ft.; Office / Lab: approximately 54,463 sq. ft.; Total: approximately 86,239 sq. ft.

Target Commencement Date:	November 1, 2000.

Security Deposit:	An amount equal to the sum of 6 monthly payments of Base Rent plus 6 monthly payments of Improvement Rent (estimated as of the date hereof as approximately $243,500.00).

Demolition Deposit:	$600,000.00.

Term:	120 months from the 1st day of the 1st full month following the month in which the Commencement Date occurs.

Term Extensions:	2 options to extend the Term for 5 years each.

Permitted Use:	Plant analysis and growth room facility, commercial greenhouse, and headhouse.

Landlord’s Broker:	None.

Tenant’s Broker:	Advantis Realty (formerly known as Goodman Segar).

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Address for Rent Payment:	Landlord’s Notice Address:

135 N. Los Robles Avenue, Suite 250 Pasadena, California 91101 Attention: Accounts Receivable	135 N. Los Robles Avenue, Suite 250 Pasadena, California 91101 Attention: General Counsel

Tenant’s Notice Address:

104 Alexander Dr., Building 2

RTP, North Carolina 27709

Attention: Mr. Ian Howes

                 Chief Financial Officer

The following Exhibits are or will be attached hereto and are incorporated herein by this reference:

☒ EXHIBIT A-1 – DESCRIPTION OF SITE		☐ EXHIBIT F – ORIGINAL SECURITY AMOUNT
☒ EXHIBIT A-2 – DESCRIPTION OF ADDL SITE		☒ EXHIBIT G – RULES AND REGULATIONS
☒ EXHIBIT B – DESCRIPTION OF PREMISES		☒ EXHIBIT H – TENANT’S PERSONAL PROPERTY
☒ EXHIBIT C – WORK LETTER		☒ EXHIBIT I – ESTOPPEL CERTIFICATE
☐ EXHIBIT D – COMMENCEMENT DATE; TERM		☒ EXHIBIT J – LOAN SUBORDINATION AGMT
☐ EXHIBIT E –	CONSTR COSTS; DISBURSED	☒ EXHIBIT K – LEASE SUBORDINATION AGMT
	CONSTR ALLOWANCE; EXCESS	☒ EXHIBIT L – ENVIRONMENTAL INFORMATION
	DISBURSED CONSTR ALLOWANCE;	☒ EXHIBIT M – HAZARDOUS MATERIALS LIST
IMPROVEMENT RENT

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Lease, the receipt and legal sufficiency of which are hereby acknowledged by the parties hereto, Landlord and Tenant hereby agree as follows:

1. Lease of Premises. Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord, effective as of the “Commencement Date” (as defined below) for the Term set forth in the Basic Lease Provisions, upon and subject to all of the terms and conditions of the Ground Lease. The Site and all improvements thereon and appurtenances thereto are collectively referred to herein as the “Project”, and the portions of the Project that are for the non-exclusive use of Tenant and the guests, invitees, licensees, and other authorized users of the Project (including, without limitation, Ground Lessor and any approved subtenants) are collectively referred to herein as the “Common Areas” (all as more fully described in Exhibit B). Landlord reserves the right to modify the Common Areas, provided that such modifications do not materially adversely affect Tenant’s use of the Premises for the Permitted Use.

2. Delivery; Commencement Date; Acceptance of Premises.

(a) Landlord shall use commercially reasonable efforts to deliver the Premises to Tenant (“Deliver” or “Delivery”) on or before the Target Commencement Date,

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with “Landlord’s Work” (as defined in the Work Letter attached as Exhibit C (the “Work Letter”)) “Substantially Completed” (as defined in the Work Letter). If Landlord Delivers the Premises Substantially Completed before the Target Commencement Date, Tenant shall pay to Landlord, in addition to any “Rent” (as defined in Section 3(c) below) then due under this Lease, a sum equal to 1/2 day of Rent for each day that such Delivery precedes the Target Commencement Date. If Landlord fails to timely Deliver the Premises Substantially Completed, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable, except as may be expressly provided otherwise herein.

(i) Notwithstanding the foregoing, if Landlord does not Deliver the Premises Substantially Completed by the Target Commencement Date and the aggregate delay that is due solely to “Landlord Caused Delays” (as defined below) exceeds 150 days, this Lease shall be voidable by Tenant by giving Landlord “Notice” (as defined in Section 44(a) below) of Tenant’s election to void this Lease within 5 business days after such 120th day, and if voided: (A) the Security Deposit (if paid) and the Demolition Deposit (if paid) shall be returned to Tenant and (B) neither Landlord nor Tenant shall have any further rights, duties, or obligations under this Lease, except with respect to provisions that expressly survive termination of this Lease (as provided in Section 28 below). Except as may be expressly provided otherwise herein, Tenants right to void this Lease shall be Tenants sole and exclusive remedy at law, in equity, or otherwise for Landlord’s failure to timely Deliver the Premises Substantially Completed. If Tenant does not give Landlord Notice of Tenant’s election within the required 5 business days, Tenant’s right to void this Lease shall terminate and this Lease shall continue in full force and effect. If Landlord Delivers the Premises Substantially Completed after the Target Commencement Date but the aggregate delay that is due solely to Landlord Caused Delays does not exceed 150 days, or the aggregate delay that is due solely to Landlord Caused Delays exceeds 150 days but Tenant does not timely elect to void this Lease, Tenant shall be entitled to an abatement of Rent equal to 1 day of Rent for each day of the delay that is due solely to Landlord Caused Delays. As used herein, the term “Landlord Caused Delay” shall mean any delay for a reason other than a “Tenant Caused Delay” (as defined in the Work Letter) or a “Force Majeure Delay” (as defined in the Work Letter).

(ii) Notwithstanding the foregoing, (A) if Landlord Delivers the Premises Substantially Completed after the Target Commencement Date and the aggregate delay that is due solely to Force Majeure Delays does not exceed 120 days, Tenant shall not be entitled to any abatement of Rent for the delay that is due solely to Force Majeure Delays, (B) if Landlord Delivers the Premises Substantially Completed after the Target Commencement Date and the aggregate delay that is due solely to Force Majeure Delays exceeds 120 days but does not exceed 240 days, Tenant shall be entitled to an abatement of Rent equal to 1/2 day of Rent for each day of Force Majeure Delays in excess of 120 days, and (C) if Landlord Delivers the Premises Substantially Completed after the Target Commencement Date and the aggregate delay that is due solely to Force Majeure Delays exceeds 240 days, Tenant shall be entitled to an abatement of Rent equal to 1 day of Rent for each day of Force Majeure Delays in excess of 240 days; provided, however, that, for purposes of this Section 2(a)(ii), Force Majeure Delays shall not include any delays resulting from a “Force Majeure” (as defined in Section 34 below) that is solely attributable to “Pre-Existing Contamination” (as defined in Section 19.a.xii. of the Ground Lease).

(b) The “Commencement Date” shall be earliest of: (i) the date Landlord Delivers the Premises Substantially Completed; (ii) the date Landlord could have Delivered the Premises Substantially Completed but for Tenant Caused Delays or Force Majeure Delays; and (iii) the date Tenant conducts any business in any part of the Premises; provided, however, that

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for purposes of this Section 2(b), Force Majeure Delays shall not include any delays resulting from a Force Majeure that is solely attributable to Pre-Existing Contamination. Upon either party’s request, the other party shall execute and deliver a written acknowledgment of the Commencement Date and the expiration date of the Term, when the same have been established, and shall attach the acknowledgment to this Lease as Exhibit D; provided, however, either party’s failure to execute and deliver such acknowledgment shall not affect the other party’s rights hereunder.

(c) Except as may be expressly provided otherwise in the Work Letter, Tenant shall accept the Premises in their condition as of the Commencement Date, subject to all applicable laws, ordinances, regulations, covenants, and restrictions. Neither Landlord nor any agent of Landlord has made or will make any representation or warranty with respect to the condition of any or all of the Premises or the Project and/or the suitability of the Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises are suitable for Tenant’s intended purposes. Except as may be expressly provided otherwise in the Work Letter: (i) Landlord has no obligation for any defects in the Premises; and (ii) Tenant’s taking possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken. Any occupancy of the Premises by Tenant before the Commencement Date shall be subject to all of the terms and conditions of this Lease, including the obligation to pay Rent.

3. Rent.

(a) Base Rent. Tenant shall pay to Landlord equal monthly installments of annual base rent, which annual base rent initially shall be equal to $315,000.00 and which equal monthly installments of annual base rent initially shall be equal to $26,250.00 (“Base Rent”).

(b) Additional Rent. In addition to Base Rent, Tenant shall pay to Landlord all of the following as additional rent (“Additional Rent”):

(i) Tenants Share (as set forth in the Basic Lease Provisions) of “Operating Expenses” (as defined in Section 5 below). Tenant’s Share shall be reasonably adjusted by Landlord following a measurement of the rentable square footage of the Premises and the Project to be done by Landlord within 60 days of the Commencement Date, or as soon as reasonably possible thereafter, and shall be subject to further adjustment for changes in the physical size of the Premises or the Project occurring thereafter (any measurement required under this Lease shall be performed in accordance with the 1996 Standard Method of Measuring Floor Area in Office Buildings as adopted by the Building Owners and Managers Association (ANSI/BOMA Z65.1-1996)).

(ii) “Improvement Rent” (as defined below). As more fully described in the Work Letter, Landlord is making available to Tenant an allowance (the “Construction Allowance”) to be used by Tenant solely for the costs of designing, permitting, and constructing the Greenhouse, which costs shall include, but not be limited to, payments to surveyors, engineers, architects, consultants, contractors, sub-contractors, and all other persons and laborers of every class providing services, performing labor, or furnishing skill or other necessary services used in or contributing to such construction, the cost of materials or equipment used or consumed in such construction, the cost (including legal and engineering fees and disbursements) of obtaining, maintaining, renewing, or revising permits, licenses, approvals, certificates, or other entitlements, premiums and fees for all insurance maintained by Landlord in connection with the construction, initial financing and debt service (including

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principal), all “Administrative Rent” (as defined in Section 6.1 of the Work Letter), and all “Taxes” (as defined in Section 9 below) that become due and payable while construction is being performed (collectively, the “Construction Costs”). The maximum amount of the Construction Allowance shall be $3,000,000.00 (adjusted for any amounts actually received by Landlord as reimbursement under Sections 19.b. or 19.d. of the Ground Lease and retained by Landlord pursuant to the terms and conditions of a certain Cost Sharing Agreement dated July 27,1999, between Landlord and Tenant (the “Cost Sharing Agreement”)); Tenant hereby acknowledges and agrees that the aggregate Construction Costs may exceed the Construction Allowance (as adjusted and actually disbursed to or for the benefit of Tenant, the “Disbursed Construction Allowance”)), and that Tenant may be responsible for any such excess, as provided in the Work Letter (including, but not limited to, Sections 6.2 and 6.4 thereof). Tenant shall pay to Landlord equal monthly installments of improvement rent (“Improvement Rent”), which installments of Improvement Rent are intended generally to constitute repayment of any portion of the Disbursed Construction Allowance that exceeds $2,000,000.00 (the “Excess Disbursed Construction Allowance”) and shall be equal to the equal monthly payments that would be necessary to amortize fully the Excess Disbursed Construction Allowance over a period of 120 months at an annual interest rate of 12.00%. For illustration purposes only, if the Excess Disbursed Construction Allowance is $1,000,000.00, the equal monthly installments of Improvement Rent will be $14,347.09. Upon either party’s request, the other party shall execute and deliver a written acknowledgment of the aggregate Construction Costs, the Disbursed Construction Allowance, the Excess Disbursed Construction Allowance, and the initial equal monthly installments of Improvement Rent computed on such Excess Disbursed Construction Allowance, when the same have been established, and shall attach the acknowledgment to this Lease as Exhibit E; provided, however, either party’s failure to execute and deliver such acknowledgment shall not affect the other party’s rights hereunder.

Notwithstanding the foregoing, Tenant, at any time after the 36th month of the Term, shall have the right to prepay, without penalty or premium, all of the Improvement Rent that will be due for the remainder of the Term, which prepayment (the “Improvement Rent Prepayment”) shall be equal to the balance of the Excess Disbursed Construction Allowance that has not been amortized through monthly installments of Improvement Rent as of the end of the calendar month in which such full payment is actually made to Landlord by Tenant (the “Prepayment Month”). Under no circumstances will Tenant have the right to make a partial prepayment of Improvement Rent. Rent adjustments (pursuant to Section 4 below) shall not be considered when calculating the balance of the Excess Disbursed Construction Allowance that has not been amortized. Tenant may exercise this prepayment right only by giving Notice to Landlord of Tenant’s election to exercise such right at least 12 months prior to the expiration of the Prepayment Month. For illustration purposes only, if the Excess Disbursed Construction Allowance is $1,000,000.00 and the Prepayment Month is the 36th month of the Term, the Improvement Rent Prepayment will be $812,740.72. Tenant shall have no obligation to make any monthly payments of Improvement Rent after Tenant makes the Improvement Rent Prepayment. The Improvement Rent Prepayment shall be deemed fully earned by Landlord and non-refundable to Tenant.

(iii) Any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any “Default” (as defined in Section 20 below) or other failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.

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(c) Rent. Base Rent and Additional Rent shall together be denominated “Rent”. All monthly installments of Rent shall be paid in advance on or before the 1st day of each calendar month during the Term and during any Term Extension. Payments of Rent for any fractional calendar month shall be prorated and paid on the basis of a 30-day month. Tenant’s obligation to pay Rent and other sums to Landlord under this Lease and Landlord’s obligations under this Lease shall be separate and independent obligations. Except to the extent, and only to the extent, expressly provided otherwise in Sections 2(a)(i) and (ii) above, all Rent shall be paid to Landlord without demand, abatement, reduction, deduction, or set-off, in lawful money of the United States of America at the office of Landlord for payment of Rent set forth in the Basic Lease Provisions, or to such other person or at such other place as Landlord may from time to time designate in writing.

4. Rent Adjustments. Base Rent and Improvement Rent shall be increased on the 1st annual anniversary of the 1st day of the 1st full month during the Term, and on each annual anniversary of such date thereafter during the remainder of the Term, by (i) multiplying the Base Rent payable immediately before such adjustment by the Rent Adjustment Percentage applicable to Base Rent and adding the resulting amounts to the Base Rent payable immediately before such adjustment and (ii) multiplying the Improvement Rent payable immediately before such adjustment by the Rent Adjustment Percentage applicable to Improvement Rent and adding the resulting amounts to the Improvement Rent payable immediately before such adjustment. Base Rent and Improvement Rent, as so adjusted, shall thereafter be due as provided herein. Rent adjustments for any fractional calendar month shall be prorated.

5. Operating Expense Payments. No later than 10 business days prior to the 1st day of the 1st full month during the Term and no later, than 30 days prior to the 1st day of each calendar year during the Term and any Term Extension, Landlord shall deliver to Tenant a written estimate of Operating Expenses for the remainder of the calendar year or for the following calendar year, as the case may be (the “Annual Estimate”), which may be revised by Landlord from time to time during the relevant calendar year. During each month of the Term and any Term Extension, Tenant shall pay Landlord an amount equal to 1/12th of the annual cost, as reasonably estimated by Landlord from time to time, of Tenant’s Share of Operating Expenses for the Project. The term “Operating Expenses” means all reasonable costs and expenses of any kind or description whatsoever incurred or accrued by Landlord with respect to the Project (including, without limitation, the rent (as the same may be adjusted from time to time) and all expenses to be paid or reimbursed by Landlord under the Development Rights Agreement, maintenance and repair costs, insurance premiums (for the insurance described in Section 17 below), Taxes, “Utilities” (as defined in Section 11 below), costs of capital repairs and improvements (amortized over the useful life of the improvement, not to exceed 7 years), reasonable reserves consistent with good business practice for future repairs and replacements, and administrative rent for management services in the amount of 2.50% of the then applicable Base Rent), excluding only:

(a) the original construction costs of the Project (including Construction Costs);

(b) capital expenditures for expansion of the Project or for the remodeling or refurbishment of the Project to a materially higher standard than existed on the Commencement Date;

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(c) costs directly and solely attributable to correcting a “Construction Defect” (as defined in the Work Letter);

(d) interest and amortization of funds borrowed by Landlord, whether secured or unsecured;

(e) depreciation of the Project (except for capital improvements the cost of which are specifically includable in Operating Expenses);

(f) salaries, wages, or other compensation paid to officers and employees of Landlord who are not assigned to the operation, management, maintenance, or repair of the Project;

(g) any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than Tenant;

(h) legal expenses incurred in the negotiation of this Lease;

(i) costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity;

(j) costs (including “Legal Fees” (as defined in Section 44(k) below)) arising from the enforcement of this Lease or claims, disputes, or potential disputes pertaining to Landlord and/or the Project;

(k) costs incurred by Landlord due to the violation by Landlord of the terms and conditions of this Lease;

(l) costs incurred by Landlord due to the violation by Landlord of any “Legal Requirements” (as defined in Section 7 below);

(m) tax penalties incurred as a result of Landlord’s negligence, inability, or unwillingness to make payment and/or to file any tax or informational returns when due;

(n) overhead or profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for the provision of goods and/or services in or to the Project, but only to the extent the same exceeds the overhead or profit increment that would be paid to unaffiliated third parties on a competitive basis for providing the same goods and/or services;

(o) costs arising from Landlord’s charitable or political contributions;

(p) costs incurred in the sale or refinancing of the Project;

(q) net income, franchise, capital stock, estate, or inheritance taxes; and

(r) any costs of constructing, repairing, or maintaining any new improvement within the Project, or of providing any new and recurring service, where the new improvement or the new service is not requested or approved by Tenant, and (i) there is or will be no material benefit to Tenant from the new improvement or the new service, or (ii) regardless of the benefit to Tenant, construction of the new improvement commences or the new service is first provided

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in the final 12 months of the Term or the first Term Extension and Tenant has elected not to exercise its then applicable Extension Right.

Within 120 days after the end of each calendar year, Landlord shall furnish to Tenant a statement (an “Annual Statement”) showing in reasonable detail: (i) the total and Tenant’s Share of actual Operating Expenses for the previous calendar year, and (ii) the total of Tenant’s payments in respect of Operating Expenses for such year. If Tenants Share of actual Operating Expenses for such year exceeds Tenants payments of Operating Expenses for such year, the excess shall be immediately due and payable by Tenant as Rent. If Tenants payments of Operating Expenses for such year exceed Tenant’s Share of actual Operating Expenses for such year, Landlord shall, in its sole and absolute discretion, either (x) credit the excess amount to the next succeeding installments of estimated Operating Expenses due hereunder, or (y) pay the excess to Tenant within 30 days after delivery of such Annual Statement.

The Annual Statement shall be final and binding upon Tenant unless Tenant, within 30 days after Tenants receipt thereof, shall contest any item therein by giving Notice to Landlord, specifying each item contested and the reason therefor. If, during such 30-day period, Tenant reasonably and in good faith questions or contests the correctness of Landlord’s statement of Tenants Share of Operating Expenses, Landlord will provide Tenant access to Landlord’s books and records and such information as Landlord reasonably determines to be responsive to Tenant’s questions. If, after Tenants review of such information, Landlord and Tenant cannot agree upon the amount of Tenant’s Share of Operating Expenses, then Tenant shall have the right to have an independent public accounting firm selected from among the 6 largest in the United States, hired by Tenant (at Tenant’s sole cost and expense) and approved by Landlord (which approval shall not be unreasonably withheld or delayed), audit and/or review such Landlord’s books and records for the year in question (the “Independent Review”). The results of any such Independent Review shall be binding on Landlord and Tenant If the Independent Review shows that Tenant’s pro rata share of the Operating Expenses actually paid by Tenant for the calendar year in question exceeded Tenant’s obligations for such calendar year, Landlord shall at Landlord’s option either (i) credit the excess amount to the next succeeding installments of estimated Operating Expenses due hereunder, or (ii) pay the excess to Tenant within 30 days after delivery of the results of such Independent Review, except that after expiration or termination of the Term or any Term Extension, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. If the Independent Review shows that Tenant’s payments of Tenants Share of Operating Expenses for such calendar year were less than Tenant’s obligation for the calendar year, Tenant shall pay the deficiency to Landlord within 30 days after delivery of the results of such Independent Review. If the Independent Review shows that Tenant has overpaid Tenant’s pro rata share of Operating Expenses by more than 5.00%, then Landlord shall reimburse Tenant for all costs incurred by Tenant for the Independent Review. Operating Expenses for the calendar years in which Tenant’s obligation to share therein begins and ends shall be prorated.

6. Security Deposit.

(a) Tenant shall deposit with Landlord on the Commencement Date security for the performance of all of Tenant’s obligations hereunder (the “Security Deposit”) in an amount equal to 6 initial monthly payments of Base Rent plus 6 initial monthly payments of Improvement Rent (the “Original Security Amount”). Upon either party’s request, the other party shall execute and deliver a written acknowledgment of the Original Security Amount when the same has been established, and shall attach the acknowledgment to this Lease as

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Exhibit F; provided, however, either party’s failure to execute and deliver such acknowledgment shall not affect the other party’s rights hereunder. At least one-sixth of the Security Deposit shall be in cash and up to five-sixths of the Security Deposit may be in the form of an unconditional and irrevocable letter of credit (a “Letter of Credit”); provided, however, that the entire Security Deposit may be in the form of a Letter of Credit at any time after Tenant completes an initial public offering of Tenant’s capital shares. Landlord shall hold the cash portion of the Security Deposit in an interest bearing account (which may contain Landlord’s own funds), with any interest accruing on such cash portion being for Tenant’s benefit. Any Letter of Credit that constitutes a portion of the Security Deposit: (i) shall be in form and substance satisfactory to Landlord, in Landlord’s sole and absolute discretion; (ii) shall name Landlord as sole beneficiary; (iii) shall not refer to this Lease, the Project, or the Premises or any circumstances, factors, or rights that might be related thereto, but shall expressly allow Landlord to draw upon the Letter of Credit in any amount, and at any time and from time to time, simply by delivering to the issuer a clean sight draft on the Letter of Credit, without any other demand, statement, or other representation regarding Landlord’s rights under this Lease or with respect to the Letter of Credit; (iv) shall be drawable on an FDIC-insured financial institution satisfactory to Landlord, in Landlord’s reasonable discretion, with any draws to be payable from such financial institution’s own immediately available funds; (v) shall be drawable at the branch or office of the issuer that Landlord may choose, in Landlord’s sole and absolute discretion; and (vi) shall expressly allow Landlord to draw the full amount of the Letter of Credit if Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least 10 days before the stated expiration date of such Letter of Credit.

(b) If, at any time during the Term or any Term Extension, Tenant satisfies both the “Net Worth Test” (as defined below) and the “Profitability Test” (as defined below) (each, a “Reduction Requirement” and collectively, the “Reduction Requirements”), then the amount of the Security Deposit shall be reduced to an amount equal to one-half of the amount of the Security Deposit then held by Landlord. For purposes of this provision, the “Net Worth Test” shall be deemed satisfied at any time that (i) Tenant’s stock is listed on either the New York Stock Exchange or the NASDAQ stock market, and (ii) Tenant has maintained a net worth of at least $100,000,000.00, using a market capitalization analysis based on the daily closing trading price of Tenants common stock, for the immediately preceding consecutive 90 business days. For purposes of this provision, the “Profitability Test” shall be deemed satisfied at any time that (x) Tenant’s net revenues after taxes for the immediately preceding fiscal year exceed $1,000,000.00, and (y) the aggregate amount of Tenant’s “Liquid Assets” (as defined below), as certified by a nationally recognized, independent public accounting firm or as demonstrated in annual audited financial statements, equals or exceeds Tenants anticipated expenses for the shorter of (1) 30 months and (2) the remainder of the Term. For purposes of the Profitability Test, (A) “Liquid Assets” shall mean all cash, cash equivalents, liquid short term investments, and short term accounts receivables from unrelated third parties, and (B) the phrase “remainder of the Term” shall include any period for which Tenant has an “Extension Right” (as defined in Section 41(a) below), regardless of whether any such Extension Right has been exercised, unless such Extension Right has been waived or otherwise is no longer exercisable (provided, however, that under no circumstances shall the “remainder of the Term” be fewer than 12 months, unless there are fewer than 3 months actually remaining in the Term and any Term Extension that may be available to Tenant, in which case the “remainder of the Term” shall be deemed to be 6 months). Within 60 days after Tenant provides Landlord with written evidence reasonably satisfactory to Landlord demonstrating that Tenant then satisfies both of the Reduction Requirements, Landlord shall pay to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) one-half of the amount of the Security Deposit then held by Landlord, including one-half of the interest that has accrued on the Security Deposit, if

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any (provided, however, that if any portion of the Security Deposit is then in the form of a Letter of Credit, Landlord will return such Letter of Credit to Tenant upon Tenants delivery to Landlord of cash (if then required hereunder) plus a substitute Letter of Credit complying with all of the requirements hereof in an aggregate amount equal to one-half of the amount of the Security Deposit held by Landlord immediately prior to Landlord’s return of the Letter of Credit). This reduced amount shall be deemed to be the amount of the “Security Deposit” for all purposes related to this Lease from and after the date that Landlord returns to Tenant any portion of the Security Deposit then held by Landlord in accordance with this provision. Notwithstanding the foregoing, the Security Deposit shall be increased to an amount equal to twice the amount of the Security Deposit then held by Landlord if there is a Default or if Tenant fails to continue to satisfy both of the Reduction Requirements. Landlord shall have the right (not to be exercised more than twice each calendar year) to request written evidence from Tenant demonstrating that Tenant continues to meet both of the Reduction Requirements. Tenant shall pay to Landlord the amount of the required increase in the Security Deposit within 15 days after Landlord gives Tenant written demand to do so (provided, however, that if any portion of the Security Deposit is then in the form of a Letter of Credit, Landlord will return such Letter of Credit to Tenant upon Tenant’s delivery to Landlord of cash (if then required hereunder) plus a substitute Letter of Credit complying with all of the requirements hereof in an aggregate amount equal to twice the amount of the Security Deposit held by Landlord immediately prior to Landlord’s return of the Letter of Credit). This increased amount shall be deemed to be the amount of the “Security Deposit’ for all purposes related to this Lease from and after the date that Landlord gives Tenant written demand to increase the amount of the Security Deposit in accordance with this provision.

(c) If, at any time during the Term, Tenant makes the improvement Rent Prepayment, then the amount of the Security Deposit shall be reduced by an amount equal to (i) 6 initial monthly payments of Improvement Rent if, at that time, the Security Deposit has not been reduced in accordance with Section 6(b) above, and (ii) 3 initial monthly payments of Improvement Rent if, at that time, the Security Deposit has been reduced in accordance with Section 6(b) above. Within 30 days after Tenant makes the Improvement Rent Prepayment, Landlord shall pay to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) an amount equal to the required reduction in the amount of the Security Deposit, including the interest that has accrued on such amount, if any (provided, however, that if any portion of the Security Deposit is then in the form of a Letter of Credit, Landlord will return such Letter of Credit to Tenant upon Tenant’s delivery to Landlord of cash (if then required hereunder) plus a substitute Letter of Credit complying with all of the requirements hereof in an aggregate amount equal to the amount of the Security Deposit held by Landlord immediately prior to Landlord’s return of the Letter of Credit less the required reduction in such amount). This reduced amount shall be deemed to be the amount of the “Security Deposit” for all purposes related to this Lease from and after the date that Landlord returns to Tenant any portion of the Security Deposit in accordance with this provision.

(d) Landlord shall hold the Security Deposit as security for the performance of Tenant’s obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of a Default. At any time that Landlord reasonably believes that a Default has occurred and remains uncured, Landlord may use all or any part of the Security Deposit (including accrued interest, if any) to pay or perform any obligation of Tenant under this Lease or to compensate Landlord for any loss or damage resulting from any Default, without prejudice to any other remedy provided herein or provided by law. Upon any such use of all or any portion of the Security Deposit, Tenant shall deposit with Landlord, within 5 days after Landlord gives Tenant a written demand therefor, cash (or, if appropriate, a

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substitute Letter of Credit complying with all of the requirements hereof) in the amount that will restore the Security Deposit to its required amount. Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings. Tenant hereby waives the provisions of any law, now or hereafter in force, that provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant, or to clean the leased premises, it being agreed that Landlord may claim, in addition, those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant

(e) If Landlord transfers its interest in the Project or this Lease, Landlord shall either (i) transfer any balance of the Security Deposit then held by Landlord (including accrued interest, if any) to a person or entity assuming Landlord’s obligations under this Section, or (ii) pay to Tenant any balance of the Security Deposit then held by Landlord (including accrued interest, if any). Upon the transfer to such transferee or the payment to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant’s right to the Security Deposit shall apply solely against Landlord’s transferee.

(f) Landlord’s obligation with respect to the Security Deposit is that of a debtor, not a trustee. The Security Deposit shall be the property of Landlord, but shall be paid to Tenant when Tenant’s obligations under this Lease have been completely fulfilled. If Tenant and all assignees of Tenant’s interest hereunder fully perform every provision of this Lease to be performed by Tenant and return the Premises to Landlord upon the expiration or earlier termination of this Lease, Landlord shall pay to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) any balance of the Security Deposit then held by Landlord (including accrued interest, if any) within 60 days after the expiration or earlier termination of this Lease.

7. Use. The Premises shall be used solely for the Permitted Use set forth in the Basic Lease Provisions and for lawful purposes incidental thereto, all in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and the use and occupancy thereof (collectively, “Legal Requirements”). Tenant, within 5 days’ after Notice from Landlord, shall cause to be discontinued any use of the Premises that is declared by any governmental authority haying jurisdiction to be a violation of any Legal Requirement. Provided that Tenant has prior knowledge of the then current terms of Landlord’s insurance coverage with respect to the Project, (i) Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler or other credits, and Tenant, within 5 days’ after Notice from Landlord, shall cause to be discontinued any such use, and (ii) Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any insurance policy maintained by Landlord as a result of Tenant’s failure to comply with the provisions of this Section. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises, subject the Premises to uses that would damage the Premises or obstruct or interfere with the rights of Landlord or other guests, invitees, licensees, or other authorized users of the Project, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose. Tenant shall cause any office equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations therefrom from extending into Common Areas or other space in the

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Project Tenant shall not place any equipment weighing 500 pounds or more in or upon the Premises or transport or move such items through the Common Areas of the Project or in the Project elevators without the prior written consent of Landlord. Except as may be provided under the Work Letter, Tenant, without the prior written consent of Landlord, shall not use the Premises in any manner that will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Project as proportionately allocated to the Premises and as usually furnished for the Permitted Use.

Tenant, at its sole expense, shall make any alterations or modifications, to the interior or the exterior of the Premises or the Project, that are required by Legal Requirements (including, without limitation, compliance of the Premises with the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with regulations promulgated pursuant thereto, “ADA”)) related to Tenants use or occupancy of the Premises, provided that the foregoing obligation shall not apply to the extent any non-compliance with Legal Requirements is due to a Construction Defect. Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, Legal Fees) (collectively, “Claims”) arising out of or in connection with Legal Requirements and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with any failure of the Premises to comply with any Legal Requirement, except to the extent and only to the extent, a Claim is attributable to a Construction Defect or to the gross negligence or willful misconduct of Landlord.

8. Holding Over. If, with Landlord’s express written consent, Tenant retains possession of the Premises after the expiration or earlier termination of this Lease, such possession, unless otherwise agreed in writing, shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Rent pursuant to Section 4 hereof but excluding any expansion or renewal option or other similar right or option) shall remain in full force and effect during such holdover period, and in such case Tenant shall continue to pay Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as Landlord may indicate, in Landlord’s sole and absolute discretion, in such written consent. All other payments shall continue under the terms of this Lease. If Tenant remains in possession of the Premises after the expiration or earlier termination of this Lease without the express written consent of Landlord, Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to 150.00% of the Rent in effect during the last 30 days prior to the expiration or earlier termination of this Lease. In addition, Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenants holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section shall not be construed as consent for Tenant to retain possession of the Premises. Acceptance by Landlord of Rent after the expiration or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

9. Taxes. Tenant shall pay all taxes, levies, assessments and governmental charges of any kind (collectively referred to as “Taxes”) imposed by any federal, state, regional, municipal, local, or other governmental authority or agency, including, without limitation, quasi- public agencies (collectively, “Governmental Authority”) in connection with the Project and accruing during the Term and any Term Extension, including, without limitation, all Taxes: (i) imposed on or measured by or based, in whole or in part, on rent payable to Landlord under

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this Lease and/or from the rental by Landlord of the Project, (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, (iii) assessed or imposed by or on the operation or maintenance of the Premises or the Project (including parking), (iv) assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by, any Governmental Authority, (v) assessed or imposed by reason of the subsequent occurrence of certain specified events (including, but not limited to, the construction of additional improvements within the Project), or (vi) imposed as a license or other fee on Landlord’s business of leasing space in the Project. Landlord shall cause all Taxes to be billed directly to Tenant by the Governmental Authority, and Landlord shall promptly forward to Tenant any bills for Taxes that Landlord nevertheless may receive. All payments of Taxes shall be made at least 10 business days prior to delinquency, and Tenant shall promptly furnish Landlord with satisfactory evidence that all Taxes have been so paid; provided, however, that Tenant shall not be responsible for evidence of timely payment or for any penalties, surcharges, or similar charges imposed upon delinquency if the delinquency is due solely to any failure by Landlord to forward promptly to Tenant any bills for Taxes that Landlord may receive. If any Taxes cover any period of time beginning before the Commencement Date or ending after the expiration or earlier termination of this Lease, Tenant’s responsibility for such Taxes shall be prorated to cover only that portion of such Taxes applicable to the period that the Lease is in effect, and Landlord shall promptly reimburse Tenant for any overpayment (provided that all Taxes that become due and payable while construction is being performed shall still be included in and a part of Base Construction Costs). Tenant may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes. Taxes shall not include any of the following (except to the extent any of the following are in substitution for any Taxes payable hereunder): (x) any net income taxes that may be imposed on Landlord, or (y) any revenue taxes that may be imposed on any sale of Landlord’s interest in the Project. Tenant also shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant If Tenant fails to pay any Taxes, Landlord shall have the right (but not the obligation) to pay the same, and any amount actually so paid by Landlord shall be payable to Landlord on demand as Additional Rent or includable by Landlord as an Operating Expense.

10. Parking. At no additional cost to Tenant, Tenant shall have a license to use at least 33 parking spaces at the Site. Such license shall be effective during the Term and any Term Extension, shall be revocable by Landlord upon the expiration or earlier termination of this Lease, and shall be limited by and subject to any changes mandated by Legal Requirements (including zoning restrictions) that may be enacted or first effective after the Effective Date and to any changes in the design of the Premises requested or approved by Tenant and made after the Effective Date.

11. Utilities; Services. Subject to the terms of this Section, Landlord shall cause to be provided to the Project and the Premises, water, electricity, gas, light, power, telephone, sewer, and other utilities (including fire sprinklers) (collectively, “Utilities”). Tenant shall arrange for refuse and trash collection and janitorial services provided to the Premises. Landlord shall cause all Utilities to be charged directly to Tenant by the provider. Tenant shall pay directly to the Utility provider, prior to delinquency, all charges for Utilities used on the Premises during the Term and any Term Extension, all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any taxes, penalties, surcharges, or similar charges thereon. If Tenant fails to pay any Utilities in the manner required hereunder, Landlord shall have the right (but not the obligation) to pay the same, and the amount thereof shall be payable to Landlord on

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demand as Additional Rent or includable by Landlord as an Operating Expense. No interruption or failure of Utilities, from any cause whatsoever other than Landlord’s willful misconduct, shall result in eviction or constructive eviction of Tenant, termination of this Lease or the abatement of Rent.

12. Alterations and Trade Fixtures. Any alterations, additions, or improvements made to the Premises (“Alterations”) by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal, or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or connections (other then by ordinary plugs or jacks) to “Building Systems” (as defined in Section 13 below) shall be subject to Landlord’s prior written consent, which consent (i) will not be unreasonably withheld or delayed with respect to non-structural Alterations to the interior of the Premises that do not involve any Building Systems or puncturing, relocating, or removing the roof or any existing load-bearing walls (“Non-Structural Alterations”), and (ii) may be withheld, in Landlord’s sole and absolute discretion, with respect to all other Alterations. Notwithstanding the foregoing, Landlord’s prior consent will not be required with respect to Non-Structural Alterations if the cost of each such Non-Structural Alteration does not exceed $5,000.00 (“Permitted Non-Structural Alterations”), the aggregate cost of all such Permitted Non-Structural Alterations does not exceed $25,000.00 in any consecutive 12 month period, and Tenant provides Landlord with Notice of each such Permitted Non-Structural Alteration, accompanied by any plans, specifications, bid proposals, work contracts, or other information concerning the nature and cost of each such Permitted Non-Structural Alteration that Tenant may have in its possession or control, including the identities and mailing addresses of all persons performing work or supplying materials (collectively, “Alterations Information”). If Landlord approves any Alterations, Landlord may impose such conditions on tenant in connection with the commencement, performance, and completion of such Alterations as Landlord may deem appropriate (in Landlord’s reasonable discretion, with respect to Non-Structural Alterations, and in Landlord’s sole and absolute discretion, with respect to all other Alterations). Any request for approval shall be in writing, delivered not less than 15 business days in advance of any proposed construction, and accompanied by such Alterations Information as may be reasonably requested by Landlord. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable Legal Requirements. Tenant, at its sole cost and expense, shall cause all Alterations to comply; with insurance requirements known to Tenant and Legal Requirements and shall implement any alteration or modification required by Legal Requirements as a result of any Alterations. Except as to Permitted Non-Structural Alterations, Tenant shall pay to Landlord, on demand as Additional Rent, an amount equal to 5.00% of all charges incurred by Tenant or its contractors or agents in connection with any Alterations to cover Landlord’s overhead and expenses for plan review, coordination, scheduling, and supervision. Tenant will give Landlord Notice at least 5 days (or any longer period that may be required under the Ground Lease) before beginning any Alterations so that Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant, at its sole cost and expense, shall correct any faulty work or inadequate cleanup done by Tenant or its contractors within 5 business days after Notice of the same from Landlord. Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any reasonable and necessary expenses incurred by Landlord by reason of such faulty work or inadequate cleanup or by reason of delays caused by the same.

Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all work free and clear of “Liens” (as defined in Section 15

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below), and shall provide certificates of insurance for workers compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction (copies of such certificates will suffice, so long as the original certificates are forwarded to Landlord within 2 business days thereafter). Upon completion of any Alterations, Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) as-built plans for any such Alteration.

Other than the items, if any, listed on Exhibit H and any items agreed by Landlord in writing to be included on Exhibit H in the future (“Tenant’s Property”), all Alterations, all “Tenant Improvements” (as defined in the Work Letter), and all other equipment, fixtures, trade fixtures, machinery, built-in furniture and cabinets, and other additions and improvements attached to or built into the Premises, including, without limitation, fume hoods that penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water systems, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch (collectively, “Installations”), shall be and shall remain the property of Landlord during the Term and any Term Extension and following the expiration or earlier termination of this Lease, shall not be removed by Tenant at any time during the Term or any Term Extension, and, subject to the provisions of Section 42 below, shall remain upon and be surrendered with the Premises as a part thereof following the expiration or earlier termination of this Lease; provided, however, that Landlord, at the time its approval of any Installation is requested, may elect to cause Tenant to remove such Installation upon the expiration or earlier termination of this Lease. If Landlord so elects, Tenant shall remove such Installation upon the expiration or earlier termination of this Lease and restore any damage caused by or occasioned as a result of such removal. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if Tenant otherwise occupied said space. Landlord and Tenant hereby acknowledge and agree that the list of Tenant’s Property attached hereto as Exhibit H is intentionally over-inclusive and includes items that will be used, located, placed, and/or stored in the Office / Lab. Tenant shall be solely responsible for keeping records regarding the actual location of each particular item of Tenant’s Property. For purposes of this Lease, if, at any time, any particular item of Tenant’s Property is not within the Premises, such item shall be presumed to be within the Office / Lab.

13. Tenant’s Repairs. During the Term and any Term Extension, Tenant shall keep all components of the Premises and the Project in good order, condition, and repair (to the extent the need for such repairs occurs as a result of Tenants use of the portion of the Premises or Project requiring repairs), reasonable wear and tear and Construction Defects excluded, including, but not limited to, all equipment or facilities, such as plumbing, heating, ventilation, and air-conditioning (“HVAC”), electrical and lighting facilities, boilers, pressure vessels, fire protection systems, fixtures, exterior and interior walls, foundations, ceilings, roofs, floors, windows, doors, plate glass, landscaping and irrigation systems, driveways and parking areas, fences, retaining walls, signs, and sidewalks (“Building Systems”). Tenant’s obligations shall include restorations, replacements, or renewals when necessary. During the Term and any Term Extension, Tenant also shall keep the exterior appearance of the Greenhouse in a condition consistent with the exterior appearance of other substantially similar facilities of comparable age and size (“Similar Facilities”) located within the area commonly known as the “1-40/RTP sub-market’ (the “Sub-Market”), including, when necessary, the exterior sealing, resealing, or repainting of the Greenhouse. Tenant, in keeping the Premises and the Project in good order, condition, and repair, shall exercise and perform good maintenance practices,

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specifically including the procurement and maintenance of service contracts, with copies to Landlord, in customary form and substance for, and with contractors specializing and experienced in the maintenance of, the following Building Systems (the “Service Contracts”): (i) HVAC, (ii) boilers and pressure vessels, (iii) fire protection systems, (iv) landscaping and irrigation systems, (v) roof covering and drains, (vi) driveways and parking areas, (vii) basic Utilities feeds to the perimeter of the Greenhouse, and (viii) any other Building Systems reasonably required by Landlord. Tenant’s obligations under this Section shall be at Tenant’s sole cost and expense. If Tenant fails to repair or maintain any portion of the Premises or the Project as required under this Section within 15 days after Landlord gives Tenant written demand to so repair or maintain, Landlord may perform such work and the reasonable and necessary cost thereof shall be payable to Landlord on demand as Additional Rent or includable by Landlord as an Operating Expense.

Notwithstanding the foregoing, if any “Major Repair” (as hereinafter defined) is required, Landlord shall be responsible for completing a “Restoration” (as hereinafter defined). As used herein, the term “Major Repair” shall mean the following: (a) during the final 12 months of the Term or any Term Extension (provided that Tenant has elected not to exercise any then available Extension Right or no Extension Right is then available) (the “Final 12 Months”), any repair to any Building System other than a “Tenant Specific Building System” (as hereinafter defined) that will cost more than 60.00% of the cost of replacing such Building System; and (b) at all other times, any repair to any Building System that will cost more than 50.00% of the cost of replacing such Building System. As used herein, the term “Tenant Specific Building System” shall mean any Building System that is necessary only because of Tenant’s specific use of the Premises or the conduct of Tenant’s specific business operations on the Premises. As used herein, the term “Restoration” shall mean the following: (x) during the Final 12 Months, repairing or replacing the Building System in question, at Landlord’s sole option; and (y) at all other times, replacing the Building System in question. The cost of any Restoration shall be includable by Landlord as an Operating Expense, provided that the cost of any Restoration that involves replacing the Building System in question shall be deemed a capital improvement and amortized over the useful life of the improvement (not to exceed 7 years). Under all circumstances, Landlord shall have no obligation with respect to any Building System to the extent any repair of such Building System becomes necessary because of Tenant’s failure to exercise and perform adequate maintenance as required hereunder.

Notwithstanding the foregoing, substantial repairs to the Premises or the Project required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.

14. Landlord’s Repairs. It is intended by Landlord and Tenant that Landlord shall have no obligation, in any manner whatsoever, to repair or maintain the Premises or the Project (including, without limitation, the Building Systems), except to the extent, and only to the extent, of any repairs that are necessary solely because of Construction Defects, Landlord’s gross negligence or willful misconduct, the elements, or the age of the Premises or the Project. It is also intended by Landlord and Tenant that the terms of this Lease shall govern their respective obligations regarding repair and maintenance of the Premises and the Project and Tenant expressly waives the benefit of any state or local law now or hereafter in effect to the extent any such law is inconsistent with the terms of this Lease. Notwithstanding the foregoing, Landlord shall not be in default in its obligations under this Section if:

(a) with respect to Construction Defects that Landlord reasonably determines, in good faith, involve or may involve structural components of the Premises or pose

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or may pose a significant risk of personal injury or substantial property damage (“Serious Construction Defects”), the applicable contractor, despite Landlord’s reasonable efforts, fails to remedy such Construction Defect within 30 days after Tenant gives Landlord Notice of such Construction Defect, but Landlord, within 30 days thereafter, commences and diligently and continuously prosecutes such remedial action to completion, at Landlord’s sole cost and expense;

(b) with respect to Construction Defects that Landlord reasonably determines, in good faith, are not Serious Construction Defects or involve Tenant’s Property, the applicable contractor, despite Landlord’s reasonable efforts, fails to remedy such Construction Defect within 30 days after Tenant gives Landlord Notice of such Construction Defect, in which case Landlord shall have no further obligation with respect to such Construction Defect other than to cooperate, at no cost to Landlord, with Tenant should Tenant elect to pursue a claim against such contractor, provided that Tenant indemnifies and holds Landlord harmless from and against any liability, loss, cost, damage, or expense that may arise because Tenant’s claim is denied or is determined to be baseless, erroneous, faulty, groundless, improper, inappropriate, unfounded, or otherwise unjustified or unwarranted; or

(c) with respect to any part of the Premises or the Project, any action by Tenant has directly resulted in the invalidation of any otherwise enforceable warranty or bond that would cover the cost of remedying such Construction Defect

Any determination made by Landlord pursuant to paragraph (a) or (b) above shall be deemed reasonable and in good faith if based on advice received by Landlord from an independent and duly licensed design or construction consultant (a “Defect Consultant”). Tenant may ask a Defect Consultant to provide written confirmation of the advice given Landlord in connection with a determination by Landlord that a specific Construction Defect is not a Serious Construction Defect if, and only if, (i) Tenant gives Landlord Notice of such desire within 3 business days after receiving Notice of Landlord’s determination, and (ii) Tenant is solely responsible for any fee, cost, charge, or other assessment imposed by the Defect Consultant for providing such written confirmation; provided, however, that Tenant understands and agrees that Landlord’s waiver of the potential conflict of interest facing the Defect Consultant shall be strictly limited to the advice, and only the advice, given Landlord in the specific instance in question and shall not apply, under any circumstances, to any other advice or matters that may be the subject of the services provided to Landlord by the Defect Consultant

15. Liens. Tenant, at Tenant’s sole cost and expense, shall pay for all work performed for, materials furnished to, or obligations incurred by Tenant in connection with the Premises or the Project, and shall keep the Premises and the Project free from, and shall discharge, by bond or otherwise, any mechanic’s or materialmen’s lien or claim of lien filed against the Premises or the Project for work claimed to have been done for, materials claimed to have been furnished to, or obligations claimed to have been incurred by, Tenant in connection with the Premises or the Project (generally, “Liens”). Tenant shall discharge any such Lien within 10 days after Tenant receives notice of such Lien. With respect to any Alterations for which the estimated cost exceeds $15,000.00, Landlord may require Tenant, at Tenant’s sole cost and expense, to provide a lien and completion bond in an amount equal to 150.00% of such estimated cost, insuring Landlord against any liability for any Liens that may arise from such Alterations. Should Tenant fail to discharge any Lien in the manner and at the time provided herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the Lien as a claim against title to the Project and the cost thereof shall be immediately due from Tenant as Additional Rent. If Tenant

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shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature used by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code Financing Statement executed by Tenant will on its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant.

16. Indemnification.

(a) Tenant hereby indemnifies and agrees to defend, save, and hold Landlord harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Premises or the Project, arising directly or indirectly out of Tenant’s use or occupancy of the Premises or the Project or a breach or default by Tenant in the performance of any of its obligations hereunder, except to the extent caused by the gross negligence or willful misconduct of Landlord.

(b) Landlord hereby indemnifies and agrees to defend, save, and hold Tenant harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Premises or the Project, to the extent, and only to the extent, caused by the gross negligence or willful misconduct of Landlord. Under no circumstances, however, shall Landlord be liable to Tenant for, and Tenant assumes all risk of, damage to personal property (including, without limitation, loss of records kept within the Premises). Further, Tenant waives any and all Claims for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records). Finally, Landlord shall not be liable for any damages arising from any act, omission, or neglect of any guests, invitees, licensees, and other authorized users of the Project or of any other third party.

17. Insurance. Landlord shall maintain all insurance against any peril generally included within the classification “Fire and Extended Coverage”, sprinkler damage (if applicable), vandalism and malicious mischief covering the full replacement cost of the Project, as the same shall exist from time to time, or the amount required by Ground Lessor or any lender of Landlord holding a security interest in Landlord’s interest in the Project, but in no event more than the commercially reasonable and available insurable value thereof. Landlord also may maintain, but is not obligated to maintain, such other insurance and additional coverages as Landlord may deem necessary, including, but not limited to, comprehensive public liability, flood, environmental hazard, earthquake, loss or failure of building equipment, and rental loss during periods of repair or rebuilding. The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer’s cost calculations). Tenant hereby acknowledges that Tenant has been provided with a written summary of the insurance coverage that Landlord will be maintaining with respect to the Project as of the Commencement Date; Landlord will be responsible for notifying Tenant of any material changes in such insurance coverage made after the Commencement Date.

Tenant, at its sole expense, shall maintain during the Term and any Term Extension: all risk property insurance covering tine full replacement cost of all property and improvements installed or placed in the Premises by Tenant; worker’s compensation insurance with no less than the minimum limits required by law; employees liability insurance with such limits as required by law; and comprehensive public liability insurance, with a minimum limit of not less

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than $2,000,000 per occurrence for death or bodily injury and not less than $1,000,000 for property damage with respect to the Premises. Landlord may from time to time require reasonable increases in any such limits. The comprehensive public liability insurance policies shall name Landlord, its officers, directors, employees, managers, agents, invitees and contractors (collectively, “Related Parties”), as additional insureds; insure on an occurrence and not a claims-made basis; be issued by insurance companies that have a rating of not less than policyholder rating of A and financial category rating of at least Class XII in “Best’s Insurance Guide”; shall not be cancelable unless 30 days prior written notice shall have been given to Landlord from the insurer, contain a hostile fire endorsement and a contractual liability endorsement; and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies). Such policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the Term and upon each renewal of said insurance (upon renewal, copies of such policies or certificates will suffice, so long as the original policies or certificates are forwarded to Landlord within 2 business days thereafter). Tenant’s policy may be a “blanket policy” which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least 20 days prior to the expiration of such policies, furnish Landlord with renewals or binders. Tenant agrees that if Tenant does not maintain such insurance, Landlord shall have the right (but not the obligation) to procure said insurance on Tenant’s behalf.

In each instance where insurance is to name Landlord as an additional insured, Tenant, upon Landlord’s written request, shall furnish certificates so evidencing Landlord as additional insured to: (i) Ground Lessor, (ii) any lender of Landlord holding a security interest in any portion of the Project, and/or (iii) any management company retained by Landlord to manage the Project. Further, Tenant agrees that Landlord may require insurance policy limits to be raised to conform to the requirements of Ground Lessor and/or Landlord’s lender.

The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective Related Parties, in connection with any toss or damage thereby insured against. Neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever. If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the others insurer.

The cost of any insurance procured and/or maintained by Landlord pursuant to this Section shall be included as an Operating Expense.

Notwithstanding any provision of this Section, Landlord shall insure, and shall bear all risk of loss with respect to, the Premises and the Project at all times prior to the Commencement Date, with the exception of any acts or omissions by Tenant or its agents or contractors.

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18. Restoration. If at any time during the Term or any Term Extension the Project or the Premises are damaged by a fire or other insured casualty, Landlord shall notify Tenant within 45 days after discovery of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises, as applicable. If the restoration time is estimated to exceed 6 months, either party, by giving Notice to the other party, may elect to terminate this Lease as of the date that is 75 days after the date of discovery of such damage. Unless either party elects to terminate this Lease, Landlord, subject to receipt of sufficient insurance proceeds, shall promptly restore the Premises (excluding any Alterations installed by Tenant and any other improvements installed by Landlord and paid for by Tenant after Substantial Completion of the original Premises), subject to delays arising from the collection of insurance proceeds, from Force Majeure events, or as needed to obtain any license, clearance, or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, release or removal of Hazardous Materials in, on, or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”); provided, however, that if such repair or restoration of the Premises is not Substantially Complete within 9 months after the date of discovery of the damage (to be extended by 1 day for each day that the restoration time is estimated to exceed 6 months, provided that neither party elected to terminate this Lease based on such estimate), either party, by giving Notice to the other party, may elect not to proceed with such repair and restoration, in which event Landlord shall be relieved of its obligations to make such repairs or restoration and this Lease shall terminate effective as of the date of such election.

Tenant, at its expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure events or to obtain Hazardous Material Clearances, all repairs or restoration not required to be done by Landlord and, as soon as reasonably practicable, shall re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, Landlord may terminate this Lease if the Premises are damaged during the last 18 months of the Term or of any Term Extension and Landlord reasonably estimates that it will take more than 60 days to repair such damage, or if insurance proceeds are not available for such restoration. Rent shall be abated from the date all required Hazardous Material Clearances are obtained until the Premises are repaired and restored, in the proportion that the area of the Premises that is not usable by Tenant, if any, bears to the total area of the Premises, unless Landlord provides Tenant with other space during the period of repair that is suitable, in Tenant’s reasonable discretion, for the temporary conduct of Tenant’s business. Such abatement shall be Tenant’s sole and exclusive remedy at law, in equity, or otherwise, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

The provisions of this Lease, including this Section, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation that is now or may hereafter be in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing this Section sets forth their entire understanding and agreement with respect to such matters.

19. Condemnation. If any part of the Premises or the Project is taken for any public or quasi-public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would, in Tenant’s judgment prevent or materially interfere with Tenant’s use of the Premises for the Permitted Use or, in Landlord’s judgment, materially interfere with or impair Landlord’s

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ownership or operation of the Project, then upon Notice by either party to the other party this Lease shall terminate and Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial taking and the Rent payable hereunder during the unexpired portion of the Term or any Term Extension shall be reduced to such extent as may be fair and reasonable under the circumstances. Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s Trade Fixtures, if a separate award for such items is made to Tenant. Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project

20. Events of Default. Each of the following events shall be a default (“Default”) by Tenant under this Lease:

(a) Payment Defaults. Tenant shall fail to pay any installment of Rent or any other payment hereunder when due; provided, however, that Landlord will give Tenant Notice and an opportunity to cure any failure to pay Rent within 3 days of any such Notice not more than once in any 12 month period and Tenant agrees that such Notice shall be in lieu of and not in addition to any notice required by law.

(b) Insurance. (i) Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and (ii) Tenant shall fail to obtain replacement insurance at least 20 days before the expiration of the current coverage.

(c) Abandonment. Tenant shall abandon the Premises.

(d) Improper Transfer. Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted herein, or Tenant’s interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.

(e) Liens. Tenant shall fail to satisfy its obligations under Section 15.

(f) Insolvency Events. Tenant or any guarantor or surety of Tenant’s obligations hereunder shall: (i) make a general assignment for the benefit of creditors; (ii) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (iii) become the subject of any Proceeding for Relief that is not dismissed within 90 days of its filing or entry; or (iv) die or suffer a legal disability (if Tenant guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

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(g) Estoppel Certificate or Subordination Agreement. Tenant fails to execute any document required from Tenant under Sections 23, 27, or 38 within 10 days after a second Notice requesting such document.

(h) Office / Lab Lease. Tenant is in breach of, in default under, or otherwise has failed to comply with the agreements, terms, covenants and conditions to be performed by Tenant in connection with the Office / Lab Lease, after any applicable notice and cure periods.

(i) [Intentionally Omitted]

(j) Other Defaults. Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section, and except as otherwise expressly provided herein, such failure shall continue for a period of 30 days after Notice thereof from Landlord to Tenant.

Any Notice given under Section 20(g) or (j) hereof, shall: (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such Notice; provided, however, that if the nature of Tenant’s default is such that it cannot be cured by the payment of money and reasonably requires more than 30 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 30-day period and thereafter diligently prosecutes the same to completion; provided further, however, that such cure shall be completed no later than 60 days from the date of Landlord’s Notice.

21. Landlord’s Remedies.

(a) Payment By Landlord; Interest. Upon a Default by Tenant hereunder, Landlord, without waiving or releasing any obligation of Tenant hereunder, may make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12.00% per annum or the highest rate permitted by law, whichever is less (the “Default Rate”), shall be payable to Landlord on demand as Additional Rent. Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant’s Default hereunder.

(b) Late Payment Rent. Late payment by Tenant to Landlord of Rent and other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges that may be imposed on Landlord under any “Mortgage” (as defined in Section 27 below) covering the Premises. Therefore, if Landlord does not receive any installment of Rent due from Tenant within 5 days after the date such payment is due, Tenant shall pay to Landlord an additional sum of 6.00% of the overdue Rent as a late charge. In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid. Provided there is no other Default by Tenant hereunder, the foregoing late charge and interest at the Default Rate will not be payable until the 2nd late payment of Rent in any 12 month period. Tenant agrees that the foregoing late charge and interest at the Default Rate represent a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Tenant also acknowledges that Landlord is entitled to use reasonable methods to deter delinquent payments by Tenant and agrees that, under the circumstances in existence as of the

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date of this Lease, the foregoing late charge and interest at the Default Rate are reasonable, as evidenced by the fact that, among other things, (i) Landlord and Tenant have comparatively equal bargaining power, (ii) this Lease is not a pre-printed form document, and (iii) Tenant’s principals are well experienced in leasing properties, were represented by counsel in the negotiation and documentation of this Lease, and bargained at arms length and without duress for all of the terms and conditions of this Lease, including this provision.

(c) Remedies. Upon the occurrence of a Default, Landlord, at its option, without further Notice to or demand on Tenant, shall have the option, in addition to all other rights and remedies provided in this Lease, at law or in equity, to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any Notice or demand whatsoever.

(i) Terminate this Lease, or at Landlord’s option, Tenant’s right to possession only, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, in accordance with applicable law and without prejudice to any other remedy that it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor;

(ii) Upon any termination of this Lease, whether pursuant to the foregoing Section 21(c)(i) or otherwise, Landlord may recover from Tenant the following:

(A) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(B) The worth at the time of award of the amount by which the unpaid rent that would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(C) The worth at the time of award of the amount by which the unpaid rent for the balance of the Term or Term Extension (as the case may be) after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(D) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including, but not limited to, brokerage commissions and advertising expenses incurred and the expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(E) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 21(c)(ii)(A) and (B), above, the “worth at the time of award” shall be computed by allowing interest at the Default Rate. As used in Section 21(c)(ii)(C)

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above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1.00%.

(iii) Landlord may continue this Lease in effect after Tenant’s Default and recover rent as it becomes due. Accordingly, if Landlord does not elect to terminate this Lease following a Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.

(iv) Whether or not Landlord elects to terminate this Lease following a Default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole and absolute discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. Upon Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of Notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

(d) Effect of Exercise. Exercise by Landlord of any remedies hereunder or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, it being understood that such surrender and/or termination can be effected only by the express written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same and shall not be deemed a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of Rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord’s intention to re-enter, re-take or otherwise obtain possession of the premises as provided in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. Any reletting of the Premises or any portion thereof shall be on such terms and conditions as Landlord in its sole and absolute discretion may determine. Landlord shall not be liable, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due in respect of such reletting or otherwise to mitigate any damages arising by reason of Tenant’s Default.

22. Assignment and Subletting.

(a) General Prohibition. Without Landlord’s prior written consent, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect. For purposes of this Section, a transfer of ownership interests controlling Tenant shall be deemed an assignment of this Lease unless such ownership interests are publicly traded.

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(b) Permitted Transfers. If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises (generally, a “Transfer”), then at least 15 business days, but not more than 30 business days, before the date Tenant desires the Transfer to be effective (the “Assignment Date”), Tenant shall give Landlord a Notice (the “Assignment Notice”) containing such information about the proposed transferee, including the proposed use of the Premises and any Hazardous Materials proposed to be used or stored in the Premises, the Assignment Date, any relationship between Tenant and the proposed transferee, and all material terms and conditions of the proposed Transfer, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent. Landlord may, by giving Notice to Tenant within 15 business days after receipt of the Assignment Notice: (i) grant or refuse such consent, in its sole and absolute discretion, with respect to any Transfer other than a straightforward sublease of not more than 3,000 square feet of the Premises (a “Minor Sublease”), or grant or refuse such consent, in its reasonable discretion, with respect to such a Minor Sublease, or (ii) terminate this Lease with respect to the space described in the Assignment Notice, as of the Assignment Date (an “Assignment Termination”). If Landlord elects an Assignment Termination, Tenant shall have the right to withdraw its Assignment Notice by Notice to Landlord of such election within 5 days after Landlord’s Notice electing to exercise the Assignment Termination. If Tenant withdraws such Assignment Notice, this Lease shall continue in full force and effect. If Tenant does not withdraw such Assignment Notice, this Lease, and the term and estate herein granted, shall terminate as of the Assignment Date with respect to the space described in such Assignment Notice. No failure of Landlord to exercise any such option to terminate this Lease shall be deemed to be Landlord’s consent to the proposed Transfer. Tenant shall reimburse Landlord for all reasonable out-of-pocket expenses, up to a maximum of $1,000.00, incurred by Landlord in connection with its consideration of any Assignment Notice.

(c) Additional Conditions. As a condition to any such Transfer, Landlord may require:

(i) that any transferee agree, in writing at the time of such Transfer, that if Landlord gives such third party notice that Tenant is in default under this Lease, such third party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under this Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attomment; and

(ii) A list of Hazardous Materials, certified by the proposed transferee to be true and correct, which the proposed transferee intends to use or store in the Premises together with the “Documents” (as defined in Section 30(b) below) with respect to such proposed transferee.

(d) No Release of Tenant. Notwithstanding any Transfer, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease. If the Rent due and payable by a transferee (or a combination of the rental payable under such Transfer plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder all such excess rental and other excess consideration within 10 days following receipt thereof by Tenant. If Tenant shall

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sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting and Landlord, as assignee, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.

(e) No Waiver. The consent by Landlord to a Transfer shall not relieve Tenant or any transferee from obtaining the consent of Landlord to any further Transfer nor shall it release Tenant or any transferee from full and primary liability under the Lease. The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any Transfer.

23. Estoppel Certificate. Tenant shall within 15 business days of Notice from Landlord, execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as Exhibit I with the blanks filled in, and on any other form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be reasonably requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant’s failure to deliver such statement within such time shall, at the option of Landlord, constitute a Default under this Lease, and, in any event, shall be conclusive upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

24. Quiet Enjoyment. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, at all times during the Term and any Term Extension, have peaceful and quiet enjoyment of the Premises and the Project against any person claiming by, through, or under Landlord.

25. Prorations. All prorations required or permitted to be made hereunder shall be made on the basis of a 360-day year and 30-day months.

26. Rules and Regulations. Tenant shall, at all times during the Term and any Term Extension, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering the use of the Premises and the Project and delivered to Tenant at least 30 days prior to their effective date. The current rules and regulations are attached hereto as Exhibit G. If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control. Landlord shall not have any obligation to enforce any rules or regulations against, and shall have no liability for the breach of any rules or regulations by, other tenants in the Project. If Landlord chooses to enforce any rules or regulations against other tenants in the Project, Landlord shall do so in a non-discriminatory manner.

27. Subordination. This Lease and Tenant’s interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any first mortgage, now existing or

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hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancings, assignments and extensions thereof (collectively, a “Mortgage”), without the necessity of any further instrument or act on the part of Tenant; provided, however, that so long as there is no Default hereunder, Tenants receipt of a fully executed instrument containing appropriate non-disturbance provisions assuring Tenants quiet enjoyment of the Premises as set forth in Section 24 hereof shall be a condition precedent to the subordination of Tenant’s interest and rights hereunder and Tenant’s right to possession of the Premises shall not be disturbed by the holder of any such Mortgage (a “Holder”). Tenant agrees, at the electron of any Holder, to attorn to any such Holder. Tenant agrees, upon demand, to execute, acknowledge and deliver a Subordination, Non-Disturbance and Attomment Agreement substantially in the form attached hereto as Exhibit J (the “Loan Subordination Agreement”) or such other instruments, confirming such subordination and such instruments of attomment as shall be reasonably requested by any Holder, provided any such instruments contain the appropriate non-disturbance provisions described above. Notwithstanding the foregoing, any Holder may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by written notice to Tenant and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery, or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery, and recording of such Mortgage and had been assigned to such Holder. Landlord shall use commercially reasonable efforts to obtain an express agreement from the Holder of any Mortgage that the lien of such Mortgage does not apply or attach to any property that, by operation of the terms of this Lease, is deemed to be Tenant’s separate property, whether or not such property is, has been, or will become affixed to the Premises. The term “Mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances given for value, and any reference to the “Holder” of a mortgage shall be deemed to include the beneficiary under a deed of trust.

28. Surrender. Upon expiration or earlier termination of Tenant’s right of possession, Tenant, subject to the provisions of Section 42 below and to the exercise of any remedies by Landlord, may remove Tenant’s Property and shall surrender the Premises to Landlord in substantially the same condition as received, broom clean, ordinary wear and tear, approved Alterations, and casualty loss and condemnation covered by Sections 18 and 19 excepted, and shall return to Landlord all keys to offices and restrooms furnished to, or otherwise procured by, Tenant. If any such key is lost Tenant shall pay to Landlord, at Landlord’s election, either the cost of replacing such lost key or the cost of changing the lock or locks opened by such lost key. Any Trade Fixtures, Alterations, and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property. All obligations of either party that have arisen and/or become binding hereunder but have not been fully satisfied as of the expiration or earlier termination of this Lease shall survive such expiration or earlier termination, including without limitation, indemnity obligations, payment obligations (including Rent), obligations concerning the condition and repair of the Premises, and the obligation to obtain all required Hazardous Materials Clearances. Without limiting the generality of the foregoing, the following provisions shall survive the expiration or earlier termination of this Lease: (a) the indemnity obligations contained in Sections 7, 12, 14(b), 16(a), 16(b), 30(a), 30(d), 35, and 38(b); (b) the payment obligations contained in Sections 3, 5, 6, 8, 9, 11, 15, 21(a), 21b), 22(d), and 42; (c) the maintenance, repair, restoration, and/or demolition obligations contained in Sections 12, 13, 18, and 42; (d) the obligation to obtain

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Hazardous Materials Clearances contained in Sections 18 and 42; and (e) the agreements contained in Sections 29, 36, and 44.

29. Waiver of Jury Trial. TENANT AND LANDLORD EACH AGREE NOT TO ELECT A TRIAL BY JURY, AND WAIVE ANY RIGHT TO A TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO. THIS WAIVER IS GIVEN KNOWINGLY AND VOLUNTARILY, AND IS INTENDED TO ENCOMPASS EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO TRIAL BY JURY OTHERWISE WOULD ACCRUE. TENANT AND LANDLORD EACH AGREE THAT THIS PROVISION CONSTITUTES A WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY, AND EACH PARTY AUTHORIZES THE OTHER PARTY TO FILE A COPY OF THIS PROVISION, IN ANY PROCEEDING, AS CONCLUSIVE EVIDENCE OF THIS CONSENT TO WAIVER.

30. Environmental Requirements.

(a) Prohibition/Compliance. Landlord has provided Tenant with copies of all environmental tests, reports, inspections, surveys, samples, studies, and other analyses of the Site and of the approximately 4.916 acres of land adjacent to the Site (more fully described in Exhibit A-2 (the “Additional Site”)) that are in Landlord’s possession or control or that Landlord, through the exercise of commercially reasonable efforts, has been able to obtain from various Governmental Authorities having jurisdiction over “Hazardous Materials” (as hereinafter defined) that may be present at the Site or the Additional Site (collectively, the “Environmental Information”) A list of the documents containing the Environmental Information is attached hereto as Exhibit L. Landlord shall not be responsible, and Tenant hereby waives any right to assert any claim against Landlord, for any Pre-Existing Contamination. In addition to the forgoing, Tenant shall not cause or permit any Hazardous Materials to be brought upon, kept, or used in or about the Premises, the Project, or the Site in violation of applicable law. If Tenant breaches the obligation stated in the preceding sentence, if the presence of Hazardous Materials permitted by Tenant results in contamination of the Premises, the Project the Site, or any adjacent property (including the Additional Site), or if any contamination of tine Premises, Project, Site, or any adjacent property (including the Additional Site) that is not expressly identified in the Environmental Information (“Previously Unknown Contamination”) is discovered during the Term or any Term Extension or renewal hereof or holding over hereunder and Tenant cannot demonstrate that such Previously Unknown Contamination was present at the Site before the Effective Date or is attributable solely to the actions or omissions of a person or entity other than Tenant, Tenant shall indemnify, defend, and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Premises or any portion of the Project, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises or the Project, damages arising from any adverse impact on marketing of space in the Premises or the Project, increase in the cost of designing, constructing, or permitting any additional improvements within the Project, and sums paid in settlement of claims and Legal Fees) that arise before or after the expiration or earlier termination of this Lease as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any Governmental Authority because of Hazardous

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Materials present in the air, soil, or ground water above, on, or under the Premises, the Project, the Site, or any adjacent property (including the Additional Site). Without limiting the foregoing, if the presence of any Hazardous Materials within the Premises, the Project, the Site, or any adjacent property (including the Additional Site) caused or permitted by Tenant results in any contamination of the Premises, the Project, the Site, or any adjacent property (including the Additional Site), Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises, the Project, the Site, or any adjacent property (including the Additional Site) to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises, the Project, or the Site.

(b) Business. Landlord acknowledges that it is not the intent of this Section to prohibit Tenant from operating its business as described in Section 7 above. Tenant may operate its business according to the custom of the industry so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all applicable governmental requirements. A list identifying each type of Hazardous Materials that Tenant currently anticipates will be present on the Premises, the Project, or the Site and setting forth any and all governmental approvals or permits required in connection with the presence of such Hazardous Materials on the Premises, the Project, or the Site (“Hazardous Materials List”) is attached hereto as Exhibit M. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord an updated Hazardous Materials List no more than 30 days prior to the Commencement Date. Tenant shall deliver to Landlord an updated Hazardous Materials List at least once a year and shall also deliver an updated list before any new Hazardous Materials are brought onto the Premises, the Project or the Site. Tenant shall deliver to Landlord true and correct copies of the following documents (the “Documents”) relating to the handling, storage, disposal, and emission of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority: permits; approvals; reports, and correspondence; storage and management plans, notice of violations of any laws; plans relating to the installation of any storage tanks to be installed in or under the Premises, the Project, or the Site (provided said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); and all closure plans or any other documents required by any and all Governmental Authorities for any storage tanks installed in, on, or under the Premises, the Project or the Site for the closure of any such tanks. Tenant is not required, however, to provide Landlord with any portion(s) of the Documents containing information of a proprietary nature that, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities, it being understood and agreed that it is not the intent of this Section to provide Landlord with information that could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors. Accordingly, Landlord, except as may be provided otherwise herein or required by law, shall (i) keep confidential the information contained in the Documents, and (ii) disclose such information only to Landlord’s officers, directors, employees, or consultants with a need to know in connection with Landlord’s management of the Project, provided that Landlord shall inform all non-affiliated recipients of such information of the confidentiality requirement and (to the extent within Landlord’s control) cause such confidence to be maintained; provided, however, that disclosure of such information by Landlord shall not be prohibited if that disclosure is of information that is a matter of public record or public knowledge or was obtained by Landlord from sources other than Tenant. Tenant agrees that it shall, at its own expense, and upon the written request of Landlord, establish and maintain a separate area of the Premises classified under the North Carolina

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State Building Code (as adopted by the City of Durham) as an “H” occupancy area (i.e., the classification denoting a hazardous materials occupancy area) for the use and storage of Hazardous Materials.

(c) Termination of Lease. Notwithstanding the provisions of Section 30(a) above, if (i) Tenant or any proposed transferee of Tenant has been required by any prior landlord, lender, or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property if the contamination resulted from such party’s action or use of the property in question, or (ii) Tenant or any proposed transferee of Tenant is adjudicated guilty or responsible under an enforcement order issued by any Governmental Authority in connection with the use, disposal, or storage of a Hazardous Materials, Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion (with respect to any such matter involving Tenant) and it shall not be unreasonable for Landlord to withhold its consent to any proposed Transfer (with respect to any such matter involving a proposed transferee).

(d) Testing. Landlord shall have the right to conduct annual tests of the Premises (each, an “Annual Test” and collectively, “Annual Tests”) to determine whether any contamination has occurred as a result of Tenant’s use. Tenant shall be required to pay up to $2,000.00 of the cost of each such Annual Test; provided, however, if Tenant conducts its own tests of the Premises using third party contractors and test procedures acceptable to Landlord, which tests are certified to Landlord, Landlord shall accept such tests in lieu of the Annual Tests to be paid for by Tenant. In addition, at any time, and from time to time, prior to the expiration or earlier termination of this Lease, Landlord shall have the right to conduct additional appropriate tests of the Premises, the Project and the Site to determine whether contamination has occurred as a result of Tenant’s use of the Premises, the Project, or the Site. If contamination has occurred for which Tenant is liable under this Section, Tenant shall pay all costs to conduct such tests. If no such contamination is found, Landlord shall pay the costs of such tests (which shall not constitute an Operating Expense). Landlord shall provide Tenant with a copy of all reports and tests of the Premises made by or on behalf of Landlord. Tenant shall be solely responsible for and shall defend, indemnify, and hold Landlord and its agents and contractors harmless from and against any and all claims, costs and liabilities (including actual Legal Fees) arising out of or in connection with any removal, clean up, restoration and materials required hereunder to return the Premises, the Project, the Site, and any other property of whatever nature to their condition existing prior to the time of any such contamination. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.

(e) Underground Tanks. If underground or other storage tanks storing Hazardous Materials are located on the Premises, the Project or the Site or are hereafter placed on the Premises, the Project, or the Site by any party at Tenant’s request, Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other steps necessary or required under applicable state and federal law, as such now exists or may hereafter be adopted or amended.

(f) Tenant’s Obligations. Each party’s obligations under this Section shall survive the expiration or earlier termination of the Lease. During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials and the release and termination of any

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licenses or permits restricting the use of the Premises, Tenant shall continue to pay the full Rent in accordance with this Lease, which Rent shall be prorated daily.

(g) Definition of “Hazardous Materials”. As used herein, the term “Hazardous Materials” means any hazardous or toxic substance, material or waste that is or becomes regulated by any Governmental Authority and includes, without limitation, any material or substance that is (i) petroleum, (ii) asbestos, (iii) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (iv) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. (42 U.S.C. Section 6903), (v) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601), (vi) defined as “hazardous waste, “extremely hazardous waste” or “restricted hazardous waste” under any applicable state law, or (vii) defined as a “hazardous material” or “hazardous substance” under any applicable state law.

31. Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after Notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, reasonably require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). Upon any default by Landlord, Tenant shall give notice by registered or certified mail to Ground Lessor and to any Holder of a Mortgage covering the Premises or the Project and Tenant shall offer all such persons a reasonable opportunity to cure the default, including time to obtain possession of the Premises or the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the ground lessee’s interest under the Ground Lease and not thereafter. The term “Landlord” in this Lease shall mean only the owner, for the time being, of the ground lessee’s interest under the Ground Lease, and upon the transfer by such owner of such ground lessee’s interest under the Ground Lease, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term and any Term Extension upon each new owner for the duration of such owner’s ownership. Any liability of Landlord under this Lease shall be limited solely to its interest in the Project, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other, property or assets of Landlord or any of Landlord’s officers, employees, agents, or contractors. Under no circumstances shall Landlord or any of Landlord’s officers, employees, agents or contractors be liable for injury to Tenant’s business or for any loss of income or profit therefrom.

32. Inspection and Access. During business hours on not less than 48 hours advance Notice (except in the case of emergencies in which case no such Notice shall be required and such entry may be at any time), Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose, including, without limitation, for the purpose of showing the Premises to prospective purchasers and, during the last year of the Term or any Term Extension (as the case may be), to prospective tenants, and Landlord may erect a suitable sign on the Premises

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stating the Premises are available to let or that the Project is available for sale. Landlord shall use commercially reasonable efforts to minimize any loss, injury, inconvenience to or interference with Tenant’s business, or loss of occupancy or quiet enjoyment of the Premises occasioned by Landlord entering the Premises pursuant to this Section. Landlord also may grant easements, make public dedications, designate common areas and create restrictions on or about the Premises, provided, however, that no sign or easement, dedication, designation, or restriction materially adversely interferes with Tenant’s use or occupancy of the Premises. At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications, or restrictions.

33. Security. Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant shall be solely responsible for the personal safety of Tenants officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project. Tenant shall at Tenants cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

34. Force Majeure. Except for the payment of Rent neither party shall be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord (“Force Majeure”).

35. Brokers; Entire Agreement; Amendment. Landlord and Tenant each represent and warrant that it has not dealt with any broker, agent, or other person (collectively, “Broker”) in connection with this transaction and that no Broker brought about this transaction, other than Tenant’s Broker (it being understood and agreed, however, that no commission or other form of compensation is due or payable to Tenant’s Broker with regard to this leasing transaction). Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any other Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, including any Brokers representing either Landlord or Tenant, that are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. Tenant represents and warrants that no broker or agent has made any representation or warranty relied upon by Tenant in Tenant’s decision to enter into this Lease. Landlord in executing this Lease does so in reliance upon Tenant’s representations and warranties contained herein. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

36. Limitation on Landlord’s Liability. NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY: (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER

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PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: TENANTS PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED TO LANDLORD’S INTEREST IN THE PROPERTY OF WHICH THE PREMISES ARE A PART.

37. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

38. Ground Lease.

(a) Tenant acknowledges that the Premises, the Project, and this Lease are and shall remain subject and subordinate to the Ground Lease and the Development Rights Agreement and to the rights of Ground Lessor thereunder, and to all amendments, restatements, renewals, modifications, assignments, and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however, that so long as there is no Default hereunder, Tenant’s receipt from Ground Lessor (or any successor or assignee thereof, as appropriate) of a fully executed instrument containing appropriate non-disturbance provisions assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 hereof shall be a condition precedent to the subordination of Tenant’s interest and rights hereunder and Tenant’s interest and rights hereunder shall not be disturbed by Ground Lessor. Tenant agrees, at the election of Ground Lessor, to attorn to Ground Lessor. Unless Ground Lessor and Tenant mutually agree upon and execute and deliver a different form of Subordination, Non-Disturbance and Attornment Agreement, Tenant shall, upon demand, execute, acknowledge, and deliver a Subordination, Non-Disturbance and Attornment Agreement substantially in the form attached hereto as Exhibit K (the “Lease Subordination Agreement”) or such other instruments, confirming such subordination and instruments of attornment as shall be reasonably requested by Ground Lessor, provided any such instruments contain the appropriate non-disturbance provisions described above. Tenant acknowledges that, among other things, notwithstanding the terms of this Lease, (i) the final design and aesthetic of the Premises and the Project, (ii) any Transfer, and (iii) any financing to be secured by Tenant’s interest in this Lease, may be subject to the requirements of the Ground Lease and/or the Development Rights Agreement and/or to the approval of Ground Lessor.

(b) Tenant shall be responsible for, and hereby covenants to satisfy in a timely fashion, any and all obligations, covenants, responsibilities, and/or indemnities binding on Landlord as holder of the ground lessee’s interest under the Ground Lease or as a party to the Development Rights Agreement (collectively, the “Ground Lease Obligations”), including,

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without limitation, the payment or reimbursement of all expenses to be paid or reimbursed by Landlord under the Ground Lease (but excluding the payment of the annual rent provided for in the Ground Lease (which shall be governed by the terms and conditions of the Office / Lab Lease)), the payment of the rent provided for in the Development Agreement, and the payment or reimbursement of all expenses to be paid or reimbursed by Landlord under the Development Rights Agreement; provided, however, that the terms and conditions of this Lease shall control to the extent the responsibility for satisfying any Ground Lease Obligation is expressly conferred on Landlord and/or allocated between Landlord and Tenant herein. For illustration purposes only, Sections 13 and 14 hereof allocate between Landlord and Tenant all maintenance and repair obligations with respect to the Premises and the Project and, therefore, such provisions control. If Tenant fails to satisfy, in a timely fashion, any of the Ground Lease Obligations in the manner required hereunder, Landlord shall have the right (but not the obligation) to satisfy the same, and any cost incurred by Landlord in doing so shall be payable to Landlord on demand as Additional Rent or includable by Landlord as an Operating Expense. Further, Tenant shall indemnify, defend, hold, and save Landlord harmless from and against any and all Claims arising out of or in connection with any such failure by Tenant. Conversely, if Tenant gives Landlord Notice requesting Landlord to take affirmative action to enforce any of Landlord’s rights as ground lessee under the Ground Lease or as a party to the Development Rights Agreement or to enforce any obligation, covenant, responsibility, and/or indemnity of Ground Lessor under the Ground Lease and/or the Development Rights Agreement (collectively, the “Ground Lease Rights”) and Landlord elects not to do so, Tenant shall have the right, at Tenant’s sole cost and expense, to take affirmative action to enforce any such Ground Lease Rights, and for such purpose Landlord, effective as of Landlord’s election not to take affirmative action, appoints Tenant attomey-in-fact for Landlord (such power of attorney being coupled with an interest); provided, however, that, notwithstanding the foregoing, the exercise of any Ground Lease Rights that relate to Hazardous Materials (as provided in Section 30(a) hereof) shall be subject to compliance with Section 3 of the Cost Sharing Agreement. Tenant shall indemnify, defend, hold, and save Landlord harmless from and against any and all Claims arising out of or in connection with any affirmative action taken by Tenant to enforce any Ground Lease Rights. Tenant’s rights and obligations under this Section shall terminate and be of no further force or effect as of the expiration or earlier termination of this Lease, provided that all obligations that have arisen and/or become binding hereunder but have not been fully satisfied as of the expiration or earlier termination of this Lease shall survive such expiration or earlier termination.

(c) Pursuant to the Development Rights Agreement, Ground Lessor is allocating to the Site the additional “Development Rights” (as defined in the Development Rights Agreement) necessary to permit the Greenhouse to be significantly larger than originally planned (as expressly desired by Tenant). Tenant acknowledges that Tenant has been expressly named in the Development Rights Agreement as an “intended third party beneficiary” entitled to enforce Landlord’s remedies against Ground Lessor in the event of a default by Ground Lessor under the Development Rights Agreement. If, at any time prior to the expiration or earlier termination of this Lease, there shall be insufficient Development Rights to permit either the Premises or the Office / Lab to remain, or to be restored to, the size and configuration contemplated in this Lease (a “Development Rights Deficiency”), Tenant’s sole and exclusive remedy at law, in equity, or otherwise shall be to pursue Ground Lessor under the Development Rights Agreement or at law or in equity, except to the extent, and only to the extent, that the Development Rights Deficiency is attributable to the gross negligence or willful misconduct of Landlord (a “Landlord Caused Development Rights Deficiency”). Tenant hereby expressly, absolutely, unconditionally, and irrevocably waives and relinquishes any right Tenant may now have or may hereafter acquire to initiate, institute, maintain, or prosecute any action or proceeding against Landlord for any claims, sums of money, compensation, damages, costs,

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losses, or expenses, of any type, kind, nature, description, or character, that in any way arise out of, are connected with, or relate to any Development Rights Deficiency other than a Landlord Caused Development Rights Deficiency.

39. Signs; Exterior Appearance. Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed: (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting, or other projection to any outside wall of any part of the Premises or the Project, (ii) store any equipment, furniture, or other items of personal property on any exterior balcony, or (iii) paint, affix, or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type that can be viewed from the exterior of the Premises. Interior signs on doors shall be inscribed, painted or affixed for Tenant by Landlord at the sole cost and expense of Tenant, and shall be of a size, color and type acceptable to Landlord. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering. Notwithstanding the foregoing, Landlord hereby reserves the right to install a sign or placard (of up to 2 feet by 2 feet) that can be viewed from the exterior of the Premises and that identifies the Project as an asset of Alexander Real Estate Equities, Inc.

40. [Intentionally Omitted]

41. Right to Extend Term. Tenant shall have the right to extend the Term upon the following terms and conditions:

(a) Extension Rights. Tenant shall have 2 consecutive rights (each, an “Extension Right”) to extend the term of this Lease for 5 years each (each, a “Term Extension”) on the same terms and conditions as this Lease by giving Notice to Landlord of Tenant’s election to exercise each Extension Right at least 12 months prior to the expiration of the Term or the expiration of any prior Term Extension. During any Term Extension, no Base Rent and no Improvement Rent shall be payable; all other Rent shall remain payable on the same terms and conditions as this Lease.

(b) Rights Personal. The Extension Rights are personal to Tenant and are not assignable separate and apart from this Lease, except that they may be assigned in connection with any Approved Transfer, as defined in Section 22 of this Lease.

(c) Exceptions. Notwithstanding anything set forth above to the contrary, Extension Rights shall not be in effect and Tenant may not exercise any of the Extension Rights:

(i) during any period of time that Tenant is in Default under any provision of this Lease;

(ii) if Tenant has been in Default under any provision of this Lease 3 or more times, whether or not the Defaults are cured, during the 12 consecutive month period immediately prior to the date that Tenant intends to exercise an Extension Right, whether or not the Defaults are cured; or

(iii) if Tenant no longer has the right to use or occupy, or if Tenant is no longer actually using or occupying, the Office / Lab pursuant to the terms and conditions of the Office/Lab Lease, or if Tenant has not exercised any extension rights under the

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Office / Lab Lease that are necessary to make the Office / Lab Lease expire at the same time as this Lease expires.

(d) No Extensions. The period of time within which any Extension Rights may be exercised shall not be extended or enlarged by reason of the Tenant’s inability to exercise the Expansion Rights.

(e) Termination. Landlord, in Landlord’s sole and absolute discretion, may terminate the Extension Rights, even after Tenant’s due and timely exercise of an Extension Right, if, after such exercise, but prior to the commencement date of an Term Extension, (i) Tenant fails to timely cure any Default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of an Extension Right to the date of the commencement of the Term Extension, whether or not such Defaults are cured.

42. Demolition Upon Surrender.

(a) Notwithstanding any other provisions of this Lease to the contrary (including, but not limited to, Section 28 and the last paragraph of Section 12), Landlord may elect to cause Tenant to demolish completely the Greenhouse and all Improvements, Alterations, and Installations, and to restore any damage to the Site caused by or occasioned as a result of such demolition, upon the expiration or earlier termination of this Lease. Landlord may make such election by giving Notice to Tenant of such election: (i) within 5 days after any early termination of this Lease, or (ii) no later than 90 days prior to the scheduled expiration of this Lease. If Landlord so elects, Tenant shall cause such demolition and restoration to be performed within 120 days after the expiration or earlier termination of this Lease, subject to Force Majeure Delays and delays needed to obtain any Hazardous Materials Clearances required to perform such demolition and restoration. Without in any way limiting the generality of the foregoing, (x) during the demolition, Tenant, on a daily basis, shall cause the Site and any adjacent property (including the Additional Site) to be cleaned so that they are free from any accumulation of waste materials, trash, rubbish, or other debris, (y) at all times, Tenant shall ensure that no burning of waste materials, trash, or rubbish occurs on the Site or any adjacent property (including the Additional Site), that no dirt, dust, or other by-product of the demolition creates a public nuisance, and that all demolition work is performed in compliance with all applicable Legal Requirements, and (z) upon completion of the demolition, Tenant shall cause to be removed from the Site and any adjacent property (including the Additional Site) all waste materials, trash, rubbish, tools, equipment, machinery, and other debris. Tenant also shall ensure that all demolition and restoration work is performed by duly licensed, insured, and bonded contractors. If the demolition and/or restoration is not performed within the required 120 days, Tenant shall pay Rent to Landlord for the additional time used (as provided herein) as if Tenant otherwise occupied the Premises during such period. Tenant’s obligations under this Section shall be referred to collectively as the “Demolition Obligations”.

(b) Tenant shall deposit with Landlord on the Commencement Date security for the performance of all of Tenant’s Demolition Obligations (the “Demolition Deposit”) in an amount equal to $600,000.00. At least one-sixth of the Demolition Deposit shall be in cash and up to five-sixths of the Demolition Deposit may be in the form of a Letter of Credit; provided, however, that the entire Demolition Deposit may be in the form of a Letter of Credit at any time after Tenant completes an initial public offering of Tenant’s capital shares. Landlord shall hold the cash portion of the Demolition Deposit in an interest bearing account (which may contain Landlord’s own funds), with any interest accruing on such cash portion being for Tenant’s

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benefit. Any Letter of Credit that constitutes a portion of the Demolition Deposit shall satisfy all of the requirements set forth in clauses (i) through (vi) of Section 6(a) above.

(c) Landlord shall hold the Demolition Deposit as security for the performance of Tenant’s Demolition Obligations. The Demolition Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s failure or refusal to perform any of its Demolition Obligations. At any time that Landlord reasonably believes that Tenant has failed or refused to perform any of its Demolition Obligations, Landlord may use all or any part of the Demolition Deposit (including accrued interest, if any) to pay or perform any of Tenant’s Demolition Obligations or to compensate Landlord for any loss or damage resulting from any such failure or refusal, without prejudice to any other remedy provided herein or provided by law. Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Demolition Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings. Tenant hereby waives the provisions of any law, now or hereafter in force, that provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant, or to clean the leased premises, it being agreed that Landlord may claim, in addition, those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.

(d) If Landlord transfers its interest in the Project or this Lease, Landlord shall either (i) transfer any balance of the Demolition Deposit then held by Landlord (including accrued interest, if any) to a person or entity assuming Landlord’s obligations under this Section, or (ii) pay to Tenant any balance of the Demolition Deposit then held by Landlord (including accrued interest, if any). Upon the transfer to such transferee or the payment to Tenant, Landlord shall have no further obligation with respect to the Demolition Deposit, and Tenant’s right to the Demolition Deposit shall apply solely against Landlord’s transferee.

(e) Landlord’s obligation with respect to the Demolition Deposit is that of a debtor, not a trustee. The Demolition Deposit shall be the property of Landlord, but shall be paid to Tenant when Tenant’s Demolition Obligations have been completely fulfilled. If Tenant and all assignees of Tenant’s interest hereunder fully and timely perform all of the Demolition Obligations upon the expiration or earlier termination of this Lease, Landlord shall pay to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) any balance of the Demolition Deposit then held by Landlord (including accrued interest, if any) within 60 days after Landlord’s acceptance of the Site after the completion of all of the Demolition Obligations.

43. [Intentionally Omitted]

44. Miscellaneous.

(a) Notices. Any communication, notice, or demand of any kind whatsoever that either party may be required or may desire to give to or serve on the other party (a “Notice”) shall be in writing and shall be deemed duly given if delivered in person or sent by reputable overnight guaranty courier, addressed to the parties at their addresses set forth in the Basic Lease Provisions. Either party may designate from time to time a new address for receipt of future Notices by giving the other party Notice of such new address at least 5 days prior to the effective date of such new address.

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(b) Joint and Several Liability. If and when included within the term “Tenant,” as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

(c) Landlord Consents. Except as otherwise expressly provided in this Lease or as otherwise required by law, Landlord retains the absolute right to withhold any consent or approval. Further, regardless of any standard that may be applicable to any consent or approval rights given to Landlord hereunder, Landlord shall be justified in withholding, and shall not incur any liability for so withholding, any consent or approval to any action, document, or matter that Landlord determines, in its sole and absolute discretion, will or might adversely affect Landlord’s status as a “real estate investment trust”.

(d) Financial Information. During the Term and any Term Extension, Tenant shall provide Landlord with the following financial information or business related reports:

(i) Unaudited quarterly financial statements within 30 days after the end of each of Tenant’s fiscal quarters;

(ii) Audited annual financial statements within 90 days after the end of each of Tenant’s fiscal years; and

(iii) Updates to Tenant’s business plan no less than once every 12 months and otherwise within 30 days after the completion and/or submittal of any such update to Tenant’s board of directors.

(e) Recordation. This Lease shall not be recorded or filed by or on behalf of Tenant in any public record. Notwithstanding the foregoing, upon Tenant’s request and at Tenant’s sole cost and expense, Landlord shall prepare, execute, and cause to be recorded or filed a memorandum of this Lease, which memorandum shall contain only the following information and any other additional information that may be required by applicable law: (i) the names of the parties to this Lease, (ii) a description of the Site and the Premises, (iii) the Commencement Date, (iv) the Term, and (v) the Extension Rights.

(f) Interpretation. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(g) Not Binding Until Executed. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(h) Limitations on Interest. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as

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to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(i) Choice of Law. Construction and interpretation of this Lease shall be governed by and construed and enforced in accordance with the internal laws of the state in which the Premises are located, without regard to choice of law principles of such state.

(j) Time. Time is of the essence as to the performance of each party’s obligations under this Lease.

(k) Attorneys Fees. If either Landlord or Tenant reasonably seeks legal services with respect to the proper interpretation or enforcement of this Lease, the party receiving substantially the result it sought or defended (the “Prevailing Party”), whether by award, judgment, stipulation, settlement, workout, default, or otherwise and whether or not any legal action may have been instituted or instituted and then voluntarily dismissed, shall be entitled to recover from the adverse party all reasonable fees and costs incurred by the Prevailing Party in connection with such legal services (“Legal Fees”). Legal Fees include, without limitation, (i) fees, costs, and expenses of any engineers, accountants, appraisers, consultants, brokers, and other professionals or experts retained or consulted by the Prevailing Party, and other costs and expenses of investigation or analysis incurred by the Prevailing Party in support of its position, and (ii) all such fees, costs, and expenses incurred in any aspect of the legal process, whether out-of-court negotiations, mediation, arbitration, commencement of suit, discovery, law and motion, trial, appellate proceedings, or any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11, or 13 of the Bankruptcy Code, 11 U.S.C. Section 101 et seq., or any successor statutes.

(l) No Third Party Benefits. Landlord and Tenant do not intend by any provision of this Lease to confer any right, remedy, or benefit upon any third party, and no third party shall be entitled to enforce, or otherwise shall acquire any right, remedy, or benefit by reason of, any provision of this Lease.

(m) Counterparts. This Lease may be executed in any number of counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute a single agreement with the same effect as if all parties had signed the same signature page. Any signature page from any counterpart of this Lease, signed only by one party, may be detached from such counterpart and re-attached to any other counterpart of this Lease that has a signature page signed only by the other party.

(n) Integration. This Lease and all exhibits and addenda attached hereto constitute the entire understanding of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written representations, statements, documents, understandings, and agreements with respect thereto.

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(o) Successors and Assigns. Without limiting in any way the provisions of Section 22, this Lease shall be binding upon, and inure to the benefit of, the parties hereto and their respective permitted successors and assigns.

(p) No Waiver; Remedies Cumulative. No purported waiver of any provision of this Lease shall be binding unless such waiver is in writing and signed by the party to be bound. In addition, no waiver of any provision of this Lease shall be deemed, or shall constitute, a waiver of any other-provision of this Lease, whether or not similar, nor shall any waiver constitute a continuing waiver. Further, no failure to exercise and no delay in exercising any power, right, remedy, or privilege under this Lease shall impair such power, right, remedy, or privilege or shall be deemed, or shall constitute, a waiver of any default under this Lease or acquiescence therein, nor shall any single or partial exercise of any such power, right remedy, or privilege preclude any other or further exercise thereof or of any other power, right, remedy, or privilege. Finally, all powers, rights, remedies, and privileges existing under this Lease are cumulative, in addition to, and not exclusive of any other powers, rights, remedies, or privileges otherwise available to the parties to this Lease.

(q) Incorporation by Reference. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. Except to the extent expressly provided otherwise herein, if there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

[ Signatures on Next Page ]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease Agreement as of the day and year first above written.

TENANT:

PARADIGM GENETICS, INC., (SEAL) a Delaware corporation

By:	/s/ JOHN A. RYALS
John A. Ryals
CEO and President

ATTEST:	/s/ HENRY P. NOWAK
Its	Secretary

[CORPORATE SEAL]

LANDLORD:

ARE-104 ALEXANDER ROAD, LLC, (SEAL) a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., (SEAL) a Delaware limited partnership, managing member

	By:	ARE-QRS CORP., (SEAL) a Maryland corporation, general partner

		By:	/s/ LYNN ANNE SHAPIRO
		Print Name:	Lynn Anne Shapiro
		Print Title:	General Counsel

ATTEST:	/s/ LAURIE A. ALLEN
Its	Secretary

[CORPORATE SEAL]

ARE-QRS Corp.

1996

Maryland

EXHIBIT A-1

DESCRIPTION OF SITE

Being a particular tract or tracts of land located in Durham County, Triangle Township, Research Triangle Park, North Carolina and being further described below:

BEGINNING at a point, said point being located the following courses from NC Geodetic Monument “Triad”, said NC Geodetic Monument bearing NC Grid Coordinates NAD 83 of N:238,772.801 Meters, E:620,488.448 Meters; Thence from said monument, South 01°34’26” West a ground distance of 3,011.37 feet to an existing R/W Monument set in the westerly right-of-way of T.W. Alexander Drive; Thence with said right-of-way along a curve to the right having a radius of 2846.41 feet, an arc length of 153.75 feet and being subtended by a chord bearing and distance of South 02°43’15” West, 53.73 feet to an existing concrete R/W Monument set in the westerly right-of-way of T.W. Alexander Drive; Thence leaving said right-of-way, North 87°20’44” West a distance of 142.69 feet to a point, said point being the POINT AND PLACE OF BEGINNING.

Thence, from the POINT AND PLACE OF BEGINNING South 02°44’10” West a distance of 100.85 feet to a point; Thence, North 89°49’25” West a distance of 85.25 feet to a point; Thence, South 02°33’01” West a distance of 80.34 feet to a point; Thence, North 89°49’25” West a distance of 157.55 feet to a point; Thence, South 02°26’24” West a distance of 88.04 feet to a point; Thence, North 89°49’25” West a distance of 52.18 feet to a point; Thence, South 02°26’24” West a distance of 336.73 feet to a point; Thence, North 88°43’29” West a distance of 276.76 feet to an existing concrete monument; Thence, North 01°16’24” East a distance of 330.28 feet to an existing concrete monument; Thence, North 88°03’29” West a distance of 22.85 feet to a new iron pipe; Thence, North 84°51’33” West a distance of 150.08 feet to an existing concrete monument; Thence, North 05°10’14” East a distance of 235.37 feet to a new iron pipe; Thence, South 87°36’14” East a distance of 150.23 feet to a new iron pipe; Thence, North 05°09’46” East a distance of 16.45 feet to a new iron pipe; Thence, South 87°36’14” East a distance of 105.32 feet to a new iron pipe; Thence, North 02o39’16” East a distance of 36.22 feet to a new iron pipe; Thence, South 87°20’44” East a distance of 483.95 feet to the POINT AND PLACE OF BEGINNING and containing 265,020.77 sq. ft. (6.084 acres), and being shown on a particular survey or plat entitled “ALTA/ACSM Property Survey– 104 T.W. Alexander Drive”, project number 98321.01, prepared by Barbara H. Mulkey Engineering, Inc., dated 04/30/99 and revised 07/21/99.

EXHIBIT A-2

DESCRIPTION OF ADDITIONAL SITE

Being a particular tract or tracts of land located in Durham County, Triangle Township, Research Triangle Park, North Carolina and being further described below:

BEGINNING at a point, said point being located the following courses from NC Geodetic Monument “Triad”, said NC Geodetic Monument bearing NC Grid Coordinates NAD 83 of N:238,772.801 Meters, E:620,488.448 Meters; Thence from said monument, South 01o34’26” West a ground distance of 3,011.37 feet to an existing R/W Monument set in the westerly right-of-way of T.W. Alexander Drive; Thence with said right-of-way along a curve to the right having a radius of 2846.41 feet, an arc length of 153.75 feet and being subtended by a chord bearing and distance of South 02o43’15” West, 153.73 feet to an existing concrete R/W Monument set in the westerly right-of-way of T.W. Alexander Drive, said monument being the POINT AND PLACE OF BEGINNING.

Thence, from the POINT AND PLACE OF BEGINNING along the right-of-way of T.W. Alexander Drive with a curve to the right having a radius of 2846.41 feet, an arc length of 610.47 feet and being subtended by a chord bearing and distance of South 04°58’14” West, 609.30 feet to an existing concrete monument; Thence, North 88°43’29” West a distance of 411.30 feet to a point; Thence, North 02°26’24” East a distance of 336.73 feet to a point; Thence, South 89°49’25” East a distance of 52.18 feet to a point; Thence North 02o26’24” East a distance of 88.04 feet to a point; Thence, South 89°49’25” East a distance of 157.55 feet to a point; Thence, North 02°33’01” East a distance of 80.34 feet to a point; Thence, South 89°49’25” East a distance of 85.25 feet to a point; Thence North 02°44’10” East a distance of 100.85 feet to a point; Thence, South 87°20’44” East a distance of 142.69 feet to the POINT AND PLACE OF BEGINNING and containing 214,139.28 sq. ft. (4.916 acres), and being shown on a particular survey or plat entitled “ALTA/ACSM Property Survey – 104 T.W. Alexander Drive”, prepared by Barbara H. Mulkey Engineering, Inc., dated 04/30/99 and revised 07/21/99.

EXHIBIT B

DESCRIPTION OF PREMISES

[See Attached Site Map]

EXHIBIT B

STAKING PLAN
SCALE: 1" = 30'
STAKING NOTES
REVISED PHASE 1B PLANT GROWTH AND ANALYSIS FACILITY ADDITION
REVISED PHASE 1A BUILDING
T. W. ALEXANDER
LEGEND

PLANT GROWTH AND ANALYSIS FACILITY
PARADIGM GENETICS

BARTHOLOMEW ASSOCIATES, INC.
ARCHITECTS AND PLANNERS AIA

LA-1

EXHIBIT C

WORK LETTER

[Phase 1B: Greenhouse]

This WORK LETTER, dated April 3, 2000 (this “Work Letter”), is made and entered into by and between ARE-104 ALEXANDER ROAD, LLC, a Delaware limited liability company (“Landlord”), and PARADIGM GENETICS, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease Agreement [Phase 1B: Greenhouse] dated April 3, 2000 (the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

RECITALS

A. Landlord has entered into a Ground Lease Agreement dated as of July 27,1999 (the “Original Ground Lease”), with Triangle Service Center, Inc., a North Carolina corporation (“Ground Lessor”), pursuant to which Landlord has ground leased approximately 6.084 acres of land within the Triangle Park Research Center (which is located within Research Triangle Park, Durham County, North Carolina), as more fully described in Exhibit A-1 attached to the Lease (the “Site”). The Original Ground Lease is evidenced of record by a certain Memorandum of Ground Lease dated as of July 27, 1999, and recorded July 27, 1999, in Book 2684, Page 795 of the Official Records of Durham County, North Carolina (the “Official Records”). In addition, Ground Lessor and Landlord have entered into or, concurrently with the execution of the Lease, are entering into, (i) a certain Agreement Regarding Allocation of Development Rights (which will be evidenced of record by a certain Memorandum of Agreement Regarding Allocation of Development Rights to be recorded in the Official Records), and (ii) a certain First Amendment to Ground Lease Agreement (the “Ground Lease Amendment”). The Original Ground Lease, the Ground Lease Amendment, and any other subsequent amendments or modifications thereto shall be referred to collectively as the “Ground Lease”.

B. Subject to the terms and conditions of the Lease, Landlord has agreed to cause to be constructed on the Site, or to permit to be constructed on the Site, certain improvements including, but not limited to, a plant analysis and growth room facility, a commercial greenhouse, and a headhouse containing approximately 31,776 rentable square feet (collectively, the “Greenhouse”).

C. This Work Letter contains the agreements of the parties with respect to the design and construction of the shell and core of the Greenhouse, the site improvements appurtenant to the Greenhouse, and all fixed and permanent improvements to the Greenhouse (commonly referred to as the “tenant improvements”).

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AGREEMENT

1. General Requirements.

1.1. Tenant’s Authorized Representative. Tenant designates Jim Miller and Stanford White & Associates (collectively, “Tenant’s Representative”) as the only persons authorized to initial or approve plans, drawings, or change orders or otherwise to act for Tenant pursuant to this Work Letter. Stanford White & Associates shall act for Tenant during any period that Mr. Miller is not available. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry, or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing and has been initialed or approved in writing by Tenant’s Representative. Tenant may change Tenant’s Representative at any time upon not less than 5 business days advance Notice to Landlord. No period set forth herein for any approval of any matter by Tenant shall be extended by reason of any change in Tenant’s Representative. Neither Tenant nor Tenant’s Representative shall be authorized to direct Landlord’s contractors in the performance of “Landlord’s Work” (as hereinafter defined) except as may be expressly provided otherwise herein.

1.2. Development Schedule. The schedule for design and development of the “Base Building Work” (as defined below) and the “Tenant Improvements” (as defined below), including, without limitation, the time periods for preparation, delivery, review, and approval of construction documents and performance pursuant to such documents, shall be in accordance with the Development Schedule attached hereto as Schedule A, subject to adjustment as mutually agreed by the parties in writing or as provided in this Work Letter (the “Development Schedule”).

1.3. Architects, Consultants and Contractors. The architect (the “Greenhouse Architect”), engineers, and designers responsible for the design and development of the Base Building Work, the Tenant Improvements, and the other components of the Greenhouse as a whole (collectively, “Landlord’s Work”) shall be selected by Tenant, subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned, or delayed. The general contractor (the “Greenhouse Contractor”) responsible for the construction of the Greenhouse Work shall be selected by Landlord, subject to Tenant’s approval, which approval shall not be unreasonably withheld, conditioned, or delayed. The Greenhouse Contractor shall select all subcontractors to be used for the Greenhouse Work, provided that any subcontractors (“Major Subcontractors”) under subcontracts in excess of $100,000.00 (“Major Subcontracts”) shall be subject to the mutual approval of Landlord and Tenant. The Greenhouse Architect and the Greenhouse Contractor shall coordinate with the architect, engineers, and designers responsible for the design and development of the Project as a whole (collectively, the “Project Architect”) in a manner reasonably satisfactory to Landlord. Landlord and Tenant hereby acknowledge and agree that: (i) Bartholomew Associates, Inc. has been pre-approved as the Greenhouse Architect; (ii) Miller Building Corporation has been pre-approved as the Greenhouse Contractor; and (iii) O’Brien Atkins & Associates has been selected to act as the Project Architect. For purposes of this Work Letter, the Greenhouse Architect and the Greenhouse Contractor may be referred to generally as “Developers”.

Work Letter [Greenhouse]	T.W. Alexander Ave., RTP/Paradigm Genetics, Inc. – Page 3

2. Landlord’s Work.

2.1. Base Building Work Defined. As used herein, “Base Building Work” shall mean all of the work required to design and construct, in their entirety, the shell, the core, and the other site improvements detailed in the “Greenhouse Construction Drawings” (as defined in Section 2.6), and shall include on-site surface parking of not less than 33 spaces (as may be limited by, and subject to, any changes mandated by Legal Requirements (including zoning restrictions) that may be enacted or first effective after the Effective Date and to any changes in the design of the Greenhouse requested or approved by Tenant and made after the Effective Date).

2.2. Tenant Improvements Defined. As used herein, “Tenant Improvements” shall mean all improvements to the Greenhouse desired by Tenant of a fixed and permanent nature, exclusive of the Base Building Work. Other than Landlord’s Work, Landlord shall have no obligation whatsoever with respect to the finishing, outfitting, equipping, or furnishing of the Premises for Tenant’s use and occupancy.

2.3. Greenhouse Design Program. Tenant has prepared and delivered to Landlord and the Greenhouse Architect outline specifications detailing Tenant’s requirements for Landlord’s Work (the “Greenhouse Design Program”), Landlord has delivered to Tenant any written objections, questions, and/or comments (generally, “Comments”) that Landlord may have regarding such Greenhouse Design Program, and Tenant has caused the Greenhouse Design Program to be revised to address such Comments and to be resubmitted to Landlord for approval. The final Greenhouse Design Program was approved on August 25, 1999.

2.4. Greenhouse Schematic Plans. Tenant has caused the Greenhouse Architect to prepare and submit to Landlord for Landlord’s review and comment schematic drawings for the development of Landlord’s Work (the “Greenhouse Schematic Plans”), Landlord has delivered to Tenant and the Greenhouse Architect any Comments that Landlord had regarding the Greenhouse Schematic Plans, and Tenant has caused the Greenhouse Architect to revise the Greenhouse Schematic Plans to address such Comments and to resubmit the same to Landlord for approval. The final Greenhouse Schematic Plans were approved on October 5, 1999. Tenant hereby confirms that the final Greenhouse Schematic Plans reflect Tenant’s requirements for Landlord’s Work and were prepared substantially in accordance with the Greenhouse Design Program, and Landlord shall have no responsibility to Tenant if such Greenhouse Schematic Plans do not reflect Tenant’s requirements for Landlord’s Work. The cost of any changes to the design of the Office / Lab that become necessary because of changes to the Greenhouse Schematic Plans requested by Tenant shall be payable by Tenant, and the cost of any changes to the design of the Office / Lab that become necessary because of changes to the Greenhouse Schematic Plans requested by Landlord shall be payable by Landlord.

2.5. Greenhouse Design Development Plans. Tenant has caused the Greenhouse Architect to prepare and submit to Landlord for Landlord’s review and comment design development plans and specifications for the development of Landlord’s Work (the “Greenhouse Design Development Plans”), Landlord has delivered to Tenant and the Greenhouse Architect any Comments that Landlord had regarding the Greenhouse Design Development Plans, and Tenant has caused the Greenhouse Architect to revise the Greenhouse Design Development Plans to address such Comments and to resubmit the same

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to Landlord for approval. The final Greenhouse Design Development Plans were approved on December 30, 1999. Tenant hereby confirms that the final Greenhouse Design Development Plans reflect Tenant’s requirements for Landlord’s Work and were prepared substantially in accordance with the Greenhouse Schematic Plans, and Landlord shall have no responsibility to Tenant if such Greenhouse Design Development Plans do not reflect Tenant’s requirements for Landlord’s Work. The cost of any changes to the design of the Office / Lab that become necessary because of Tenant’s requirements for the Greenhouse Design Development Plans shall be payable by Tenant, and the cost of any changes to the design of the Office / Lab that become necessary because of Landlord’s requirements for the Greenhouse Design Development Plans shall be payable by Landlord.

2.6. Greenhouse Construction Drawings. On March 3, 2000, Tenant caused the Greenhouse Architect to prepare and deliver to Landlord, for Landlord’s review and comment, construction plans for Landlord’s Work. On March 20, 2000, Landlord delivered to Tenant and the Greenhouse Architect the Comments that Landlord had regarding such construction plans only. Within 5 business days after Landlord’s receipt of the specifications and drawings that correspond to such construction plans (with such construction plans, the “Greenhouse Construction Drawings”), Landlord shall deliver to Tenant and the Greenhouse Architect any Comments that Landlord may have regarding the remainder of the Greenhouse Construction Drawings; provided, however, that Landlord may not disapprove any matter that is substantially consistent with the Greenhouse Design Development Plans; provided further, however, that Tenant may not submit to Landlord any Greenhouse Construction Drawings that are not substantially consistent with the Greenhouse Design Development Plans without submitting a “Change Request” (as defined in Section 5.1). All Greenhouse Construction Drawings shall be prepared substantially in accordance with the Greenhouse Design Development Plans, and Tenant shall be solely responsible for ensuring that the Greenhouse Construction Drawings reflect Tenant’s requirements for Landlord’s Work. Within 5 business days after Tenant’s and the Greenhouse Architect’s receipt of any Comments from Landlord, Tenant and the Greenhouse Architect shall consider all such Comments in good faith and shall notify Landlord how Tenant proposes to respond to such Comments. Any disputes in connection with such Comments shall be resolved in accordance with Section 3. The cost of any changes to the design of the Office / Lab that become necessary because of Tenants requirements for the Greenhouse Construction Drawings shall be payable by Tenant, and the cost of any changes to the design of the Office / Lab that become necessary because of Landlord’s requirements for the Greenhouse Design Development Plans shall be payable by Landlord. Once approved by Landlord, Tenant shall not materially modify the Greenhouse Construction Drawings except as may be reasonably required in connection with the issuance of the “Building Permit” (as defined in Section 4.1). Tenant will give Landlord prompt Notice of any such material modifications.

3. Approval and Completion. Landlord and Tenant hereby acknowledge that the Greenhouse Construction Drawings must be completed and approved not later than April 14, 2000, in order for Landlord’s Work to be “Substantially Complete” (as defined in Section 4.2) by the Target Commencement Date. If there is any dispute regarding the design of Landlord’s Work that is not settled within 5 business days after Notice of such dispute is delivered by one party to the other, (x) Landlord shall have the right to make the final decision if the dispute concerns the design of the Base Building Work, provided Landlord acts reasonably and such final decision is either consistent with or a reasonable compromise between Landlord’s and Tenant’s positions with respect to such dispute, and (y) Tenant shall have the right to make the final decision if the dispute concerns the design of the Tenant Improvements, provided Tenant

Work Letter [Greenhouse]	T.W. Alexander Ave., RTP/Paradigm Genetics, Inc. – Page 5

acts reasonably and such final decision is either consistent with or a reasonable compromise between Landlord’s and Tenant’s positions with respect to such dispute. All costs and expenses resulting from any final decision with respect to Landlord’s Work shall be payable out of the “Construction Fund” (as defined in Section 6.4). Any changes to the Greenhouse Construction Drawings requested by Tenant following Landlord’s and Tenant’s approval of same shall be processed as provided in Section 5 hereof.

4. Performance of Landlord’s Work.

4.1. Permitting and Commencement of Landlord’s Work. Once the Greenhouse Construction Drawings have been approved, Tenant shall obtain, or shall cause the Greenhouse Architect to obtain, a building permit authorizing the construction of Landlord’s Work as contemplated in this Work Letter (the “Building Permit”) and all other permits, licenses, or approvals that may be required in connection with construction of Landlord’s Work (including, but not limited to, approval of a revised site plan for the Site that reflects Tenant’s redesign of the Greenhouse). Landlord shall cooperate and assist Tenant in obtaining the Building Permit, the cost of which shall be payable from the Construction Fund. Landlord shall commence construction of Landlord’s Work within 3 business days after Tenant or the Greenhouse Architect (as the case may be) obtains the Building Permit and all other required permits, licenses, or approvals. If any governmental or quasi-governmental authorities having jurisdiction over the performance of any portion of Landlord’s Work (a “Governmental Authority”) or any permit, license, or approval required in connection therewith shall impose terms or conditions on the Building Permit that: (i) are inconsistent with Landlord’s obligations under this Work Letter; (ii) are substantially inconsistent with the Greenhouse Construction Drawings; (iii) materially increase the cost of performing Landlord’s Work; or (iv) will materially delay the performance of Landlord’s Work, Landlord and Tenant shall reasonably and in good faith seek means by which to mitigate or eliminate any such adverse terms or conditions.

4.2. Completion of Landlord’s Work. In recognition and consideration of the fact that the Greenhouse is yet to be designed and/or constructed, the parties to this Work Letter hereby agree that Landlord may make “Minor Variations” (as defined below) in the size, design, engineering, configuration, and placement of any portion of Landlord’s Work, and such Minor Variations shall not render the Lease void or voidable nor give Tenant the right to any reduction or abatement in Rent, notwithstanding anything contained in this Work Letter or any rule of law or equity to the contrary. On or before the Commencement Date (subject only to “Tenant Caused Delays” (as defined in Section 4.5) and delays cause by Force Majeure (“Force Majeure Delays”)), Landlord shall substantially complete or cause to be substantially completed Landlord’s Work in accordance with the Building Permit, and shall obtain at least a temporary certificate of occupancy for the Greenhouse that will allow Tenant to use and occupy such Greenhouse for substantially the purposes contemplated in the Permitted Use (collectively, the “Temporary Certificate”), subject to Minor Variations and customary “punch list” items of a non-material nature that do not adversely affect Tenant’s use or occupancy of the Greenhouse for substantially the purposes contemplated in the Permitted Use or the validity of the Temporary Certificate (“Substantially Complete” or “Substantial Completion”); provided, however, that Landlord shall have no obligation to obtain or maintain, and shall not obtain or maintain, any permits, licenses, approvals, certificates, or other entitlements necessary or appropriate to Tenant’s specific use of the Premises or the conduct of Tenant’s specific business operations on the Premises. Upon the Substantial Completion of Landlord’s Work, the Greenhouse Architect shall be required to execute and deliver, for the benefit of

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Tenant and Landlord, a Certificate of Substantial Completion in the form of the American Institute of Architects document G704. For purposes of this Work Letter, “Minor Variations” shall mean any modifications reasonably required: (i) to comply with all applicable Legal Requirements (including the North Carolina State Building Code, as adopted by the City of Durham (the “Code”)) and/or to obtain or to comply with any required permit (including the Building Permit); (ii) to comply with any request by the Tenant for modifications to Landlord’s Work; (iii) to make reasonable, but minor, adjustments in order to comport with good design, engineering, and construction practices; or (iv) to make reasonable adjustments for field deviations or conditions encountered during the performance of Landlord’s Work.

4.3. Selection of Materials. Etc. Where more than one type of material or structure is indicated on the Greenhouse Construction Drawings approved by Landlord and Tenant, the option will be within Tenant’s reasonable discretion. As to all building materials and equipment that Landlord is obligated to supply under this Work Letter, Landlord shall select the manufacturer thereof in Landlord’s reasonable discretion.

4.4. Delivery of the Premises. When Landlord’s Work is Substantially Complete, subject to the remaining terms and provisions of this Section, Tenant shall accept the Premises in their then existing condition. Tenant’s taking possession and acceptance of the Premises shall not constitute a waiver of: (i) any warranty, including those with respect to workmanship (including installation of equipment) or material (exclusive of equipment provided directly to Tenant by manufacturers), (ii) any non-compliance of Landlord’s Work with Legal Requirements (including the Code), or (iii) any claim that Landlord’s Work was not completed substantially in accordance with the Greenhouse Construction Drawings (subject to Minor Variations and such other changes as are permitted hereunder) (collectively, a “Construction Defect”). Tenant shall have 1 year after Substantial Completion within which to notify Landlord of any such Construction Defect discovered by Tenant, and Landlord shall use reasonable efforts to remedy or cause the responsible contractor to remedy any such Construction Defect within 30 days thereafter. Notwithstanding the foregoing, Landlord shall not be in default under the Lease if:

(a) with respect to Construction Defects that Landlord reasonably determines, in good faith, involve or may involve structural components of the Premises or pose or may pose a significant risk of personal injury or substantial property damage (“Serious Construction Defects”), the applicable contractor, despite Landlord’s reasonable efforts, fails to remedy such Construction Defect within such 30-day period, but Landlord, within 30 days thereafter, commences and diligently and continuously pursues such remedial action to completion, at Landlord’s sole cost and expense;

(b) with respect to Construction Defects that Landlord reasonably determines, in good faith, are not Serious Construction Defects or involve Tenant’s Property, the applicable contractor, despite Landlord’s reasonable efforts, fails to remedy such Construction Defect within such 30-day period, in which case Landlord shall have no further obligation with respect to such Construction Defect other than to cooperate, at no cost to Landlord, with Tenant should Tenant elect to pursue a claim against such contractor, provided that Tenant indemnifies and holds Landlord harmless from and against any liability, loss, cost, damage or expense in connection with any such claim; or

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(c) with respect to any part of Landlord’s Work, any action by Tenant to the extent such action results in the invalidation of any otherwise enforceable warranty or bond that would cover the cost of remedying such Construction Defect.

Any determination made by Landlord pursuant to paragraph (a) or (b) above shall be deemed reasonable and in good faith if based on advice received by Landlord from an independent and duly licensed design or construction consultant (a “Defect Consultant”). Tenant may ask a Defect Consultant to provide written confirmation of the advice given Landlord in connection with a determination by Landlord that a specific Construction Defect is not a Serious Construction Defect if, and only if, (i) Tenant gives Landlord Notice of such desire within 3 business days after receiving Notice of Landlord’s determination, and (ii) Tenant is solely responsible for any fee, cost, charge, or other assessment imposed by the Defect Consultant for providing such written confirmation; provided, however, that Tenant understands and agrees that Landlord’s waiver of the potential conflict of interest facing the Defect Consultant shall be strictly limited to the advice, and only the advice, given Landlord in the specific instance in question and shall not apply, under any circumstances, to any other advice or matters that may be the subject of the services provided to Landlord by the Defect Consultant.

Landlord shall use commercially reasonable efforts to cause the following to be included in the agreement (generally, a “Development Agreement”) entered into with the Greenhouse Contractor, and Tenant shall use commercially reasonable efforts to cause the following to be included in the Development Agreement entered into with the Greenhouse Architect (i) an express statement or agreement by each such Developer that Tenant (if Landlord is the contracting party) or Landlord (if Tenant is the contracting party) is an “intended third party beneficiary” with respect to all express representations and warranties contained in such Developer’s Development Agreement and with respect to all warranties implied, at law or in equity, from the relationship created by such Developer’s Development Agreement or from the work performed by or on behalf of such Developer pursuant to such Developer’s Development Agreement; (ii) express representations and warranties from each Developer that are “industry standard” for such professionals when providing services to Similar Facilities in the Sub-Market, which representations and warranties also shall be expressly assignable to Tenant (if Landlord is the contracting party) or Landlord (if Tenant is the contracting party) and, as to the Greenhouse Architect, shall include, but not be limited to, a representation or warranty that the Greenhouse Construction Drawings prepared by or on behalf of the Greenhouse Architect comply with all applicable Legal Requirements (including the Code), subject to Minor Variations and such other changes as are permitted hereunder; (iii) as to the Greenhouse Architect, an express requirement that the Greenhouse Architect obtain and/or maintain errors and omissions insurance with a minimum limit of not less than $2,000,000.00; (iv) as to each Developer, an express requirement that Tenant (if Landlord is the contracting party) or Landlord (if Tenant is the contracting party) be added as an additional insured under any insurance for which the contracting party is to be named an additional insured; and (v) as to the Greenhouse Contractor, an express requirement that the Greenhouse Contractor direct all manufacturers supplying equipment to be installed in the Greenhouse to name both Landlord and Tenant as the parties entitled to the benefits of the manufacturers’ equipment warranties. In all events, Tenant shall be entitled to receive the benefit of all design and construction warranties and all manufacturers’ equipment warranties for equipment installed in the Greenhouse, and Landlord, if requested by Tenant, will cooperate with Tenant in obtaining the benefit of all such warranties (subject to the limitations described in paragraphs (a), (b), and (c) above). If requested by Tenant, Landlord shall use commercially reasonable efforts to obtain extended warranties from the manufacturers and suppliers of any equipment to be

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installed in the Greenhouse, provided that the cost of any such extended warranties shall be subject to Tenant’s approval and, unless paid directly by Tenant, at Tenant’s option, shall be paid solely out of the Construction Fund. Within 5 days after receiving Notice from Tenant identifying punch list items, Landlord shall undertake the correction of such punch list items and shall complete, or cause to be completed, the correction of all punch list items within 20 days thereafter; provided, however, if the nature of the punch list items are such that they reasonably require more than 20 days to correct, then Landlord shall not be deemed to be in default hereunder if Landlord commences such correction within said 20-day period and thereafter diligently pursues the same to completion; provided further, however, that such correction shall be completed no later than 45 days from the date of Tenant’s Notice regarding punch list items (subject to Force Majeure Delays).

4.5. Commencement Date Delay. The Commencement Date shall occur when Landlord’s Work has been Substantially Completed (the “Completion Date”), except to the extent that completion of Landlord’s Work shall have been actually delayed by any one or more of the following causes (a “Tenant Caused Delay”):

(a) Tenant’s Representative was not available to give or receive any Communication (in the manner required under the notice provisions contained in Section 44(a) of the Lease) or to take any other action required to be taken by Tenant hereunder,

(b) Any Change Request, whether or not the “Change” (as defined in Section 5) that is the subject of the Change Request is actually performed;

(c) Construction of any Change;

(d) Tenant’s request for materials, finishes, or installations requiring unusually long lead times;

(e) Tenant’s delay in causing the Greenhouse Architect to prepare, revise, deliver, or submit, or to address Comments regarding, specifications, plans, drawings, or other materials beyond the periods set forth herein;

(f) Tenant’s delay in providing information critical to the normal progression of Landlord’s Work (Tenant shall provide such information as soon as reasonably possible, but in no event longer than 1 week after receipt of any request for such information from Landlord that is transmitted in the manner required under the notice provisions contained in Section 44(a) of the Lease);

(g) Tenant’s delay in making payments to Landlord for “Excess Construction Costs” (as defined in Section 6.4);

(h) Any delay in the timely completion of Landlord’s Work caused by Tenant’s inability to obtain from the appropriate Governmental Authorities all necessary approvals of a revised site plan for the Site that reflects Tenant’s redesign of the Greenhouse; or

(i) Any other act or omission by Tenant or its agents, contractors, or persons employed by any of such persons.

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If the Commencement Date is delayed for any of the foregoing reasons, then Landlord shall cause the Greenhouse Architect to certify the date on which Landlord’s Work would have been Substantially Completed but for such Tenant Caused Delay and such certified date shall be the Commencement Date under the Lease.

5. Changes. Any changes requested by Tenant to Landlord’s Work (“Changes”) after the mutual approval of the Greenhouse Construction Drawings shall be requested and instituted in accordance with the provisions of this Section and shall be subject to the written approval of Landlord and the Greenhouse Architect, such approval not to be unreasonably withheld, conditioned, or delayed.

5.1. Tenant’s Right to Request Changes. Tenant shall request Changes, if any, by giving Notice to Landlord in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any such Change. Tenant’s Representative must sign such Change Request. Landlord, before proceeding with any Change, shall use commercially reasonable efforts to respond to Tenant as soon as reasonably possible with an estimate of: (i) the period of time, if any, that the Change will extend the date on which Landlord’s Work will be Substantially Complete; and (ii) the architectural and engineering fees and costs that will be incurred to analyze such Change Request. Within 10 business days after Landlord’s receipt of the Change Request (or such longer period of time as is reasonably required depending on the extent of the Change Request), Landlord shall submit to Tenant a written analysis of the additional cost or savings involved, including, without limitation, architectural and engineering costs and the period of time, if any, that the Change will extend the date on which Landlord’s Work will be Substantially Complete. Any such delay in the completion of Landlord’s Work caused by a Change, including any suspension of Landlord’s Work while any such Change is being evaluated and/or designed, shall be a Tenant Caused Delay. Notwithstanding the foregoing, Landlord’s Work may not be suspended as a result of any Change Request unless specifically approved by Tenant.

5.2. Implementation of Changes. If Tenant: (i) approves in writing the cost or savings and the estimated extension in the time for completion of Landlord’s Work, if any, and (ii) deposits with Landlord any Excess Construction Costs required in connection with any Change, Landlord shall cause the approved Change to be instituted. Notwithstanding any approval or disapproval by Tenant of any estimate of the delay caused by such proposed Change, the Greenhouse Architect’s determination of the amount of Tenant Caused Delay in connection with such Change shall be final and binding on Landlord and Tenant.

6. Costs.

6.1. Budget for Landlord’s Work. Before commencing Landlord’s Work, Landlord shall obtain a detailed budget (the “Budget”), by trade, of the costs incurred or that will be incurred in connection with the design, permitting, and construction of Landlord’s Work (the “Greenhouse Costs”). The Budget shall be based upon the Greenhouse Construction Drawings and shall include a payment to Landlord of administrative rent (“Administrative Rent”) equal to 2.50% of the Greenhouse Costs for administering, monitoring, and inspecting Landlord’s Work, which sum shall be payable from the Construction Fund. Such Administrative Rent shall include, without limitation, all out-of-pocket costs, expenses, and fees incurred by or on behalf of Landlord arising from, out of, or in connection with, such administration, monitoring, and inspection of Landlord’s Work. Landlord shall have the right

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(but not the obligation) to engage a project or development manager to assist in performing such administration, monitoring, and inspection of Landlord’s Work and any payments to any such manager (excluding payments for any services performed by such manager at Tenant’s direct request or direction) shall be payable from Administrative Rent.

6.2. Payment for Landlord’s Work; Construction Allowance. Landlord shall provide to Tenant a “Construction Allowance” (as defined in Section 3(b)(ii) of the Lease) of not more than $3,000,000.00 (adjusted for any amounts actually received by Landlord as reimbursement under Sections 19.b. or 19.d. of the Ground Lease and retained by Landlord pursuant to the terms and condition of the Cost Sharing Agreement) for the payment of all “Construction Costs” (as defined in Section 3(b)(ii) of the Lease), subject to the terms hereof and the terms of the Lease. Within 5 business days after Tenant’s receipt of the Budget from Landlord, Tenant shall give Landlord Notice of how much of the Construction Allowance Tenant has elected to receive from Landlord. Such election shall be final and binding on Tenant, and may not thereafter be modified without Landlord’s consent, which may granted or withheld in Landlord’s sole and absolute discretion. If the Budget for Landlord’s Work is greater than the Construction Allowance, Tenant shall deposit with Landlord the difference, in cash, prior to the commencement of Landlord’s Work, for disbursement by Landlord to pay Construction Costs.

6.3. Costs Includable in Construction Allowance. The Construction Allowance shall be used solely for the payment of design, permitting, and construction costs in connection with Landlord’s Work, including, without limitation, the cost of preparing the Greenhouse Design Program, the Greenhouse Schematic Plans, the Greenhouse Design Development Plans, and the Greenhouse Construction Drawings, all costs set forth in the Budget, including Administrative Rent and Landlord’s out-of-pocket expenses and other costs resulting from Tenant Caused Delays and the cost of Changes, to the extent of the Construction Allowance. The items that may be paid for using the Construction Allowance include, without limitation, the shell and core of the Greenhouse, the site improvements appurtenant to the Greenhouse, HVAC systems, utility distribution systems, laboratory benches and casework, and hazardous waste containment equipment Notwithstanding anything to the contrary contained herein, the Construction Allowance shall not be used to pay for trade fixtures, emergency generators or related emergency power equipment furniture, personal property, or other non-building system materials or equipment, including, but not limited to, modular plant growth rooms, biological safety cabinets, and scientific equipment not incorporated into the Greenhouse.

6.4. Excess Construction Costs. It is understood and agreed that Landlord is under no obligation to bear any portion of the cost of any of Landlord’s Work except to the extent of the Construction Allowance (as adjusted). Notwithstanding Section 6.1 above, if at any time and from time-to-time Landlord reasonably determines that the actual cost of certain services or materials required for Landlord’s Work will exceed the line item in the Budget for such services or materials, Landlord shall give Notice to Tenant of same and Tenant thereafter either shall approve or disapprove the excess line item cost, within 5 business days after Landlord’s Notice. If Tenant approves the excess line item cost, Landlord shall proceed with Landlord’s Work and the excess line item cost will be included in Construction Costs and may be paid from the Construction Allowance (if sufficient). If Tenant disapproves the excess line item cost, Landlord and Tenant shall reasonably and in good faith seek means by which to mitigate or eliminate such excess line item cost. Any excess line item cost not approved by Tenant shall not be included in Construction Costs and may not be paid from the Construction

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Allowance. Subject to the foregoing limitations on Construction Costs payable from the Construction Allowance, if at any time and from time-to-time Landlord reasonably determines that the remaining Construction Costs under the Budget exceed the remaining unexpended Construction Allowance (as adjusted), Landlord shall give Notice to Tenant of same and Tenant thereafter shall deposit with Landlord, as a condition precedent to Landlord’s obligation to complete Landlord’s Work, 100.00% of the then current Construction Costs in excess of the remaining Construction Allowance (“Excess Construction Costs”). If Tenant fails to deposit with Landlord, or deposits with Landlord after the date demanded in Landlord’s Notice (which shall not be less than 5 business days after Landlord’s Notice), the amount of any Excess Construction Costs, Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including, but not limited to, the right to interest at the Default Rate and the right to assess a late charge), and for purposes of any litigation instituted with regard to such amounts the same will be considered Rent. Such deposits of Excess Construction Costs, together with the Construction Allowance (as adjusted) and any funds deposited by Tenant pursuant to Section 6.2 above, are herein referred to as the “Construction Fund”. Funds deposited by Tenant to pay Excess Construction Costs shall be the first thereafter disbursed to pay Construction Costs. If upon Substantial Completion of Landlord’s Work and the payment of all sums due in connection therewith there are undisbursed portions of the Construction Fund, Tenant shall be entitled to such undisbursed portions solely to the extent of any deposits of Excess Construction Costs actually made by Tenant with Landlord.

7. Tenant Access.

7.1. Tenant’s Access Rights. Landlord hereby agrees to permit Tenant access to the Premises, at Tenant’s sole risk and expense, (i) 30 days prior to the Commencement Date to perform any work (“Tenant’s Work”) required by Tenant other than Landlord’s Work (including, as examples only, installation of telephones, cables, and, to the extent reasonably practical, trade fixtures and furniture), provided that such Tenants Work is coordinated with the Greenhouse Architect and the Greenhouse Contractor and complies with the Lease and all other reasonable restrictions and conditions Landlord may impose, and (ii) prior to the completion of Landlord’s Work, to inspect and observe work in process; all such access shall be during normal business hours or at such other times as are reasonably designated by Landlord. Notwithstanding the foregoing, Tenant shall have no right to enter onto the Premises unless and until Tenant shall deliver to Landlord evidence reasonably satisfactory to Landlord demonstrating that any insurance reasonably required by Landlord in connection with such pre-commencement access (including, but not limited to, any insurance that Landlord may require pursuant to the Lease) is in full force and effect.

7.2. No Interference. Neither Tenant nor its employees, consultants, agents, contractors, and suppliers shall interfere with the performance of Landlord’s Work, nor with any inspections or issuance of final approvals by Durham County, North Carolina, or the City of Durham, and upon any such interference, Landlord shall have the right to exclude Tenant and Tenant’s employees, consultants, agents, contractors, and suppliers from the Premises until Substantial Completion of Landlord’s Work.

7.3. No Acceptance of Premises. So long as Tenant engages only in the activities enumerated in Section 7.1, the fact that Tenant, with Landlord’s consent, may enter the Premises prior to the date Landlord’s Work is Substantially Complete shall not be deemed an acceptance by Tenant of possession of the Premises, but in such event Tenant shall indemnify and hold Landlord harmless from any loss of or damage to Tenant property,

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completed work, fixtures, equipment, materials or merchandise, and from liability for death of, or injury to, any person, caused by the willful misconduct or negligence of Tenant or its agents.

8. Notification of Delays. Not less than once each calendar month beginning the date of this Work Letter and continuing through the Commencement Date, Landlord shall deliver to Tenant written notification of the number of days during the immediately preceding calendar month Landlord’s performance under this Work Letter or the Lease was delayed as a result of Tenant Caused Delays or Force Majeure Delays, which written notification shall also include a description of the nature of such Tenant Caused Delay or Force Majeure Delay.

9. Miscellaneous

9.1. Consents. Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition, or delay such consent or approval, except as may be expressly set forth herein to the contrary. Notwithstanding the foregoing, and regardless of any standard that may be applicable to any consent or approval rights given to Landlord hereunder, Landlord shall be justified in withholding, and shall not incur any liability for so withholding, any consent or approval to any action, document, or matter that Landlord determines, in its sole and absolute discretion, will or might adversely affect Landlord’s status as a “real estate investment trust”.

9.2. Modification. No modification, waiver, or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

9.3. Counterparts. This Work Letter may be executed in any number of counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute a single agreement with the same effect as if all parties had signed the same signature page. Any signature page from any counterpart of this Work Letter, signed only by one party, may be detached from such counterpart and re-attached to any other counterpart of this Work Letter that has a signature page signed only by the other party.

9.4. Governing Law. This Work Letter shall be governed by, construed and enforced in accordance with the internal laws of the state in which the Premises are located, without regard to choice of law principles of such State.

9.5. Time of the Essence. Time is of the essence of this Work Letter and of each and all provisions thereof.

9.6. Severability. If any term or provision of this Work Letter is declared invalid or unenforceable, the remainder of this Work Letter shall not be affected by such determination and shall continue to be valid and enforceable.

9.7. Merger. All understandings and agreements, oral or written, heretofore made between the parties hereto and relating to Landlord’s Work are merged in this Work Letter, which alone (but inclusive of provisions of the Lease incorporated herein and the final approved constructions drawings and specifications prepared pursuant hereto) fully and completely expresses the agreement between Landlord and Tenant with regard to the matters set forth in this Work Letter.

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9.8. Interpretation. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Work Letter or any schedules or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Work Letter are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Work Letter, or any provision hereof, or in any way affect the interpretation of this Work Letter.

9.9. Attorneys Fees. If either Landlord or Tenant reasonably seeks legal services with respect to the proper interpretation or enforcement of this Work Letter, the party receiving substantially the result it sought or defended (the “Prevailing Party”), whether by award, judgment, stipulation, settlement, workout, default, or otherwise and whether or not any legal action may have been instituted or instituted and then voluntarily dismissed, shall be entitled to recover from the adverse party all reasonable fees and costs incurred by the Prevailing Party in connection with such legal services (“Legal Fees”). Legal Fees include, without limitation, (i) fees, costs, and expenses of any engineers, accountants, appraisers, consultants, brokers, and other professionals or experts retained or consulted by the Prevailing Party, and other costs and expenses of investigation or analysis incurred by the Prevailing Party in support of its position, and (ii) all such fees, costs, and expenses incurred in any aspect of the legal process, whether out-of-court negotiations, mediation, arbitration, commencement of suit, discovery, law and motion, trial, appellate proceedings, or any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11, or 13 of the Bankruptcy Code, 11 U.S.C. Section 101 et seq., or any successor statutes.

9.10. No Third Party Benefits. Landlord and Tenant do not intend by any provision of this Work Letter to confer any right, remedy, or benefit upon any third party, and no third party shall be entitled to enforce, or otherwise shall acquire any right, remedy, or benefit by reason of, any provision of this Work Letter.

9.11. No Waiver; Remedies Cumulative. No purported waiver of any provision of this Work Letter shall be binding unless such waiver is in writing and signed by the party to be bound. In addition, no waiver of any provision of this Work Letter shall be deemed, or shall constitute, a waiver of any other provision of this Work Letter, whether or not similar, nor shall any waiver constitute a continuing waiver. Further, no failure to exercise and no delay in exercising any power, right, remedy, or privilege under this Work Letter shall impair such power, right, remedy, or privilege or shall be deemed, or shall constitute, a waiver of any default under this Work Letter or acquiescence therein, nor shall any single or partial exercise of any such power, right, remedy, or privilege preclude any other or further exercise thereof or of any other power, right, remedy, or privilege. Finally, all powers, rights, remedies, and privileges existing under this Work Letter are cumulative, in addition to, and not exclusive of any other powers, rights, remedies, or privileges otherwise available to the parties to this Work Letter.

9.12. Incorporation by Reference. All schedules attached hereto are hereby incorporated into this Lease and made a part hereof. If there is any conflict between such schedules and the terms of this Work Letter, such schedules shall control.

9.13. Entire Agreement. This Work Letter is made as a part of and pursuant to the Lease and, together with the Lease, constitutes the entire agreement of the parties with respect to the subject matter hereof. This Work Letter is subject to all of the terms and limitation set forth in the Lease, and neither party shall have any rights or remedies under this Work Letter separate and apart from their respective remedies pursuant to the Lease.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter to be effective on the date first above written.

TENANT:

PARADIGM GENETICS, INC., (SEAL)
a Delaware corporation

By:	/s/ JOHN A. RYALS
John A. Ryals
CEO and President

ATTEST:	/s/ HENRY P. NOWAK

Its	Secretary

[CORPORATE SEAL]

LANDLORD:

ARE-104 ALEXANDER ROAD, LLC, (SEAL)
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., (SEAL)
a Delaware limited partnership, managing member

	By:	ARE-QRS CORP., (SEAL)
a Maryland corporation, general partner

		By:	/s/ LYNN ANNE SHAPIRO
		Print Name:	Lynn Anne Shapiro
		Print Title:	General Counsel

ATTEST:	/s/ LAURIE A. ALLEN

Its	Secretary

[CORPORATE SEAL]

ARE-QRS Corp.

1996

Maryland

Schedule A to Work Letter

[Phase 1B: Greenhouse]

Development Schedule

Event	Date
Final approval of Greenhouse Design Program pursuant to Section 2.3	Done; 08/25/99

Delivery to Landlord of construction plans portion of Greenhouse Construction Drawings pursuant to Section 2.6	Done; 03/03/00

Delivery to Landlord of remainder of Greenhouse Construction Drawings	03/27/00

Final approval of Greenhouse Construction Drawings pursuant to Section 3	04/14/00

Issuance of Building Permit	04/14/00

Commencement of construction of Base Building Work	Within 3 business days after Tenant obtains necessary permits

Issuance of building permit for Tenant Improvements	N/A

Commencement of construction of Tenant Improvements	N/A

Substantial Completion of Landlord’s Work	11/01/00

Issuance of Temporary Certificate of Occupancy	11/01/00

EXHIBIT D

COMMENCEMENT DATE; TERM

This Acknowledgment, dated                     , 2000, is given by ARE-104 ALEXANDER ROAD, LLC, a Delaware limited liability company (“Landlord”), and PARADIGM GENETICS, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease Agreement [Phase 1B: Greenhouse] dated April     , 2000 (the “Lease”), between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Tenant and Landlord hereby acknowledge and agree that, for all purposes related to the Lease, the “Commencement Date” shall be                     , 2000, and the initial “Term” shall expire on                     , 2010.

IN WITNESS WHEREOF, Tenant and Landlord have executed this Acknowledgment as of the date first above written.

TENANT:

PARADIGM GENETICS, INC., (SEAL)
a Delaware corporation

By:
Its:

LANDLORD:

ARE-104 ALEXANDER ROAD, LLC, (SEAL)
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., (SEAL)
a Delaware limited partnership, managing member

	By:	ARE-QRS CORP., (SEAL)
a Maryland corporation, general partner

By:
Its:

EXHIBIT E

CONSTRUCTION COSTS; DISBURSED CONSTRUCTION ALLOWANCE;

EXCESS DISBURSED CONSTRUCTION ALLOWANCE; IMPROVEMENT RENT

This Acknowledgment, dated                                         , 2000, is given by ARE-104 ALEXANDER ROAD, LLC, a Delaware limited liability company (“Landlord”), and PARADIGM GENETICS, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease Agreement [Phase 1B: Greenhouse] dated April     , 2000 (the “Lease”), between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Tenant and Landlord hereby acknowledge and agree that, for all purposes related to the Lease, the aggregate “Construction Costs” shall be $                    , the aggregate “Disbursed Construction Allowance” shall be $                    , the aggregate “Excess Disbursed Construction Allowance” shall be $                     , and the initial equal monthly installments of “Improvement Rent” shall be $                    .

IN WITNESS WHEREOF, Tenant and Landlord have executed this Acknowledgment as of the date first above written.

TENANT:

PARADIGM GENETICS, INC., (SEAL)
a Delaware corporation

By:
Its:

LANDLORD:

ARE-104 ALEXANDER ROAD, LLC, (SEAL)
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., (SEAL)
a Delaware limited partnership, managing member

	By:	ARE-QRS CORP., (SEAL) a Maryland corporation, general partner

By:
Its:

EXHIBIT F

ORIGINAL SECURITY AMOUNT

This Acknowledgment, dated                                 , 2000, is given by ARE-104 ALEXANDER ROAD, LLC, a Delaware limited liability company (“Landlord”), and PARADIGM GENETICS, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease Agreement [Phase 1B: Greenhouse] dated April     , 2000 (the “Lease”), between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Tenant and Landlord hereby acknowledge and agree that, for all purposes related to the Lease, the “Original Security Amount” shall be $                    .

IN WITNESS WHEREOF, Tenant and Landlord have executed this Acknowledgment as of the date first above written.

TENANT:

PARADIGM GENETICS, INC., (SEAL)
a Delaware corporation

By:
Its:

LANDLORD:

ARE-104 ALEXANDER ROAD, LLC, (SEAL)
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., (SEAL)
a Delaware limited partnership, managing member

	By:	ARE-QRS CORP., (SEAL)
a Maryland corporation, general partner

By:
Its:

EXHIBIT G

RULES AND REGULATIONS

(a) The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

(b) Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

(c) No animals shall be allowed in the offices, halls, or corridors in the Project, except for seeing-eye dogs and any other animals that may be reasonably necessary to the Permitted Use.

(d) Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

(e) If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant’s expense.

(f) Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

(g) Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no “For Sale” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

(h) Tenant shall maintain the Premises free from rodents, insects and other pests.

(i) Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

(j) Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

Rules and Regulations	T.W. Alexander Ave., RTP/Paradigm Genetics, Inc. – Page 2

(k) Tenant shall give Landlord prompt Notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

(l) Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

(m) All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

(n) No auction, public or private, will be permitted on the Premises or the Project.

(o) No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

(p) The Premises shall not be used for lodging, sleeping, or cooking (except to the extent contemplated in the plans and specifications for the Premises approved by Landlord) or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

(q) Tenant shall ascertain from Landlord the maximum amount of electrical current that can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

(r) Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

EXHIBIT H

TENANT’S PERSONAL PROPERTY

Emergency diesel generator(s)

De-ionized water system pumps, tanks, and fixtures [point of use systems only]

Nitrogen gas system manifolds and LN2 storage tanks

Uninterruptable Power Supply [UPS] with battery array

Computer Disk arrays and support equipment

Modular Plant Growth Rooms

Modular (0-56C) environmental rooms

Autoclaves with internal steam supply [stand alone, movable, and not built in only]

Glassware washer and dryer [stand alone, movable, and not built in only]

All incubators

All biological safety cabinets [non-ducted]

All laminar flow hoods [non-ducted]

Non-HVAC monitoring and control systems

Non-sprinkler Fire Suppression Systems

All Telephone-LAN-Video Communications Systems

Chemical spray booth

Soil handling equipment

Air compressor

Benches, racks, and canopies [stand alone, movable, and not built in only]

EXHIBIT I

ESTOPPEL CERTIFICATE

This TENANT ESTOPPEL CERTIFICATE (“Certificate”), dated as of                             ,             , is executed by PARADIGM GENETICS, INC., a Delaware corporation (“Tenant”), in favor of                                                              , a                                         , together with its nominees, designees and assigns (collectively, “Buyer”), and in favor of                                                              , a                                         , together with its nominees, designees and assigns (collectively, “Lender”).

RECITALS

A. Buyer and ARE-104 ALEXANDER ROAD, LLC, a Delaware limited liability company (“Landlord”), have entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated as of                         ,              (the “Purchase Agreement”), whereby Buyer has agreed to purchase, among other things, Landlord’s interests in the improved real property located in the City of Durham, County of Durham, State of North Carolina, more particularly described on Exhibit A attached to the Purchase Agreement (the “Property”).

B. Tenant and Landlord have entered into that certain Lease Agreement [Phase 1B: Greenhouse], dated as of April     , 2000 (together with all amendments, modifications, supplements, guarantees and restatements thereof, the “Lease”), for a portion of the Property.

C. Pursuant to the Lease, Tenant has agreed that upon the request of Landlord, Tenant would execute and deliver an estoppel certificate certifying the status of the Lease.

D. In connection with the Purchase Agreement, Landlord has requested that Tenant execute this Certificate with an understanding that Lender will rely on the representations and agreements below in granting to Buyer a loan.

NOW, THEREFORE, Tenant certifies, warrants, and represents to Buyer and Lender as follows:

Section 1. Lease.

Attached hereto as Exhibit B is a true, correct and complete copy of the Lease, including the following amendments, modifications, supplements, guarantees and restatements thereof, which together represent all of the amendments, modifications, supplements, guarantees and restatements thereof:

(If none, please state “None.”)

Estoppel Certificate	T.W. Alexander Ave., RTP/Paradigm Genetics, Inc. – Page 2

Section 2. Leased Premises.

Pursuant to the Lease, Tenant leases those certain premises (the “Leased Premises”) consisting of approximately                            rentable square feet within the Property, as more particularly described in the Lease. In addition, pursuant to the terms of the Lease, Tenant has the [non-exclusive] right to use [         parking spaces/the parking area] located on the Property during the term of the Lease. [Please cross-out the preceding sentence or portions thereof if inapplicable.]

Section 3. Full Force of Lease.

The Lease has been duly authorized, executed and delivered by Tenant, is in full force and effect, has not been terminated, and constitutes a legally valid instrument, binding and enforceable against Tenant in accordance with its terms, subject only to applicable limitations imposed by laws relating to bankruptcy and creditor’s rights.

Section 4. Complete Agreement.

The Lease constitutes the complete agreement between Landlord and Tenant for the Leased Premises and the Property, and except as modified by the Lease amendments noted above (if any), has not been modified, altered or amended.

Section 5. Acceptance of Leased Premises.

Tenant has accepted possession and is currently occupying the Leased Premises.

Section 6. Lease Term.

The term of the Lease commenced on                     ,             , and ends on                     ,             , subject to the following options to extend:

(If none, please state “None.”)

Section 7. Purchase Rights.

Tenant has no option, right of first refusal, right of first offer, or other right to acquire or purchase all or any portion of the Leased Premises or all or any portion of, or interest in, the Property, except as follows:

(If none, please state “None.”)

Section 8. Rights of Tenant.

Except as expressly stated in this Certificate, Tenant:

(a) has no right to renew or extend the term of the Lease;

Estoppel Certificate	T.W. Alexander Ave., RTP/Paradigm Genetics, Inc. – Page 3

(b) has no option or other right to purchase all or any part of the Leased Premises or all or any part of the Property;

(c) has no right, title, or interest in the Leased Premises, other than as Tenant under the Lease.

Section 9. Rent.

(a) The obligation to pay rent under the Lease commenced on                     . The rent under the Lease is current, and Tenant is not in default in the performance of any of its obligations under the Lease.

(b) Tenant is currently paying base rent under the Lease in the amount of $                     per month. Tenant has not received and is not presently entitled to any abatement, refunds, rebates, concessions or forgiveness of base rent or other charges, free rent, partial rent, or credits, offsets or reductions in base rent, except as follows:

(If none, please state “None.”)

(c) Tenant is currently paying improvement rent under the Lease in the amount of $                     per month. Tenant has not received and is not presently entitled to any abatement, refunds, rebates, concessions or forgiveness of improvement rent or other charges, free rent, partial rent, or credits, offsets or reductions in improvement rent, except as follows:

(If none, please state “None.”)

(d) Tenant’s estimated share of operating expenses, common area charges, insurance, real estate taxes and administrative and overhead expenses is             % and is currently being paid at the rate of $                     per month, payable to:                                                                                                                                                                                                                               ; there currently are no existing defenses or offsets against rent due or to become due under the terms of the Lease, and, to the best of Tenant’s knowledge, there currently is no default or other wrongful act or omission by Landlord under the Lease or otherwise in connection with Tenant’s occupancy of the Leased Premises, nor is there a state of facts that, with the passage of time or the giving of notice or both, could ripen into a default on the part of Tenant, or to the best knowledge of Tenant, could ripen into a default on the part of Landlord under the Lease, except as follows:

(If none, please state “None.”)

Estoppel Certificate	T.W. Alexander Ave., RTP/Paradigm Genetics, Inc. – Page 4

Section 10. Security Deposit.

The amount of Tenant’s security deposit held by Landlord under the Lease is $                    .

Section 11. Demolition Deposit.

The amount of Tenant’s demolition deposit held by Landlord under the Lease is $                    .

Section 12. Prepaid Rent.

The amount of prepaid rent, separate from the security deposit, is $                    , covering the period from                     ,             , to                     ,             .

Section 13. Insurance.

All insurance, if any, that Tenant is required to maintain under the Lease is presently in effect.

Section 14. Pending Actions.

There is not pending or, to the knowledge of Tenant, threatened against or contemplated by the Tenant, any petition in bankruptcy, whether voluntary or otherwise, any assignment for the benefit of creditors, or any petition seeking reorganization or arrangement under the federal bankruptcy laws or those of any state.

Section 15. Landlord’s Performance.

As of the date of this Certificate, to the best of Tenant’s knowledge, Landlord has performed all obligations required of Landlord pursuant to the Lease; no offsets, counterclaims, or defenses of Tenant under the Lease exist against Landlord; and no events have occurred that, with the passage of time or the giving of notice, would constitute a basis for offsets, counterclaims, or defenses against Landlord, except as follows:

(If none, please state “None.”)

Section 16. Assignments by Landlord.

Tenant has received no notice of any assignment, hypothecation or pledge of the Lease or rentals under the Lease by Landlord. Tenant hereby consents to an assignment of the Lease and rents to be executed by Landlord to Buyer or Lender in connection with the Loan and acknowledges that said assignment does not violate the provisions of the Lease. Tenant acknowledges that the interest of the Landlord under the Lease is to be assigned to Buyer or Lender solely as security for the purposes specified in said assignment and Buyer or Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignment or by any subsequent receipt or collection of rents thereunder, unless Buyer or Lender shall specifically undertake such liability

Estoppel Certificate	T.W. Alexander Ave., RTP/Paradigm Genetics, Inc. – Page 5

in writing. Tenant agrees that upon receipt of a written notice from Buyer or Lender of a default by Landlord under the Loan, Tenant will thereafter pay rent to Buyer or Lender in accordance with the terms of the Lease.

Section 17. Assignments by Tenant

Tenant has not sublet or assigned the Leased Premises or the Lease or any portion thereof to any sublessee or assignee. No one except Tenant and its employees will occupy the Leased Premises. The address for notices to be sent to Tenant is as set forth in the Lease.

Section 18. Environmental Matters.

The operation and use of the Leased Premises does not involve the generation, treatment storage, disposal or release into the environment of any hazardous materials, regulated materials and/or solid waste, except those used in the ordinary course of operating a scientific research and development facility (including laboratory, commercial greenhouse, and related administrative space) or otherwise used in accordance with all applicable laws.

Section 19. Succession of Interest.

Tenant agrees that, in the event Buyer or Lender succeeds to the interest of Landlord under the Lease:

(a) Buyer or Lender shall not be liable for any act or omission of any prior landlord (including Landlord);

(b) Buyer or Lender shall not be liable for the return of any security deposit;

(c) Buyer or Lender shall not be bound by any rent or additional rent which Tenant might have prepaid under the Lease for more than the current month;

(d) Buyer or Lender shall not be bound by any amendments or modifications of the Lease made without prior consent of Buyer or Lender;

(e) Buyer or Lender shall not be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or

(f) Buyer or Lender shall not be liable under the Lease to Tenant for the performance of Landlord’s obligations under the Lease beyond Buyer or Lender’s interest in the Property.

Section 20. Notice of Default.

Tenant agrees to give Buyer and Lender a copy of any notice of default under the Lease served upon Landlord at the same time as such notice is given to Landlord. Tenant further agrees that if Landlord shall fail to cure such default within the applicable grace period, if any, provided in the Lease, then Buyer or Lender shall have an additional 30 days within which to cure such default, or if such default cannot be cured within such 30-day period, such 30-day period shall be extended so long as Buyer or Lender has commenced and is diligently

Estoppel Certificate	T.W. Alexander Ave., RTP/Paradigm Genetics, Inc. – Page 6

pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure, in which event the Lease shall not be terminated while such remedies are being pursued.

Section 21. Notification by Tenant.

From the date of this Certificate and continuing until                     ,             , Tenant agrees to immediately notify Buyer and Lender, in writing by registered or certified mail, return receipt requested, at the following addresses, on the occurrence of any event or the discovery of any fact that would make any representation contained in this Certificate inaccurate:

If to Buyer:	If to Lender:

With a copy to:	With a copy to:

Tenant makes this Certificate with the knowledge that it will be relied upon by Buyer in agreeing to purchase the Property and by Lender in agreeing to provide financing for such purchase.

Tenant has executed this Certificate as of the date first written above by the person named below, who is duly authorized to do so.

TENANT:

PARADIGM GENETICS, INC., (SEAL)
a Delaware corporation

By:
Its:

Exhibit A

Legal Description

Exhibit B

Copy of Lease

EXHIBIT J

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT is made and entered into as of                             ,              (“Agreement”), by and between ARE-104 ALEXANDER ROAD, LLC, a Delaware limited liability company, together with its nominees, designees and assigns (collectively, “Landlord”), PARADIGM GENETICS, INC., a Delaware corporation (“Tenant”), and                                                              , a                                                               (“Mortgagee”).

WHEREAS, Mortgagee is making a loan to Landlord and others evidenced by a certain promissory note (“Note”), and secured by, among other things, a deed of trust/mortgage to be recorded prior hereto in the public records of the City of Durham, County of Durham, State of North Carolina (“Mortgage”) constituting a lien upon the real property interests described in Exhibit A hereto (the” Property”); and

WHEREAS, Landlord and Tenant have entered into a Lease Agreement [Phase 1B: Greenhouse] dated as of April     , 2000 (“Lease”), for certain leased premises located in the Triangle Park Research Center in Research Triangle Park, Durham County, North Carolina, containing or intended to contain a commercial greenhouse with approximately 31,776 net rentable square feet (hereinafter referred to as “Premises”); and

WHEREAS, the Lease is subordinate to the Mortgage and to the right, title, and interests of Mortgagee thereto and thereunder; and

WHEREAS, Mortgagee wishes to obtain from Tenant certain assurances that Tenant will attorn to Mortgagee in the event of a foreclosure by Mortgagee or the exercise of other rights under the Mortgage; and

WHEREAS, Tenant wishes to obtain from Mortgagee certain assurances that Tenant’s possession of the Premises will not, subject to the terms and conditions of this Agreement, be disturbed by reason of a foreclosure of the lien of the Mortgage on the Property; and

WHEREAS, Tenant and Mortgagee are both willing to provide such assurances to each other upon and subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the above, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

1. Affirmation. Tenant hereby agrees that the Lease now is and shall be subject and subordinate in all respects to the Mortgage and to all renewals, modifications and extensions thereof until such time that the Mortgage is released, satisfied or otherwise discharged, subject to the terms and conditions of this Agreement. Landlord and Tenant hereby affirm that the Lease is in full force and effect and that the Lease has not been

Subordination Agreement [Loan]	T.W. Alexander Ave., RTP/Paradigm Genetics, Inc. – Page 2

modified or amended. Mortgagee hereby confirms that it is the holder of the Note and the beneficiary of the Mortgage and has full power and authority to enter into this Agreement.

2. Attornment and Non-Disturbance.

(a) So long as Tenant is not in default under the Lease (beyond Tenant’s receipt of notice from Landlord and any grace period granted Tenant under the Lease to cure such default) as would entitle the Landlord to terminate the Lease or would cause without any further action of the Landlord, the termination of the Lease or would entitle the Landlord to dispossess Tenant thereunder, then Mortgagee agrees with Tenant that, in the event the interest of Landlord shall be acquired by Mortgagee or in the event Mortgagee comes into possession of or acquires title to the Property by reason of foreclosure or foreclosure sale or the enforcement of the Mortgage or the Note or other obligation secured thereby or by a conveyance in lieu thereof, or as a result of any other means, then:

(i) Subject to the provisions of this Agreement, Tenant’s occupancy and possession of the Premises and Tenant’s rights and privileges under the Lease or any extensions, modifications or renewals thereof or substitutions therefor (in accordance with the Lease and the Mortgage) shall not be disturbed, diminished or interfered with by Mortgagee during the term of the Lease (or any extensions or renewals thereof provided for in the Lease);

(ii) Mortgagee will not join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant’s interest and estate under the Lease because of any default under the Mortgage; and

(iii) The Lease shall continue in full force and effect and shall not be terminated except in accordance with the terms of the Lease.

(b) Tenant shall be bound to Mortgagee under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining (and any extensions or renewals thereof which may be effected in accordance with any option contained in the Lease) with the same force and effect as if Mortgagee were the landlord under the Lease, and Tenant does hereby agree to attorn to Mortgagee as its landlord, said attornment to be effective and self-operative without the execution of any other instruments on the part of either party hereto immediately upon Mortgagee’s succeeding to the interest of Landlord under the Lease. Upon request of Lender or such Purchaser, Tenant shall execute and deliver to Lender or such Purchaser an agreement reaffirming such attornment. Tenant hereby agrees that any right of first refusal or right of first offer to purchase the Property that Tenant may have pursuant to the terms of the Lease (generally, a “Purchase Right”) shall not be applicable to, and shall not block, prevent or delay, Mortgagee’s or any Purchaser’s acquisition of the Property by foreclosure, deed in lieu of foreclosure, other transaction related thereto or in substitution thereof, trustee sale, or other similar statutory conveyance; provided, however, that any Purchase Right shall survive, remain valid, and be exercisable by Tenant in accordance with the terms of the Lease at any time after any such acquisition by Mortgagee or any Purchaser.

(c) In the event that the Mortgage is foreclosed and any party (“Purchaser”) other than Mortgagee purchases the Premises and succeeds to the interest of Landlord under the Lease, Tenant shall likewise be bound to Purchaser and Tenant hereby covenants and agrees to attorn to Purchaser in accordance with all of the provisions of this Agreement;

Subordination Agreement [Loan]	T.W. Alexander Ave., RTP/Paradigm Genetics, Inc. – Page 3

provided, however, that Purchaser shall have transmitted to Tenant a written document in recordable form, whereby Purchaser agrees to recognize Tenant as its lessee under the Lease and agrees to be directly bound to Tenant for the performance and observance of all the terms and conditions of the Lease required to be performed or observed by Landlord thereunder, subject to and in accordance with the terms of this Agreement.

(d) Mortgagee agrees that if Mortgagee shall succeed to the interest of Landlord under the Lease as above provided, Mortgagee shall be bound to Tenant under all of the terms, covenants, and conditions of this Lease, and Tenant shall, from and after Mortgagee’s succession to the interest of Landlord under the Lease, have the same remedies against Mortgagee that Tenant might have had under the Lease against Landlord if Mortgagee had not succeeded to the interest of Landlord; provided, however, that Mortgagee (and Purchaser, as the case may be) shall not be:

(i) liable for any act or omission of any prior lessor (including Landlord) occurring prior to the date that Mortgagee or Purchaser acquired title to the Premises; provided, however, no inference shall be drawn from this clause that Mortgagee or Purchaser would not be liable for the same or similar act or omission occurring after the date that Mortgagee or Purchaser acquired title to the Premises; or

(ii) subject to any offsets, counterclaims, or defenses that Tenant might have solely against any prior lessor (including Landlord); or

(iii) bound by any previous payment of rent or additional rent for a period greater than 1 month unless such prepayment shall have been consented to in writing by Mortgagee; or

(iv) bound by any amendment or modification of the Lease made after the date hereof without Mortgagee’s written consent; or

(v) liable to Tenant for any loss of business or any other indirect or consequential damages from whatever cause; provided, however, no inference shall be drawn from this clause that Tenant would otherwise be entitled (or not entitled) to recover for loss of business or any other indirect or consequential damages; or

(vi) liable for the return of any security deposit unless such deposit has been paid over to the Mortgagee.

The foregoing shall not be construed to modify or limit any right Tenant may have at law or in equity against Landlord or any other prior owner of the Property.

Subordination Agreement [Loan]	T.W. Alexander Ave., RTP/Paradigm Genetics, Inc. – Page 4

3. Notices. All notices required or permitted to be given pursuant to this Agreement shall be in writing and shall be sent postage prepaid, by certified mail, return receipt requested or other nationally utilized overnight delivery service. All notices shall be deemed delivered when received or refused. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been given shall constitute receipt of the notice, demand or request sent. Any such notice if given to Tenant shall be addressed as follows:

Paradigm Genetics, Inc.,

104 Alexander Dr., Building 2

Research Triangle Park, NC 27709

Attention: Mr. Ian Howes

                   Chief Financial Officer

if given to Landlord shall be addressed as follows:

Alexandria Real Estate Equities, Inc.

135 N. Los Robles Ave., Suite 250

Pasadena, California 91101

Attention: General Counsel

if given to Mortgagee shall be addressed as follows:

______________________________________

______________________________________

______________________________________

______________________________________

______________________________________

4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The words “foreclosure” and “foreclosure sale” as used herein shall be deemed to also include the acquisition of Landlord’s estate in the Property by voluntary deed, assignment or other conveyance or transfer in lieu of foreclosure.

5. Modifications to Lease. Tenant shall not modify or amend the Lease or terminate the same without Mortgagee’s prior written consent. If Mortgagee fails to provide Tenant with a written approval of the proposed modification, amendment or termination within 10 business days after notice to Mortgagee of such proposal, then Mortgagee shall be deemed to have rejected such proposal.

6. Additional Agreements. Tenant agrees that:

(a) it shall give Mortgagee copies of all notices of default and requests for approval or consent by Landlord that Tenant gives to Landlord pursuant to the Lease in the same manner as they are given to Landlord and no such notice or other communication shall be deemed to be effective until a copy is given to Mortgagee;

(b) whenever any consent or approval by Landlord is required to be obtained by Tenant or is requested by Tenant such consent or approval shall not be effective until it is also confirmed by or obtained from Mortgagee, provided that Mortgagee shall respond within 30 days after Mortgagee’s receipt of Tenant’s request;

(c) in all provisions of the Lease where Landlord is indemnified, the reference to Landlord as an indemnitee shall be deemed to include Mortgagee and any Purchaser and such agreement of indemnification shall survive the repayment of the loan secured by the Mortgage and, to the extent provided in the Lease, the expiration or termination of the Lease;

Subordination Agreement [Loan]	T.W. Alexander Ave., RTP/Paradigm Genetics, Inc. – Page 5

(d) Tenant shall name Mortgagee and any Purchaser as additional insureds and loss payees, as applicable and appropriate, on all insurance policies required by the Lease; and

(e) this Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement by Mortgagee, and in the event that there are inconsistencies between the terms and provisions of this Agreement and the terms and provisions of the Lease dealing with non-disturbance by Mortgagee, the terms and provisions hereof shall be controlling; and

(f) Mortgagee shall have no liability under the Lease until Mortgagee succeeds to the rights of the Landlord under the Lease, and then only during such period as Mortgagee is the Landlord. At all times during which Mortgagee is liable under the Lease, Mortgagee’s liability shall be limited to Mortgagee’s interest in the Property.

7. Mortgagee Cure Rights. If Landlord shall have failed to cure any default within the time period provided for in the Lease (including any applicable notice and grace periods), and thereafter Tenant exercises any right to terminate the Lease, Mortgagee shall have an additional 30 days within which to cure such default, or if such default cannot be cured by the payment of money or reasonably requires more than 30 days to cure, then Mortgagee shall have such additional time as may be reasonably necessary to complete such a cure (including, if necessary, sufficient time to complete foreclosure proceedings) provided that Mortgagee commences such cure within such 30-day period, Mortgagee thereafter diligently prosecutes the same to completion, and Mortgagee completes such cure no more than 60 days after the expiration of such 30-day period. The Lease shall not be terminated (i) while such remedies are being diligently pursued or (ii) based upon a default that is personal to Landlord and therefore not susceptible to cure by Mortgagee or that requires possession of the Premises to cure. Mortgagee shall in no event be obligated to cure any such default by Landlord unless it forecloses. Nothing in this Section 7 shall affect any of Tenant’s termination rights under the Lease due to casualty or condemnation.

8. Direction to Pay. Landlord hereby directs Tenant and Tenant agrees to make all payments of amounts owed by Tenant under the Lease directly to Mortgagee from and after receipt by Tenant of notice from Mortgagee directing Tenant to make such payments to Mortgagee. (As between Landlord and Mortgagee, the foregoing provision shall not be construed to modify any rights of Landlord under or any provisions of the Mortgage or any other instrument securing the Note).

9. Conditional Assignment. With reference to any assignment by Landlord of Landlord’s interest in the Lease, or the rents payable thereunder, conditional in nature or otherwise, which assignment is made to Mortgagee, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by Mortgagee shall never be treated as an assumption by Mortgagee of any of the obligations of Landlord under the Lease unless and until Mortgagee shall have succeeded to the interest of Landlord. The foregoing sentence shall not affect any of Tenant’s rights against Landlord under the Lease.

[Signatures on Next Page]

Subordination Agreement [Loan]	T.W. Alexander Ave., RTP/Paradigm Genetics, Inc. – Page 6

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be properly executed by their duly authorized representatives as of the date first above written.

LANDLORD:

ARE-104 ALEXANDER ROAD, LLC, (SEAL) a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., (SEAL) a Delaware limited partnership, managing member

	By:	ARE-QRS CORP., (SEAL) a Maryland corporation, general partner

By:
Its:

TENANT:

PARADIGM GENETICS, INC., (SEAL) a Delaware corporation

By:
Its:

MORTGAGEE:

,
a

By:
Its:

Exhibit A

Legal Description

EXHIBIT K

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT is made and entered into as of                                 ,              (“Agreement”), by and among ARE-104 ALEXANDER ROAD, LLC, a Delaware limited liability company, together with its nominees, designees, and assigns (collectively, “Landlord”), PARADIGM GENETICS, INC., a Delaware corporation (“Tenant”), and TRIANGLE SERVICE CENTER, INC., a North Carolina corporation (“Ground Lessor”).

WHEREAS, Landlord and Ground Lessor have entered into a Ground Lease Agreement dated as of July 27, 1999, and have entered into or are entering into a First Amendment to Ground Lease Agreement (collectively, the “Ground Lease”) with Ground Lessor pursuant to which Landlord has ground leased approximately 6.084 acres of land more fully described in Exhibit A (the “Site”); and

WHEREAS, Landlord and Tenant have entered into or are entering into a Lease Agreement [Phase 1B: Greenhouse] dated as of April     , 2000 (“Lease”), for certain premises to be built on the Site containing or intended to contain a commercial greenhouse with approximately 31,776 net rentable square feet (hereinafter referred to as “Premises”); and

WHEREAS, the Lease is intended to be subordinate to the Ground Lease and to the right, title, and interests of Ground Lessor thereunder; and

WHEREAS, Ground Lessor wishes to obtain from Tenant certain assurances that Tenant will attorn to Ground Lessor in the event Ground Lessor terminates the Ground Lease or exercises other rights under the Ground Lease; and

WHEREAS, Tenant wishes to obtain from Ground Lessor certain assurances that Tenant’s possession of the Premises will not, subject to the terms and conditions of this Agreement, be disturbed by reason of the termination of the Ground Lease or the exercise of any other rights under the Ground Lease; and

WHEREAS, Tenant and Ground Lessor are willing to provide such assurances to each other upon and subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the above, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

1. Affirmation. Tenant hereby agrees that the Lease now is and shall be subject and subordinate in all respects to the Ground Lease and to all renewals, modifications and extensions thereof, subject to the terms and conditions of this Agreement. Landlord and Tenant hereby affirm that the Lease is in full force and effect and that the Lease has not been modified or amended. Ground Lessor hereby confirms that it is the holder of the ground

Subordination Agreement [Ground Lease]	T.W. Alexander Ave., RTP/Paradigm Genetics, Inc. – Page 2

lessor’s interest under the Ground Lease and has full power and authority to enter into this Agreement.

2. Attornment and Non-Disturbance.

(a) So long as Tenant is not in default under the Lease (beyond Tenant’s receipt of notice from Landlord and any grace period granted Tenant under the Lease to cure such default) as would entitle the Landlord to terminate the Lease or would cause without any further action of the Landlord, the termination of the Lease or would entitle the Landlord to dispossess Tenant thereunder, then Ground Lessor agrees with Tenant that, in the event Ground Lessor terminates the Ground Lease or exercises other rights under the Ground Lease that permit Ground Lessor to acquire Landlord’s interest under the Lease, then:

(i) Subject to the provisions of this Agreement, Tenant’s occupancy and possession of the Premises and Tenant’s rights and privileges under the Lease or any extensions, modifications or renewals thereof or substitutions therefor (in accordance with the Lease and the Ground Lease) shall not be disturbed, diminished or interfered with by Ground Lessor during the term of the Lease (or any extensions or renewals thereof provided for in the Lease);

(ii) Ground Lessor will not join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant’s interest and estate under the Lease because of any default under the Ground Lease; and

(iii) The Lease shall continue in full force and effect and shall not be terminated except in accordance with the terms of the Lease.

(b) Tenant shall be bound to Ground Lessor under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining (and any extensions or renewals thereof which may be effected in accordance with any option contained in the Lease) with the same force and effect as if Ground Lessor were the landlord under the Lease, and Tenant does hereby agree to attorn to Ground Lessor as its landlord, said attornment to be effective and self-operative without the execution of any other instruments on the part of either party hereto immediately upon Ground Lessor’s succeeding to the interest of Landlord under the Lease. Upon the request of Ground Lessor, Tenant shall execute and deliver to Ground Lessor an agreement reaffirming such attornment. Tenant hereby agrees that any right of first refusal or right of first offer to purchase Landlord’s interest under the Ground Lease that Tenant may have pursuant to the terms of the Lease (generally, a “Purchase Right”) shall not be applicable to, and shall not block, prevent or delay, Ground Lessor’s acquisition of Landlord’s interest under the Lease; provided, however, that any Purchase Right shall survive, remain valid, and be exercisable by Tenant in accordance with the terms of the Lease at any time after any such acquisition by Ground Lessor.

(c) Ground Lessor agrees that if Ground Lessor shall succeed to the interest of Landlord under the Lease as above provided, Ground Lessor shall be bound to Tenant under all of the terms, covenants, and conditions of the Lease, and Tenant shall, from and after Ground Lessor’s succession to the interest of Landlord under the Lease, have the same remedies against Ground Lessor that Tenant might have had under the Lease against Landlord if Ground Lessor had not succeeded to the interest of Landlord; provided, however, that Ground Lessor shall not be:

(i) liable for any act or omission of any prior lessor (including Landlord) occurring prior to the date that Ground Lessor succeeded to the interest of Landlord under the Lease; provided, however, no inference shall be drawn from this clause that Ground Lessor would not be liable for the same or similar act or omission occurring after the date that Ground Lessor succeeded to the interest of Landlord under the Lease; or

Subordination Agreement [Ground Lease]	T.W. Alexander Ave., RTP/Paradigm Genetics, Inc. – Page 3

(ii) subject to any offsets, counterclaims or defenses that Tenant might have solely against any prior lessor (including Landlord); or

(iii) bound by any previous payment of rent, however denominated, for a period greater than 1 month unless such prepayment shall have been consented to in writing by Ground Lessor, or

(iv) bound by any amendment or modification of the Lease made after the date hereof without Ground Lessor’s written consent; or

(v) liable to Tenant for any loss of business or any other indirect or consequential damages from whatever cause; provided, however, no inference shall be drawn from this clause that Tenant would otherwise be entitled (or not entitled) to recover for loss of business or any other indirect or consequential damages; or

(vi) liable for the return of any security deposit unless such deposit has been paid over to the Ground Lessor.

The foregoing shall not be construed to modify or limit any right Tenant may have at law or in equity against Landlord or any other prior owner of the Property.

(d) Ground Lessor hereby acknowledges that Section 38(b) of the Lease contains the following terms and conditions, and hereby agrees to accept performance of the “Ground Lease Obligations” (as defined therein) from Tenant, and to permit Tenant to enforce the “Ground Lease Rights” (as defined therein), at the times and in the manner described therein:

Tenant shall be responsible for, and hereby covenants to satisfy in a timely fashion, any and all obligations, covenants, responsibilities, and/or indemnities binding on Landlord as holder of the ground lessee’s interest under the Ground Lease or as a party to the [Agreement Regarding Allocation of Development Rights dated as of April     , 2000 (the “Development Rights Agreement”)] (collectively, the “Ground Lease Obligations”), including, without limitation, the payment or reimbursement of all expenses to be paid or reimbursed by Landlord under the Ground Lease (but excluding the payment of the annual rent provided for in the Ground Lease (which shall be governed by the terms and conditions of [a certain Amended and Restated Lease Agreement [Phase 1A: Office / Laboratory] executed as of April     , 2000, and effective as of July 27, 1999])), the payment of the rent provided for in the Development Rights Agreement, and the payment of all expenses to be paid or reimbursed by Landlord under the Development Rights Agreement; provided, however, that the terms and conditions of this Lease shall control to the extent the responsibility for satisfying any Ground Lease Obligation is expressly conferred on Landlord and/or allocated between Landlord and Tenant herein. For illustration purposes

Subordination Agreement [Ground Lease]	T.W. Alexander Ave., RTP/Paradigm Genetics, Inc. – Page 4

only, Sections 13 and 14 [of the Lease] allocate between Landlord and Tenant all maintenance and repair obligations with respect to the Premises and the Project and, therefore, such provisions control. If Tenant fails to satisfy, in a timely fashion, any of the Ground Lease Obligations in the manner required hereunder, Landlord shall have the right (but not the obligation) to satisfy the same, and any cost incurred by Landlord in doing so shall be payable to Landlord on demand as Additional Rent or includable by Landlord as an Operating Expense. Further, Tenant shall indemnify, defend, hold, and save Landlord harmless from and against any and all Claims arising out of or in connection with any such failure by Tenant. Conversely, if Tenant gives Landlord Notice requesting Landlord to take affirmative action to enforce any of Landlord’s rights as ground lessee under the Ground Lease or as a party to the Development Rights Agreement or to enforce any obligation, covenant, responsibility, and/or indemnity of the Ground Lessor under the Ground Lease and/or the Development Rights Agreement (collectively, the “Ground Lease Rights”) and Landlord elects not to do so, Tenant shall have the right, at Tenant’s sole cost and expense, to take affirmative action to enforce any such Ground Lease Rights, and for such purpose Landlord, effective as of Landlord’s election not to take affirmative action, appoints Tenant attorney-in-fact for Landlord (such power of attorney being coupled with an interest); provided, however, that, notwithstanding the foregoing, the exercise of any Ground Lease Rights that relate to Hazardous Materials (as provided in Section 30(a) [of the Lease]) shall be subject to compliance with Section 3 of [a separate] Cost Sharing Agreement. Tenant shall indemnify, defend, hold, and save Landlord harmless from and against any and all Claims, arising out of or in connection with any affirmative action taken by Tenant to enforce any Ground Lease Rights. Tenant’s rights and obligations under this Section shall terminate and be of no further force or effect as of the expiration or earlier termination of this Lease, provided that all obligations that have arisen and/or become binding hereunder but have not been fully satisfied as of the expiration or earlier termination of this Lease shall survive such expiration or earlier termination.

3. Notices. All notices required or permitted to be given pursuant to this Agreement shall be in writing and shall be sent postage prepaid, by certified mail, return receipt requested or other nationally utilized overnight delivery service. All notices shall be deemed delivered when received or refused. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been given shall constitute receipt of the notice, demand or request sent. Any such notice if given to Tenant shall be addressed as follows:

Paradigm Genetics, Inc.,
104 Alexander Dr., Building 2
Research Triangle Park, NC 27709
Attention:	Mr. Ian Howes
Chief Financial Officer

Subordination Agreement [Ground Lease]	T.W. Alexander Ave., RTP/Paradigm Genetics, Inc. – Page 5

if given to Landlord shall be addressed as follows:

Alexandria Real Estate Equities, Inc.
135 N. Los Robles Ave., Suite 250
Pasadena, California 91101
Attention:	General Counsel

if given to Ground Lessor shall be addressed as follows:

Triangle Service Center, Inc.
2 Hanes Drive
Research Triangle Park, NC 27709
Attention:	Mr. James Roberson

4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5. Additional Agreements. Tenant agrees that:

(a) it shall give Ground Lessor copies of all notices of default by Landlord that Tenant gives to Landlord pursuant to the Lease in the same manner as they are given to Landlord;

(b) in all provisions of the Lease where Landlord is indemnified, the reference to Landlord as an indemnitee shall be deemed to include Ground Lessor;

(c) this Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement by Ground Lessor, and in the event that there are inconsistencies between the terms and provisions of this Agreement and the terms and provisions of the Lease dealing with non-disturbance by Ground Lessor, the terms and provisions hereof shall be controlling; and

(d) Ground Lessor shall have no liability under the Lease until Ground Lessor succeeds to the rights of the Landlord under the Lease, and then only during such period as Ground Lessor is the landlord thereunder. At all times during which Ground Lessor is liable under the Lease, Ground Lessor’s liability shall be limited to Ground Lessor’s interest in the Property.

6. Direction to Pay. Landlord hereby directs Tenant and Tenant agrees to make all payments of amounts owed by Tenant under the Lease directly to Ground Lessor from and after receipt by Tenant of notice from Ground Lessor directing Tenant to make such payments to Ground Lessor. (As between Landlord and Ground Lessor, the foregoing provision shall not be construed to modify any rights of Landlord under or any provisions of the Ground Lease).

[ Signatures on Next Page ]

Subordination Agreement [Ground Lease]	T.W. Alexander Ave., RTP/Paradigm Genetics, Inc. – Page 6

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be properly executed by their duly authorized representatives as of the date first above written.

LANDLORD:

ARE-104 ALEXANDER ROAD, LLC, (SEAL) a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., (SEAL) a Delaware limited partnership, managing member

	By:	ARE-QRS CORP., (SEAL) a Maryland corporation, general partner

By:
Its:

TENANT:

PARADIGM GENETICS, INC., (SEAL) a Delaware corporation

By:
Its:

GROUND LESSOR:

TRIANGLE SERVICE CENTER, INC., (SEAL) a North Carolina corporation

By:
Its:

Exhibit A

Legal Description

EXHIBIT L

ENVIRONMENTAL INFORMATION

1. Leak Detection Test Report dated June 4, 1993, prepared by Advanced Tank Certification, Inc., regarding 20,000 gallon fuel oil tank test results.

2. UST Closure Report National Institute of Environmental Health Sciences dated June 27, 1993, prepared by Triangle Environmental, Inc., regarding 1000 gallon gasoline UST.

3. Report of Environmental Services dated March 30, 1994, prepared by Law Engineering, Inc. regarding NIEHS Facility, North Campus, Phase II Research Triangle Park, North Carolina.

4. Letter dated April 13, 1994, from Law Engineering, Inc., to Mr. William Few regarding observations of underground storage tank closure at NIEHS Facility in Research Triangle Park, North Carolina.

5. Letter dated April 25, 1994, from State of North Carolina Department of Environment Health and Natural Resources (“DEHNR”), to Brian L. Hayes at Southwestern Environmental Audits, Inc. regarding Well Construction Permit No. 31-0444-WM-0259.

6. Letter dated May 23, 1994, from Southeastern Environmental Audits, Inc., together with UST Closure Assessment Report dated May 10, 1994, prepared by Southwestern Environmental Audit, Inc. regarding 20,000 gallon fuel oil UST.

7. Application dated June 14, 1994, from McCarthy Associates to DEHNR regarding Leaking Petroleum Underground Storage Tank Cleanup Funds.

8. Comprehensive Site Assessment dated July 6, 1994, prepared by Southeastern Environmental Audits, Inc.

9. Pollution Incident/UST Leak Reporting Form dated August 15, 1994, prepared by NIEHS regarding 1,000 gallon gasoline UST and incident on May 6, 1993.

10. Letter dated October 27, 1994, from DEHNR to McCarthy & Associates regarding assignment of facility identification number for one 20,000 gallon UST.

11. Facsimile Cover Sheet dated December 18, 1995, from Nettie Lowery at DEHNR, to Jay Zimmerman at Raleigh Regional Office regarding denial letters, together with Memorandum dated December 15, 1995, from DEHNR regarding Trust Fund Eligibility Denial.

12. Facsimile Cover Sheet dated January 11, 1996, from Sean Boyles of DEHNR to Fay Sweat enclosing Pollution Incident/U.S.T. Leak Reporting Form dated January 10, 1996, regarding March 11, 1994, incident at NIEHS North Campus, together with North

Carolina Ground Water Contamination Incident Management Site Priority Ranking System dated January 10, 1996, regarding March 11, 1994, incident at NIEHS North Campus.

13. Memorandum dated January 18, 1996, from DEHNR regarding TF Eligibility Denial NIEHS North Campus Incident #14941.

14. Letter dated February 15, 1996, from DEHNR to McCarthy Associates regarding Cleanup Funds for NIEHS North Campus Site.

15. Letter dated February 26, 1996, from Manning, Fulton & Skinner, P.A., counsel for McCarthy Associates, to Ms. Liz Rooks at Research Triangle Foundation of North Carolina regarding NPDES Permit issued to McCarthy Associates for ground water remediation at NIEHS North Campus.

16. Report dated August, 1996, prepared by Turner Environmental Consultants, P.C., regarding Free Product Recovery and Groundwater Monitoring Report - Former NIEHS North Campus Facility 110 TW Alexander Drive, Research Triangle Park, NC.

17. Letter dated November 5, 1996, from Manning, Fulton & Skinner, P.A. counsel for McCarthy Associates, to Ms. Elizabeth Rooks at Research Triangle Foundation of North Carolina regarding leaking from underground storage tank at former NIEHS North Campus Facility.

18. Letter dated December 9, 1996, from Manning, Fulton & Skinner, P.A., counsel for McCarthy Associates, to Ms. Elizabeth Rooks at Research Triangle Foundation of North Carolina enclosing Free Product Delineation and Recovery Plan dated December 3, 1996, prepared by Turner Environmental Consultants, P.C. regarding former NIEHS North Campus Facility.

19. Letter dated May 21, 1997, from Manning, Fulton & Skinner, P.A., counsel for McCarthy Associates, to Ms. Elizabeth Rooks at Research Triangle Foundation of North Carolina enclosing Letter dated May 16, 1997, from Prescott Environmental Associates, Inc. enclosing Letter dated May 14, 1997, from Turner Environmental Consultants, P.C. regarding Free Product Recovery Plan Implementation.

20. Letter dated September 23, 1997, from by Department of Health Human Services, to DEHNR regarding contaminated soil from the NIEHS South Campus, enclosing Letter dated September 12, 1997, from Prescott Environmental Associates, Inc. to DEHNR regarding disposal of soil from the former NIEHS North Campus Facility, together with Form #GW-71.

21. Letter dated May 4, 1998, from Manning, Fulton & Skinner, P.A., counsel for McCarthy Associates, to Ms. Elizabeth Rooks at Research Triangle Foundation of North Carolina enclosing Letter dated April 30, 1998, prepared by Prescott Environmental Associates, Inc. regarding Free Product Recovery.

22. Letter dated August 4, 1998, from Manning, Fulton & Skinner, P.A., counsel for McCarthy Associates to Ms. Elizabeth Rooks at Research Triangle Foundation of North Carolina enclosing Letter Report dated July 24, 1998, prepared by Prescott Environmental Associates, Inc. regarding free product recovery activities at the former NIEHS North Campus Facility.

23. Letter dated August 4, 1998, from Manning, Fulton & Skinner, P.A., counsel for McCarthy Associates to Ms. Elizabeth Rooks at Research Triangle Foundation of North Carolina enclosing Letter dated August 2, 1998, from Prescott Environmental Associates to NC DEHNR, enclosing Letter Report dated July 24, 1998, prepared by Prescott Environmental Associates, Inc. regarding free product recovery activities at the former NIEHS North Campus Facility.

24. Letter dated November 2, 1998, from Manning, Fulton & Skinner, P.A. counsel for McCarthy Associates, to Ms. Elizabeth Rooks at Research Triangle Foundation of North Carolina, enclosing Letter Report dated October 27, 1998, prepared by Prescott Environmental Associates, Inc. regarding free product recovery activities at the former NIEHS North Campus Facility.

25. Letter dated January 12,1999, from Prescott Environmental Associates, Inc., to NC DEHNR, Raleigh Regional Office regarding former NIEHS N. Campus Site.

26. Letter dated January 27, 1999, from NC DEHNR to Prescott Environmental Associates, Inc. regarding proposed abandonment of monitoring wells at NIEHS North Campus Site.

27. Draft Phase I Environmental Site Assessment dated April 29, 1999, prepared by Dames & Moore NC.

EXHIBIT M

HAZARDOUS MATERIALS LIST

[See Following Page]

Plant Research Chemical Inventory

chemical name	quantity
glycerol	500 ml
Acifluorfen	250 mg
Alachlor	250 mg
Atrazine	500 mg
Bifenox	250 mg
Dichlobenil	250 mg
Diquat	250 mg
Dluron	500 mg
Glyphosate	250 mg
Imazapyr	250 mg
Isoxaben	250 mg
Linuron	250 mg
Metribuzin	250 mg
Naptalam	250 mg
Oryzalin	250 mg
Paraquat	250 mg
oxabetrinil	250 mg
metolachlor	250 mg
Silwet L-77	500 ml
Kanamycin	25 g
5.25% sodium hypochlorite solution	10 l
Liberty (AgrEvo; 11.3% glufosinate)	11
Potassium Ferricyanide (III), Sigma P3667	5 g
Potassium Ferrocyanide (II) trihydrate, Sigma P3289	5 g
X-Gluc (5-Bromo-4-chloro-3-indolyl-beta-D-glucuronide acid cyclohexylammonium salt	1 g
Acetosyringone: Aldrich, D13, 440-6	1 g
Hygromycin B: Duchefa Biochemie BV, H0125	20 g
Cefotaxime: Duchefa Biochemie BV, C0111	100 g
2, 4-D: Duchefa Biochemie BV, D0911	1 g
B5 vitamins: Duchefa Biochemie BV, G0415	30 g
N6 salts: Duchefa Biochemie BV, C0203	1 kg
phenol	1 l
formamide	500 ml
ethanol	1 l
iso-amylalcohol	500 ml
2-mercaptoethanol 100 mls	100 ml
formaldehyde 37% solution	500 ml
glyoxal 40% solution	40% solution
ethidiumbromide 10 mls	10 g
chloroform	4 l
Potassium nitrate	500g	Sigma /p8291
Calcium nitrate	500g	Sigma /C2786
Boric acid	500g	Sigma / B9645
Manganese (II) chloride	10g	Aldrich / 244589
EDTA feric sodium salt hydrate	250g	Sigma / E5141
Ammonium phosphate monobasic	500g	Sigma / A3920
Manganese sulfate monohydrate	100g	Sigma / M7634
Calcium chloride	500g	Sigma / C2661
Zinc chloride	100g	Sigma / Z4875
Cupric chloride	250g	Aldrich / 12826
Ferric chloride anhydrous	100g	Sigma / F7134
EDTA disodium salt	100g	Sigma / E5134
Sodium metasillicate	25g	Aldrich / 307815
Nickel sulfate	5 g	Sigma / N4882
Polyethyleneglycol	1kg	Sigma / P4463
D-Mannitol	1kg	Sigma / M9647
AGAR	100g	Sigma / A1296
AGAR GEL	500g	Sigma / A3301
Gel Rite (Gelian Gum)	250g	Sigma / G1910
Phyta Gel	Approx. 200g left from 1 Kg	Sigma / P8169
Cupric chloride dihydrate
Autonitrile
Acetone
Hexane

PREPARED BY AND RETURN TO:

McKay, Meyer and Herbert

1801 Century Park East, 25th Floor

Los Angeles, California 90067-2327

Attention: David S. Meyer, Esq.

MEMORANDUM

OF

LEASE AGREEMENT

[Phase 1B: Greenhouse]

This MEMORANDUM OF LEASE AGREEMENT [Phase 1B: Greenhouse this “Memorandum”) is made as of April 3rd, 2000, by ARE-104 ALEXANDER ROAD, LLC, a Delaware limited liability company (“Landlord”), and PARADIGM GENETICS, INC. a Delaware Corporation (“Tenant”).

1. Leased Premises. Landlord and Tenant have entered into that certain unrecorded Lease Agreement [Phase 1B: Greenhouse] of even date herewith (the “Lease”), pursuant to which and pursuant hereto Landlord is leasing to Tenant, and Tenant is leasing from Landlord, certain improvements (the “Leased Premises”) that Landlord has agreed to cause to be constructed, or to permit to be constructed, on certain land located in the County of Durham, State of North Carolina, more particularly described on Exhibit A attached hereto (the “Land”). The provisions set forth in the Lease are hereby incorporated into this Memorandum.

2. Initial Term. The initial term of the Lease (the “Initial Term”) shall commence on the “Commencement Date” (as defined below) and shall continue for a period of 120 months from the 1st day of the 1st full month following the month in which the Commencement Date occurs. For purposes of the Lease and this Memorandum, the “Commencement Date” shall be earliest of the following: (i) the date Landlord “Delivers” (as such term is defined in the Lease) the Leased Premises “Substantially Completed” (as such term is defined in the Lease); (ii) the date Landlord could have Delivered the Leased Premises Substantially Completed but for “Tenant Caused Delays” or “Force Majeure Delays” (as such terms are defined in the Lease); and (iii) the date Tenant conducts any business in any part of the Leased Premises.

3. Tenant’s Option To Extend Initial Term. Tenant has the option to extend the Initial Term for two successive extension periods of five years each. The first extension period shall commence on the day immediately after the expiration of the Initial Term, and the second extension period shall commence on the day immediately after the expiration of the first extension period.

4. Purpose. The purpose of this Memorandum is to give notice of the existence of the Lease, the parties to the Lease, the description of the Leased Premises, the Initial Term of the Lease, and Tenants option to extend the Initial Term of the Lease. If there is any conflict between the provisions of the Lease and the provisions of this Memorandum, the provisions of the Lease shall control.

5. Counterparts. This Memorandum may be executed in any number of counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute a single agreement with the same effect as if all parties had signed the same signature page of the same counterpart. Any signature page from any counterpart of this Memorandum, signed only by one party, may be detached from such counterpart and re-attached to any other counterpart of this Memorandum that has a signature page signed only by the other party.

IN WITNESS WHEREOF, the undersigned have caused their duly authorized signatories to execute this Memorandum as of the date first written above.

LANDLORD:

ARE-104 ALEXANDER ROAD, LLC, a Delaware limited liability company			(SEAL)

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,		(SEAL)
a Delaware limited partnership, managing member

	By:	ARE-QRS CORP.,	(SEAL)
a Maryland corporation, general partner

		By:	/s/ LYNN ANNE SHAPIRO
		Its:	LYNN ANNE SHAPIRO
GENERAL COUNSEL

ATTEST:	/s/ LAURIE A. ALLEN

Its	Secretary

ARE - QRS Corp. 1996 Maryland

TENANT:

	PARADIGM GENETICS, INC., a Delaware Corporation	(SEAL)

By:	/s/ JOHN A. RYALS
John A. Ryals
CEO and President

ATTEST:	/s/ HENRY P. NOWAK

Its	Secretary

2	[T.W. Alexander Drive]

STATE OF CALIFORNIA	)	LANDLORD’S ACKNOWLEDGEMENT
)
COUNTY OF LOS ANGELES	)

I, the undersigned Notary Public, certify that Lynn Anne Shapiro personally came before me this day and acknowledged that she is the General Counsel of ARE-QRS Corp., a Maryland corporation (the “Corporation”), the General Partner of Alexandria Real Estate Equities, LP., a Delaware limited partnership (the “Partnership”), the Partnership being the Managing Member of ARE-104 Alexander Road, LLC, a Delaware limited liability company (the “LLC”), and that by authority duly given and as the act of the Corporation, the foregoing instrument was signed in its name by Lynn Anne Shapiro as its General Counsel : Asst. Secretary sealed with its corporate seal and attested by Laurie A. Allen as its Secretary as an act of, and for and on behalf of, the Corporation, the Corporation acting as General Partner of the Partnership, the Partnership acting as Managing Member of the LLC, as aforesaid.

WITNESS my hand and Notarial Stamp/Seal this 1st day of May, 2000.

/s/ SHELLY A. KROLL
[CORPORATE SEAL]	Notary Public
SHELLY A. KROLL
Commission # 1193061
Notary Public - California
Los Angeles County
My Comm. Expires Aug 10, 2002

My commission expires:

8/10/02

[NOTARY SEAL]

3	[T.W. Alexander Drive]

STATE OF NORTH CAROLINA	TENANT’S ACKNOWLEDGMENT
COUNTY OF DURHAM

This 13th day of April, 2000, personally came before me Henry P. Nowak, Notary Public of Orange County, State of North Carolina, JOHN A. RYALS, who, being by me duly sworn, says that he is Chief Executive Officer and President of Paradigm Genetics, Inc., a Delaware corporation, and that the seal affixed to the foregoing instrument in writing is the corporate seal of said corporation, and that said writing was signed and sealed by him on behalf of said corporation by its authority duly given. And the Chief Executive Officer and President acknowledged the said writing to be the act and deed of said corporation.

WITNESS my hand and notarial seal, this 13th day of April, 2000.

/s/ HENRY P. NOWAK
Notary Public

My commission expires:

Dec 1, 2003

[NOTARY SEAL]	[CORPORATE SEAL]
“ OFFICIAL SEAL” Notary Public, North Carolina County of Orange Henry P. Nowak My Commission Expires 12/1/2003

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EXHIBIT A

Legal Description of Land

Being a particular tract or tracts of land located in Durham County, Triangle Township, Research Triangle Park, North Carolina and being further described below:

BEGINNING at a point, said point being located the following courses from NC Geodetic Monument ‘Triad”, said NC Geodetic Monument bearing NC Grid Coordinates NAD 83 of N:238,772.801 Meters, £620,488.448 Meters; Thence from said monument, South 01°34’26” West a ground distance of 3,011.37 feet to an existing R/W Monument set in the westerly right-of-way of T.W. Alexander Drive; Thence with said right-of-way along a curve to the right having a radius of 2846.41 feet, an arc length of 153.75 feet and being subtended by a chord bearing and distance of South 02°43’15” West, 153.73 feet to an existing concrete R/W Monument set in the westerly right-of-way of T.W. Alexander Drive; Thence leaving said right-of-way, North 87°20’44” West a distance of 142.69 feet to a point, said point being the POINT AND PLACE OF BEGINNING.

Thence, from the POINT AND PLACE OF BEGINNING South 02°44’10” West a distance of 100.85 feet to a point; Thence, North 89°49’25” West a distance of 85.25 feet to a point; Thence, South 02°33’01” West a distance of 80.34 feet to a point; Thence, North 89°49’25” West a distance of 157.55 feet to a point; Thence, South 02°26’24” West a distance of 88.04 feet to a point; Thence, North 89°49’25” West a distance of 52.18 feet to a point; Thence, South 02°26’24” West a distance of 336.73 feet to a point; Thence, North 88°43’29” West a distance of 276.76 feet to an existing concrete monument; Thence, North 01°16’24” East a distance of 330.28 feet to an existing concrete monument; Thence, North 88°03’29” West a distance of 22.85 feet to a new iron pipe; Thence, North 84°51’33” West a distance of 150.08 feet to an existing concrete monument; Thence, North 05°10’14” East a distance of 235.37 feet to a new iron pipe; Thence, South 87°36’14” East a distance of 150.23 feet to a new iron pipe; Thence, North 05°09’46” East a distance of 16.45 feet to a new iron pipe; Thence, South 87°36’14” East a distance of 105.32 feet to a new iron pipe; Thence, North 02°39’16” East a distance of 36.22 feet to a new iron pipe; Thence, South 87°20’44” East a distance of 483.95 feet to the POINT AND PLACE OF BEGINNING and containing 265,020.77 sq. ft (6.084 acres), and being shown on a particular survey or plat entitled “ALTA/ACSM Property Survey— 104 T.W. Alexander Drive”, project number 98321.01, prepared by Barbara H. Mulkey Engineering, Inc., dated 04/30/99 and revised 07/21/99.

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EXHIBIT B

FIRST AMENDMENT TO LEASE

[Attach the Form of First Amendment]

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FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE (“First Amendment”) is made and entered into as of the 9th day of May, 2005 by and between ARE-108 ALEXANDER ROAD, LLC, a Delaware limited liability company (“Landlord”), and MONSANTO COMPANY, a Delaware corporation (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Icoria, Inc. (formerly known as Paradigm Genetics, Inc.), a Delaware corporation (“Icoria”), entered into that certain Lease Agreement [Phase 1B: Greenhouse], dated April 3, 2000 (the “Lease”), for real property located at 104 T Alexander Avenue in the County of Durham, State of North Carolina (the “Premises,” as defined in the Lease); and

WHEREAS, Landlord, Tenant and Icoria entered into an Assignment and Assumption Agreement, dated March             , 2005 (the “Assignment Agreement”), by which Icoria assigned the Lease to Tenant, subject to the terms and conditions set forth therein; and

WHEREAS, Landlord and Tenant desire to amend said Lease as hereinafter set forth and agreed to so amend the Lease in the Assignment Agreement; and

WHEREAS, Icoria also leases an office and lab facility (the “Office/Lab Premises”) within the Project pursuant to the Amended and Restated Lease Agreement [Phase 1A: Office/Laboratory], dated on or about the date of the Lease (the “Office/Lab Lease”), which Icoria has not assigned to Tenant; and

WHEREAS, words and phrases having defined meanings in the Lease shall have the same respective meanings when used herein, unless otherwise expressly defined herein;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Security Deposit. Section 6 of the Lease is hereby deleted in its entirety.

2. Alterations. Tenant shall have the right, at its sole cost and expense, to make the alterations to the Premises described in Attachment A attached hereto and incorporated herein by reference, which Landlord hereby approves to the extent such approval is required under Section 12 of the Lease; provided, however, Tenant agrees that it shall provide Landlord with plans and specifications of such alternations for Landlord’s prior approval (which approval shall not be unreasonably withheld, conditioned or delayed) and such additional Alterations Information concerning the same as Landlord may reasonably require. Tenant agrees to comply with Section 12 in the performance of such alterations.

3. Assignment/Subletting. Section 22 of the Lease is hereby amended to add the following at the end of subsection (b) thereof: “Notwithstanding anything to the contrary herein, Tenant may, without the consent of Landlord but upon written notice to Landlord, sublet the Premises, or any portion thereof, or assign the Lease to any Affiliate of Tenant, and Landlord shall not have any recapture rights in connection therewith. As used herein, “Affiliate” shall mean any person or entity (i) that controls, is controlled by, or is under common control with Tenant, (ii) resulting from the merger or consolidation with Tenant, or (iii) that acquires all or substantially all of Tenant’s assets as a going concern. Any assignment permitted or approved in accordance with the terms of this Section 22(b) shall be deemed an “Approved Transfer” for all purposes hereunder.” Under Section 22(d) of the Lease, Tenant shall at all times remain fully primarily and responsible and liable for the payment of Rent and for compliance with

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all of Tenant’s other obligations under the Lease notwithstanding any Transfer, including, without limitation an Approved Transfer to an Affiliate. In addition, Section 22 of the Lease is hereby amended to delete subsection (c)(ii) thereof.

4. Environmental Requirements. The Lease is hereby amended to delete Section 30 in its entirety. From and after the date first written above (the “Assignment Date”), the following provisions will apply to environmental matters at the Project:

(a) Prohibition/Compliance. Landlord has provided Tenant with copies of all environmental tests, reports, inspections, surveys, samples, studies, and other analyses of the Site and of the approximately 4.916 acres of land adjacent to the Site (more fully described in Exhibit A-2 to the Lease (the “Additional Site”)) that are in Landlord’s possession or control or that Landlord, through the exercise of commercially reasonable efforts, has been able to obtain from various Governmental Authorities having jurisdiction over “Hazardous Materials” (as hereinafter defined) that may be present at the Site or the Additional Site (collectively, the “Environmental Information”). A list of the documents containing the Environmental Information is attached as Exhibit L to the Lease and as Attachment B to this First Amendment and incorporated herein by reference. Landlord shall not be responsible, and Tenant hereby waives any right to assert any claim against Landlord, for any Pre-Existing Contamination (as defined in the Ground Lease). In addition to the foregoing, Tenant shall not cause any Hazardous Materials to be brought upon, kept, or used in or about the Premises, the Project, or the Site in violation of applicable law. If (i) Tenant breaches the obligation stated in the preceding sentence, or (ii) the presence of Hazardous Materials released by Tenant results in contamination of the Premises, the Project, the Site, or any adjacent property (including the Additional Site), or (iii) any contamination of the Premises, Project, Site or any adjacent property (including the Additional Site) comprised of any Hazardous Materials brought onto the Premises by Tenant on or after the Assignment Date, that is not expressly identified in the Environmental Information (“Previously Unknown Contamination”) is discovered during the Term or any Term Extension or renewal hereof or holding over hereunder and until the Tenant can demonstrate that such Previously Unknown Contamination was present at the Premises, the Project, Site or any adjacent property before the Assignment Date or is attributable solely to the actions or omissions of a person or entity other than Tenant, or (iv) any Hazardous Materials contamination of the Premises, Project, Site or any adjacent property is exacerbated, aggravated or contributed to by Tenant, then, to the extent of such exacerbation, aggravation, or contribution, Tenant shall indemnify, defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses arising as a result of such contamination (including, without limitation, diminution in value of the Premises or any portion of the Project, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises or the Project, damages arising from any adverse impact on marketing of space in the Premises or the Project, increase in the cost of designing, constructing, or permitting any additional improvements within the Project, and sums paid in settlement of claims and Legal Fees). This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any Governmental Authority because of Hazardous Materials present in the air, soil, or ground water above, on, or under the Premises, the Project, the Site, or any adjacent property (including the Additional Site). Without limiting the foregoing, if the presence of the Hazardous Materials within the Premises, the Project, the Site, or any adjacent property (including the Additional Site) caused by Tenant results in any contamination of the Premises, the Project, the Site, or any adjacent property (including the Additional Site), Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises, the Project, the Site, or any adjacent property (including the Additional Site) to the condition, as near as possible, existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the

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Premises, the Project, or the Site (provided, however, that it shall be unreasonable for Landlord to delay or to withhold its approval in any manner that would conflict or be consistent with, or otherwise frustrate, any directive or requirement of any Governmental Authority with regard to such action).

(b) Business. Landlord acknowledges that it is not the intent of this Section to prohibit Tenant from operating its business as described in Section 7 of the Lease. Tenant may operate its business according to the custom of the industry so long as the use or presence of Hazardous Material is strictly and properly monitored according to all applicable governmental requirements. A list identifying each type of Hazardous Materials that Tenant anticipates that it will bring on the Premises (except for Hazardous Materials which are used in laboratory or research quantities only at the Premises and except for cleaning materials used for routine housekeeping purposes), the Project, or the Site and setting forth any and all governmental approvals or permits required in connection with the presence of such Hazardous Materials on the Premises, the Project, or the Site (“Hazardous Materials List”) is attached to this First Amendment as Attachment C and incorporated herein by reference. Upon written request by Landlord (such request not to be made more than one time per year), Tenant shall deliver to Landlord an updated Hazardous Materials List identifying each type of Hazardous Materials that Tenant has brought on the Premises or that Tenant anticipates that it will bring on the Premises (except for Hazardous Materials which are used in laboratory or research quantities only at the Premises and except for cleaning materials used for routine housekeeping purposes). Tenant shall deliver to Landlord true and correct copies of the following documents (the “Documents”) relating to the handling, storage, disposal, and emission of Hazardous Materials received from or submitted to a Governmental Authority, promptly following said receipt or submission: permits; approvals; reports; and correspondence; storage and management plans, notice of violations of any laws; plans relating to the installation of any storage tanks to be installed in or under the Premises, the Project, or the Site (provided said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); and all closure plans or any other documents required by any and all Governmental Authorities for any storage tanks installed in, on, or under the Premises, the Project, or the Site for the closure of any such tanks. Tenant is not required, however, to provide Landlord with any portion(s) of the Documents containing information of a proprietary nature that, in and of themselves, do not contain material information with regard to any Hazardous Materials or hazardous activities, it being understood and agreed that it is not the intent of this Section to provide Landlord with information that could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors. Accordingly, Landlord, except as may be provided otherwise herein or required by law, shall (i) keep confidential the information contained in the Documents, and (ii) disclose such information only to Landlord’s officers, directors, employees, or consultants with a need to know in connection with Landlord’s management of the Project, provided that Landlord shall inform all non-affiliated recipients of such information of the confidentiality requirement and (to the extent within Landlord’s control) cause such confidence to be maintained; provided, however, that disclosure of such information by Landlord shall not be prohibited if that disclosure is of information that is a matter of public record or public knowledge or was obtained by Landlord from sources other than Tenant. Tenant agrees that it shall, at its own expense, and upon the written request of Landlord, establish and maintain a separate area of the Premises classified under the North Carolina State Building Code (as adopted by the City of Durham) as an “H” occupancy area (i.e., the classification denoting a hazardous materials occupancy area) for the use and storage of Hazardous Materials.

(c) Testing. Landlord shall have the right to conduct annual tests of the Premises (each, an “Annual Test” and collectively, “Annual Tests”) to determine whether any contamination has occurred as a result of Tenant’s use. Tenant shall be required to pay up to $2,000.00 of the cost of each such Annual Test; provided, however, if Tenant conducts its own tests of the Premises using third party contractors and test procedures reasonably acceptable to Landlord, which tests are certified to Landlord, Landlord shall accept such tests in lieu of the Annual Tests to be paid for by Tenant. In addition, at any

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time, and from time to time, prior to the expiration or earlier termination of this Lease, Landlord shall have the right to conduct additional appropriate tests of the Premises, the Project, and the Site to determine whether contamination has occurred for which Tenant is liable under this Section and Landlord shall pay the costs of such tests (which shall not constitute an Operating Expense); provided, however, Tenant shall reimburse Landlord for such costs if and to the extent such tests reveal contamination for which Tenant is liable under this Section. Landlord shall provide Tenant with a copy of all reports and tests of the Premises made by or on behalf of Landlord. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant. Any testing hereunder shall occur only after reasonable advance notice has been given to Tenant. In addition, Landlord shall comply with all reasonable security regulations and procedures as may be imposed by Tenant to protect is proprietary operations at the Premises, and Tenant may require that an employee, agent or consultant be present during any entry into or upon the Premises hereunder and at its option and at the same time, Tenant may perform, at its sole cost and expense, similar tests and analyses to those performed by Landlord, including, but not limited to, the taking of split and/or comparable samples with Landlord.

(d) Underground Tanks. If underground or other storage tanks storing Hazardous Materials are located on the Premises, the Project, or the Site or are hereafter placed on the Premises, the Project, or the Site by any party at Tenant’s request, Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other steps necessary or required under applicable state and federal law, as such now exists or may hereafter be adopted or amended.

(e) Survival. Each party’s obligations under this Section shall survive the expiration or earlier termination of the Lease. During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials and/or the release and termination of any licenses or permits restricting the use of the Premises and if and to the extent prior to said completion the Premises is not rentable as a result of the activities necessary for said completion, Tenant shall continue to pay the full Rent (or a pro rata share of the Rent if only a portion of the Premises is not rentable) in accordance with this Lease, which Rent shall be prorated daily.

(f) Definition of “Hazardous Materials”. As used herein, the term “Hazardous Materials” means any hazardous or toxic substance, material or waste that is or becomes regulated by any Governmental Authority and includes, without limitation, any material or substance that is (i) petroleum, (ii) asbestos, (iii) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (iv) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. (42 U.S.C. Section 6903), (v) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601), (vi) defined as “hazardous waste, “extremely hazardous waste” or “restricted hazardous waste” under any applicable state law, or (vii) defined as a “hazardous material” or “hazardous substance” under any applicable state law.

5. Signage. Tenant shall have the right to install signage at the Premises and to have its name on the monument sign identifying the Premises, subject to Landlord’s approval of sign specifications under Section 39 of the Lease and subject to such signage being in compliance with all applicable laws and all applicable restrictions and covenants affecting the Project. Tenant agrees to remove its signage on or before the expiration or earlier termination of the Lease and to repair any damage caused by such removal.

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6. Office/Lab Lease. As of the date of this First Amendment, Tenant is not the party which leases the Office/Lab Premises and as such and as such Landlord agrees that nothing in Section 12 of the Lease shall be construed as imposing upon Tenant an obligation to remove any property from, or restore any portion of, the Office/Lab Premises. In addition, the Lease is hereby amended to delete Section 20(h) and Section 41(c)(iii) thereof in their entirety. Landlord agrees that Tenant shall have the right, at all times, to receive services from any building systems currently shared by the Premises and the Office/Lab Premises; at this time, Landlord and Tenant are aware only that the Premises and the Office/Lab Premises are being served by the same chillers and related components. Tenant has made arrangements to contribute to the costs incurred by Icoria, Inc., as tenant under the Office/Lab Lease, for its use of such chillers; in the event Icoria, Inc. is no longer the tenant under the Office/Lab Lease or the Office/Lab Lease expires or terminates and, at the time, the Lease is still in effect, Landlord and Tenant agree that the Premises shall continue to be served by such chillers and that Landlord and Tenant, each acting reasonably, shall agree upon an equitable basis for allocating to Tenant a reasonable share of the reasonable costs of operating and repairing such chillers.

7. Demolition. Tenant shall not be obligated to post or maintain a Demolition Deposit, and accordingly, the Lease is hereby amended to delete subparagraphs (b), (c), (d) and (e) of Section 42 thereof in their entirety.

8. Expansion Right. The Lease is hereby amended to add the following new Section:

“44. Expansion. So long as the Lease is in full force and effect, Tenant shall have the first right to lease the Office/Lab upon the expiration or earlier termination of the Office/Lab Lease. Landlord will deliver to Tenant prompt written notice of any such expiration or earlier termination. At Tenant’s option, in its discretion, Tenant will then have fifteen (15) days from the delivery of such notice to accept the lease of such space, on and subject to the same terms and conditions as set forth in the Office/Lab Lease. Provided, however, Tenant may not exercise its option hereunder during any period of time that Tenant is in Default under any provision of the Lease.”

9. Representations and Warranties. The representations, warranties and covenants of Landlord in Section 9 of the Assignment Agreement are incorporated herein by reference and hereby made a part of the Lease.

10. Notices. The Basic Lease Provisions of the Lease are hereby amended to delete the address for Tenant, and to replace the same with the following:

Jay Grable

Director, Real Estate - G4NA

Monsanto Company

800 N. Lindbergh Blvd.

St. Louis, MO 63167

11. Miscellaneous.

(a) Landlord agrees that it shall execute and deliver to Tenant, promptly upon Tenant’s request and on the form prepared by Tenant (provided that such form is reasonably acceptable to Landlord) a new memorandum of the Lease or an amendment to any existing recorded memorandum of the Lease, which Tenant may cause, at Tenant’s expense, to be recorded in the real estate records of Durham County, North Carolina, as contemplated in Section 44(e) of the Lease.

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(b) This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all such counterparts, taken together, shall constitute but one and the same instrument.

(c) Except as expressly amended and modified hereby, all of the terms and provisions of the Lease shall remain unchanged and in full force and effect and are hereby ratified and confirmed. In addition, Landlord hereby confirms and agrees that Tenant shall have all of the Extension Rights under Section 41 of the Lease and that the Extension Rights are in full force and effect.

(d) To the extent of any inconsistency between the terms and provisions of the Lease and this First Amendment, the terms and provisions of this First Amendment shall control.

(e) This First Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

[The remainder of this page is intentionally blank.]

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IN WITNESS WHEREOF, Landlord and Tenant have respectively signed this First Amendment as of the day and year first written above.

LANDLORD:

ARE-108 ALEXANDER ROAD, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

	By:	ARE-QRS CORP., a Maryland corporation, general partner

By:
Name:
Title:

TENANT:

MONSANTO COMPANY

By:

Name:

Title:

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ATTACHMENT A

CONTEMPLATED ALTERATIONS

1. Biological Waste Containment System

Install Dow Sump Buddy Biocide to all the soil traps for the growth chambers and greenhouses.

http://www.dow.com/biocides/prod/sumpbud.htm

2. Fire protection / sprinkler system

Design and install sprinklers for the entire building, including loading dock area that meet NFPA 13 and are permitted through the Authority Having Jurisdiction (AHJ). If there is no AHJ, then permit though the local fire marshal.

3. Data room for servers

Server Room

Room shall not be located on shared tenant wall in a multi tenant facility.

Room shall have secure wall partitions with no unnecessary openings. Walls shall extend above ceiling to structure above and shall have a painted finish.

Room shall have self-closing lockable doors.

Room shall have adequate electrical service for all computer equipment.

Room shall have adequate air conditioning to service computer equipment load. Supplemental air conditioning shall be provided when necessary to meet the demand of the equipment.

Room shall have vinyl tile floor and rubber cove base.

Plywood backer board shall be provided on walls in sufficient size to accommodate wall mounted wiring and equipment.

4. One wet lab

General

Each laboratory unit shall be equipped with laboratory casework, benches and over-counter shelves or cabinet units.

Each laboratory unit shall contain at a minimum one fume hood per each 300 square feet. Each laboratory unit shall be provided with required number and size of exits as mandated by local authority having jurisdiction and as required by NFPA 45. General design and construction shall meet NFPA 45 chapter 3.

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Safety

Each sink in the laboratory unit shall be equipped with an ANSI approved eyewash unit. A safety shower shall be located adjacent to the laboratory unit. Each laboratory unit shall be equipped with fire extinguishers as mandated by the local authorities having jurisdiction.

Floors, walls and ceilings

All flooring shall be vinyl tile, vinyl sheet goods or epoxy. Flooring materials shall be specifically designed for laboratory environment with suitable chemical resistance and cleanability. Base shall be compatible with flooring material and shall have a cove design. Ceilings (when provided) shall be suitable for commercial laboratory environment. Walls shall be finished in materials suitable for laboratory environment. Paints shall be washable and suitable for chemical environment.

Fume Hoods

Fume hoods shall be bench type or walk in type, minimum 6’ wide, meeting NFPA 45. Fume hoods shall be tested according to ASHRAE 110. Face velocity shall be a minimum of 100 FPM or as mandated by local authorities having jurisdiction. Where walk in hoods are provided, the hood shall have a workbench at 36” height provided within the hood.

Casework

All laboratory casework shall be steel. Countertops shall be either chemically resistant laminate or epoxy with radius edge at front of work surface. All counters shall have backsplashes. All laboratory shelving shall be steel and shall have a minimum 1/4” lip on all sides. All tall cabinets shall be secured from overturning.

Sinks

Each laboratory unit shall be equipped with one laboratory sink per each 300 square feet. Sinks shall be stainless steel or epoxy. Each sink shall have one faucet with industrial hot and cold water.

Lighting

Laboratory unit shall be illuminated to provide adequate lighting for research activities. Lighting shall be evenly distributed.

HVAC

Laboratory unit shall have one pass air. Cooling capacity shall be adequate for all loads including laboratory equipment. Comply with authorities having jurisdiction for minimum number of air changes per hour.

Electrical

Electrical outlets shall be provided along all laboratory benches. Electrical outlets shall be provided for all laboratory equipment in voltages and configuration as required by the various equipment components.

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ATTACHMENT B

ADDITIONAL ENVIRONMENTAL INFORMATION

[To be completed prior to the Assignment Date per Section 7 of the Assignment Agreement and, in addition, Landlord intends to conduct some additional environmental site investigations within a reasonable period of time following the date of the Assignment Agreement, copies of which shall be provided to Tenant upon receipt and at that time, the same shall be included as part of this Attachment B and the parties will execute written confirmation as to the final form of Attachment B.]

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ATTACHMENT C

LIST OF HAZARDOUS MATERIALS

[To be completed prior to the Assignment Date

per Section 7 of the Assignment Agreement]

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EXHIBIT C

AMORTIZATION SCHEDULE OF IMPROVEMENT RENT

[Attach Spreadsheet of Amortization Schedule for Improvement Rent listing the date on which each monthly installment is due beginning with March 1, 2005 through the term of the Lease, the amount of each installment and the respective amounts of principal and interest payments comprising each installment]

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Loan Calculator

Enter Values

Loan Amount	$1,000,000.00
Annual Interest Rate	12.00%
Loan Period in Years	10
Number of Payments Per Year	12
Start Date of Loan	11/1/2000
Optional Extra Payments

Loan Summary

Scheduled Payment	$14,347.09
Scheduled Number of Payments	120
Actual Number of Payments	120
Total Early Payments	$—

Total Interest	$721,651.38

Lender Name:

Pmt No.	Payment Date	Beginning Balance	Scheduled Payment	Extra Payment	Total Payment	Principal	Interest	Ending Balance
1	12/1/2000	$1,000,000.00	$14,347.09	$—	$14,347.09	$4,347.09	$10,000.00	$995,652.91
2	1/1/2001	995,652.91	14,347.09	—	14,347.09	4,390.57	9,956.53	991,262.34
3	2/1/2001	991,262.34	14,347.09	—	14,347.09	4,434.47	9,912.62	986,827.87
4	3/1/2001	986,827.87	14,347.09	—	14,347.09	4,478.82	9,868.28	982,349.05
5	4/1/2001	982,349.05	14,347.09	—	14,347.09	4,523.60	9,823.49	977,825.45
6	5/1/2001	977,825.45	14,347.09	—	14,347.09	4,568.84	9,778.25	973,256.61
7	6/1/2001	973,256.61	14,347.09	—	14,347.09	4,614.53	9,732.57	968,642.08
8	7/1/2001	968,642.08	14,347.09	—	14,347.09	4,660.67	9,686.42	963,981.40
9	8/1/2001	963,981.40	14,347.09	—	14,347.09	4,707.28	9,639.81	959,274.12
10	9/1/2001	959,274.12	14,347.09	—	14,347.09	4,754.35	9,592.74	954,519.77
11	10/1/2001	954,519.77	14,347.09	—	14,347.09	4,801.90	9,545.20	949,717.87
12	11/1/2001	949,717.87	14,347.09	—	14,347.09	4,849.92	9,497.18	944,867.96
13	12/1/2001	944,867.96	14,347.09	—	14,347.09	4,898.42	9,448.68	939,969.54
14	1/1/2002	939,969.54	14,347.09	—	14,347.09	4,947.40	9,399.70	935,022.14
15	2/1/2002	935,022.14	14,347.09	—	14,347.09	4,996.87	9,350.22	930,025.27
16	3/1/2002	930,025.27	14,347.09	—	14,347.09	5,046.84	9,300.25	924,978.43
17	4/1/2002	924,978.43	14,347.09	—	14,347.09	5,097.31	9,249.78	919,881.12
18	5/1/2002	919,881.12	14,347.09	—	14,347.09	5,148.28	9,198.81	914,732.83
19	6/1/2002	914,732.83	14,347.09	—	14,347.09	5,199.77	9,147.33	909,533.07
20	7/1/2002	909,533.07	14,347.09	—	14,347.09	5,251.76	9,095.33	904,281.30
21	8/1/2002	904,281.30	14,347.09	—	14,347.09	5,304.28	9,042.81	898,977.02
22	9/1/2002	898,977.02	14,347.09	—	14,347.09	5,357.32	8,989.77	893,619.69
23	10/1/2002	893,619.69	14,347.09	—	14,347.09	5,410.90	8,936.20	888,208.80
24	11/1/2002	888,208.80	14,347.09	—	14,347.09	5,465.01	8,882.09	882,743.79
25	12/1/2002	882,743.79	14,347.09	—	14,347.09	5,519.66	8,827.44	877,224.13
26	1/1/2003	877,224.13	14,347.09	—	14,347.09	5,574.85	8,772.24	871,649.28
27	2/1/2003	871,649.28	14,347.09	—	14,347.09	5,630.60	8,716.49	866,018.68
28	3/1/2003	866,018.68	14,347.09	—	14,347.09	5,686.91	8,660.19	860,331.77
29	4/1/2003	860,331.77	14,347.09	—	14,347.09	5,743.78	8,603.32	854,587.99
30	5/1/2003	854,587.99	14,347.09	—	14,347.09	5,801.21	8,545.88	848,786.78
31	6/1/2003	848,786.78	14,347.09	—	14,347.09	5,859.23	8,487.87	842,927.55
32	7/1/2003	842,927.55	14,347.09	—	14,347.09	5,917.82	8,429.28	837,009.73
33	8/1/2003	837,009.73	14,347.09	—	14,347.09	5,977.00	8,370.10	831,032.73
34	9/1/2003	831,032.73	14,347.09	—	14,347.09	6,036.77	8,310.33	824,995.97
35	10/1/2003	824,995.97	14,347.09	—	14,347.09	6,097.14	8,249.96	818,898.83
36	11/1/2003	818,898.83	14,347.09	—	14,347.09	6,158.11	8,188.99	812,740.72
37	12/1/2003	812,740.72	14,347.09	—	14,347.09	6,219.69	8,127.41	806,521.04
38	1/1/2004	806,521.04	14,347.09	—	14,347.09	6,281.88	8,065.21	800,239.15
39	2/1/2004	800,239.15	14,347.09	—	14,347.09	6,344.70	8,002.39	793,894.45
40	3/1/2004	793,894.45	14,347.09	—	14,347.09	6,408.15	7,938.94	787,486.30
41	4/1/2004	787,486.30	14,347.09	—	14,347.09	6,472.23	7,874.86	781,014.07
42	5/1/2004	781,014.07	14,347.09	—	14,347.09	6,536.95	7,810.14	774,477.11
43	6/1/2004	774,477.11	14,347.09	—	14,347.09	6,602.32	7,744.77	767,874.79
44	7/1/2004	767,874.79	14,347.09	—	14,347.09	6,668.35	7,678.75	761,206.44
45	8/1/2004	761,206.44	14,347.09	—	14,347.09	6,735.03	7,612.06	754,471.41
46	9/1/2004	754,471.41	14,347.09	—	14,347.09	6,802.38	7,544.71	747,669.03
47	10/1/2004	747,669.03	14,347.09	—	14,347.09	6,870.40	7,476.69	740,798.63
48	11/1/2004	740,798.63	14,347.09	—	14,347.09	6,939.11	7,407.99	733,859.52
49	12/1/2004	733,859.52	14,347.09	—	14,347.09	7,008.50	7,338.60	726,851.02
50	1/1/2005	726,851.02	14,347.09	—	14,347.09	7,078.58	7,268.51	719,772.43
51	2/1/2005	719,772.43	14,347.09	—	14,347.09	7,149.37	7,197.72	712,623.06
52	3/1/2005	712,623.06	14,347.09	—	14,347.09	7,220.86	7,126.23	705,402.20
53	4/1/2005	705,402.20	14,347.09	—	14,347.09	7,293.07	7,054.02	698,109.13
54	5/1/2005	698,109.13	14,347.09	—	14,347.09	7,366.00	6,981.09	690,743.12
55	6/1/2005	690,743.12	14,347.09	—	14,347.09	7,439.66	6,907.43	683,303.46

Pmt No.	Payment Date	Beginning Balance	Scheduled Payment	Extra Payment	Total Payment	Principal	Interest	Ending Balance
56	7/1/2005	683,303.46	14,347.09	—	14,347.09	7,514.06	6,833.03	675,789.40
57	8/1/2005	675,789.40	14,347.09	—	14,347.09	7,589.20	6,757.89	668,200.20
58	9/1/2005	668,200.20	14,347.09	—	14,347.09	7,665.09	6,682.00	660,535.10
59	10/1/2005	660,535.10	14,347.09	—	14,347.09	7,741.74	6,605.35	652,793.36
60	11/1/2005	652,793.36	14,347.09	—	14,347.09	7,819.16	6,527.93	644,974.20
61	12/1/2005	644,974.20	14,347.09	—	14,347.09	7,897.35	6,449.74	637,076.85
62	1/1/2006	637,076.85	14,347.09	—	14,347.09	7,976.33	6,370.77	629,100.52
63	2/1/2006	629,100.52	14,347.09	—	14,347.09	8,056.09	6,291.01	621,044.43
64	3/1/2006	621,044.43	14,347.09	—	14,347.09	8,136.65	6,210.44	612,907.78
65	4/1/2006	612,907.78	14,347.09	—	14,347.09	8,218.02	6,129.08	604,689.76
66	5/1/2006	604,689.76	14,347.09	—	14,347.09	8,300.20	6,046.90	596,389.57
67	6/1/2006	596,389.57	14,347.09	—	14,347.09	8,383.20	5,963.90	588,006.37
68	7/1/2006	588,006.37	14,347.09	—	14,347.09	8,467.03	5,880.06	579,539.34
69	8/1/2006	579,539.34	14,347.09	—	14,347.09	8,551.70	5,795.39	570,987.63
70	9/1/2006	570,987.63	14,347.09	—	14,347.09	8,637.22	5,709.88	562,350.42
71	10/1/2006	562,350.42	14,347.09	—	14,347.09	8,723.59	5,623.50	553,626.82
72	11/1/2006	553,626.82	14,347.09	—	14,347.09	8,810.83	5,536.27	544,816.00
73	12/1/2006	544,816.00	14,347.09	—	14,347.09	8,898.93	5,448.16	535,917.06
74	1/1/2007	535,917.06	14,347.09	—	14,347.09	8,987.92	5,359.17	526,929.14
75	2/1/2007	526,929.14	14,347.09	—	14,347.09	9,077.80	5,269.29	517,851.34
76	3/1/2007	517,851.34	14,347.09	—	14,347.09	9,168.58	5,178.51	508,682.75
77	4/1/2007	508,682.75	14,347.09	—	14,347.09	9,260.27	5,086.83	499,422.49
78	5/1/2007	499,422.49	14,347.09	—	14,347.09	9,352.87	4,994.22	490,069.62
79	6/1/2007	490,069.62	14,347.09	—	14,347.09	9,446.40	4,900.70	480,623.22
80	7/1/2007	480,623.22	14,347.09	—	14,347.09	9,540.86	4,806.23	471,082.36
81	8/1/2007	471,082.36	14,347.09	—	14,347.09	9,636.27	4,710.82	461,446.08
82	9/1/2007	461,446.08	14,347.09	—	14,347.09	9,732.63	4,614.46	451,713.45
83	10/1/2007	451,713.45	14,347.09	—	14,347.09	9,829.96	4,517.13	441,883.49
84	11/1/2007	441,883.49	14,347.09	—	14,347.09	9,928.26	4,418.83	431,955.23
85	12/1/2007	431,955.23	14,347.09	—	14,347.09	10,027.54	4,319.55	421,927.69
86	1/1/2008	421,927.69	14,347.09	—	14,347.09	10,127.82	4,219.28	411,799.87
87	2/1/2008	411,799.87	14,347.09	—	14,347.09	10,229.10	4,118.00	401,570.77
88	3/1/2008	401,570.77	14,347.09	—	14,347.09	10,331.39	4,015.71	391,239.39
89	4/1/2008	391,239.39	14,347.09	—	14,347.09	10,434.70	3,912.39	380,804.69
90	5/1/2008	380,804.69	14,347.09	—	14,347.09	10,539.05	3,808.05	370,265.64
91	6/1/2008	370,265.64	14,347.09	—	14,347.09	10,644.44	3,702.66	359,621.20
92	7/1/2008	359,621.20	14,347.09	—	14,347.09	10,750.88	3,596.21	348,870.32
93	8/1/2008	348,870.32	14,347.09	—	14,347.09	10,858.39	3,488.70	338,011.92
94	9/1/2008	338,011.92	14,347.09	—	14,347.09	10,966.98	3,380.12	327,044.95
95	10/1/2008	327,044.95	14,347.09	—	14,347.09	11,076.65	3,270.45	315,968.30
96	11/1/2008	315,968.30	14,347.09	—	14,347.09	11,187.41	3,159.68	304,780.89
97	12/1/2008	304,780.89	14,347.09	—	14,347.09	11,299.29	3,047.81	293,481.61
98	1/1/2009	293,481.61	14,347.09	—	14,347.09	11,412.28	2,934.82	282,069.33
99	2/1/2009	282,069.33	14,347.09	—	14,347.09	11,526.40	2,820.69	270,542.93
100	3/1/2009	270,542.93	14,347.09	—	14,347.09	11,641.67	2,705.43	258,901.26
101	4/1/2009	258,901.26	14,347.09	—	14,347.09	11,758.08	2,589.01	247,143.18
102	5/1/2009	247,143.18	14,347.09	—	14,347.09	11,875.66	2,471.43	235,267.51
103	6/1/2009	235,267.51	14,347.09	—	14,347.09	11,994.42	2,352.68	223,273.09
104	7/1/2009	223,273.09	14,347.09	—	14,347.09	12,114.36	2,232.73	211,158.73
105	8/1/2009	211,158.73	14,347.09	—	14,347.09	12,235.51	2,111.59	198,923.22
106	9/1/2009	198,923.22	14,347.09	—	14,347.09	12,357.86	1,989.23	186,565.36
107	10/1/2009	186,565.36	14,347.09	—	14,347.09	12,481.44	1,865.65	174,083.92
108	11/1/2009	174,083.92	14,347.09	—	14,347.09	12,606.26	1,740.84	161,477.66
109	12/1/2009	161,477.66	14,347.09	—	14,347.09	12,732.32	1,614.78	148,745.35
110	1/1/2010	148,745.35	14,347.09	—	14,347.09	12,859.64	1,487.45	135,885.70
111	2/1/2010	135,885.70	14,347.09	—	14,347.09	12,988.24	1,358.86	122,897.47
112	3/1/2010	122,897.47	14,347.09	—	14,347.09	13,118.12	1,228.97	109,779.35
113	4/1/2010	109,779.35	14,347.09	—	14,347.09	13,249.30	1,097.79	96,530.05
114	5/1/2010	96,530.05	14,347.09	—	14,347.09	13,381.79	965.30	83,148.25
115	6/1/2010	83,148.25	14,347.09	—	14,347.09	13,515.61	831.48	69,632.64
116	7/1/2010	69,632.64	14,347.09	—	14,347.09	13,650.77	696.33	55,981.87
117	8/1/2010	55,981.87	14,347.09	—	14,347.09	13,787.28	559.82	42,194.59
118	9/1/2010	42,194.59	14,347.09	—	14,347.09	13,925.15	421.95	28,269.44
119	10/1/2010	28,269.44	14,347.09	—	14,347.09	14,064.40	282.69	14,205.04
120	11/1/2010	14,205.04	14,347.09	—	14,205.04	14,062.99	142.05	0.00